Prospectus Supplement
---------------------
(to Prospectus dated June 24, 2005)

                                                                     [LOGO] the
                                                                          WINTER
                                                                           group

                           $347,374,100 (Approximate)
                              Terwin Mortgage Trust
                             Series TMTS 2005-18ALT

                           Asset-Backed Certificates,
                             Series TMTS 2005-18ALT

                               Terwin Advisors LLC
                                     Seller

                   Bear Stearns Asset Backed Securities I LLC
                                    Depositor

                                   ----------

--------------------------------------------------------------------------------
Investing in these certificates involves risks. You should not purchase these certificates unless you fully understand their risks and structure. See "Risk Factors" beginning on page S-14 of this prospectus supplement and page 4 of the attached prospectus.

These certificates will be beneficial interests in a trust fund, and will be backed only by the assets of the trust fund. Neither these certificates nor the assets of the trust fund will be obligations of Bear, Stearns & Co. Inc., Terwin Capital LLC, Bear Stearns Asset Backed Securities I LLC, Terwin Advisors LLC, U.S. Bank National Association, Wells Fargo Bank, N.A., Specialized Loan Servicing LLC or any of their affiliates. These certificates will not be insured or guaranteed by any governmental agency.
--------------------------------------------------------------------------------

Terwin Mortgage Trust, Series TMTS 2005-18ALT will issue twenty classes of certificates, fourteen of which are offered by this prospectus supplement and the attached prospectus. The table on page S-5 identifies the various classes of offered certificates and specifies certain characteristics of each such class, including the class's initial certificate principal balance, interest rate and rating.

Credit enhancement for the offered certificates will consist of subordination of the subordinate certificates to the senior certificates and each other subordinate class with a lower alpha-numerical class designation.

The trust fund will consist primarily of mortgage loans secured by first liens on real properties which were acquired from various originators by Terwin Advisors LLC.

                                    Underwriting             Proceeds to
          Price to Public             Discount                 Depositor
          ---------------           ------------             -----------
           $346,596,872               $868,435               $345,728,437
              99.78%                    0.25%                   99.53%

The price to public and underwriting discount shown are for all classes of offered certificates in the aggregate. This information is shown for each individual class on page S-98. See "Method of Distribution."

The proceeds to the depositor will be $345,728,437 before deducting expenses, which are estimated at $400,000. See "Method of Distribution."

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                                   ----------

Bear, Stearns & Co. Inc.
                                                              Terwin Capital LLC

                                   ----------

          The date of this prospectus supplement is December 27, 2005.

                                Table of Contents


PROSPECTUS SUPPLEMENT
---------------------

SUMMARY OF TERMS .........................................                   S-5
RISK FACTORS .............................................                  S-14
FORWARD-LOOKING STATEMENTS ...............................                  S-29
GLOSSARY .................................................                  S-29
THE MORTGAGE POOL ........................................                  S-29
THE MORTGAGE POOL ........................................                  S-34
THE INDEX ................................................                  S-42
THE SELLER ...............................................                  S-44
UNDERWRITING GUIDELINES ..................................                  S-45
THE MASTER SERVICER ......................................                  S-49
THE SERVICER .............................................                  S-49
SERVICING OF THE MORTGAGE LOANS ..........................                  S-51
DESCRIPTION OF THE CERTIFICATES ..........................                  S-54
THE POOLING AND SERVICING AGREEMENT ......................                  S-69
THE INTEREST RATE SWAP AGREEMENT .........................                  S-77
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS ............                  S-82
FEDERAL INCOME TAX CONSEQUENCES ..........................                  S-91
STATE TAXES ..............................................                  S-94
ERISA CONSIDERATIONS .....................................                  S-94
LEGAL INVESTMENT .........................................                  S-96
USE OF PROCEEDS ..........................................                  S-97
METHOD OF DISTRIBUTION ...................................                  S-97
LEGAL MATTERS ............................................                  S-99
RATINGS ..................................................                  S-99
GLOSSARY OF DEFINED TERMS ................................                 S-100
ANNEX 1 - GLOBAL CLEARANCE, SETTLEMENT AND
  TAX DOCUMENTATION PROCEDURES ...........................                   A-1

PROSPECTUS
----------
RISK FACTORS .............................................                     4
DESCRIPTION OF THE SECURITIES ............................                    14
THE TRUST FUNDS ..........................................                    25
CREDIT ENHANCEMENT .......................................                    46
SERVICING OF LOANS .......................................                    51
THE AGREEMENTS ...........................................                    59
MATERIAL LEGAL ASPECTS OF THE LOANS ......................                    71
THE DEPOSITOR ............................................                    85
USE OF PROCEEDS ..........................................                    85
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS ...............                    86
PENALTY AVOIDANCE ........................................                   119
REPORTABLE TRANSACTIONS ..................................                   119
STATE AND LOCAL TAX CONSIDERATIONS .......................                   119
ERISA CONSIDERATIONS .....................................                   119
LEGAL MATTERS ............................................                   128
FINANCIAL INFORMATION ....................................                   128
AVAILABLE INFORMATION ....................................                   128
INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE .............................................                   128
RATINGS ..................................................                   129
LEGAL INVESTMENT CONSIDERATIONS ..........................                   130
PLAN OF DISTRIBUTION .....................................                   130
GLOSSARY OF TERMS ........................................                   131

              Important Notice About Information Presented In This Prospectus Supplement And The Accompanying Prospectus

      We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. If there is conflicting information between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

      You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the captions "Glossary of Defined Terms" in this prospectus supplement or "Glossary of Terms" beginning on page 131 of the prospectus.

                             European Economic Area

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (referred to herein as a Relevant Member State), the Underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (referred to herein as a Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
      (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the trust of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression referred to herein as Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

      Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the trust; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                SUMMARY OF TERMS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offering of the certificates, read carefully both this prospectus supplement and the attached prospectus in their entirety.

                              OFFERED CERTIFICATES

                   Initial Principal
                       Balance or                                            Initial Rating
                        Notional          Pass-Through                    --------------------
      Class            Balance(1)             Rate           Margin        S&P         Moody's              Designation
    --------      ------------------    ----------------    --------      -----      ---------            --------------
       A-1           $150,852,000          Variable(2)        0.13%        AAA           Aaa                  Senior
       A-2            $75,873,000          Variable(2)        0.26%        AAA           Aaa                  Senior
       A-3            $56,920,000          Variable(2)        0.37%        AAA           Aaa                  Senior
       A-4            $40,475,000          Variable(2)        0.45%        AAA        Not Rated               Senior
       M-1             $7,276,000          Variable(2)        0.50%        AA+        Not Rated             Subordinate
       M-2             $5,148,000          Variable(2)        0.62%         AA        Not Rated             Subordinate
       M-3             $2,131,000          Variable(2)        0.70%        AA-        Not Rated             Subordinate
       M-4             $2,130,000          Variable(2)        0.90%         A+        Not Rated             Subordinate
       M-5             $1,775,000          Variable(2)        1.25%         A         Not Rated             Subordinate
       M-6             $1,065,000          Variable(2)        1.50%         A-        Not Rated             Subordinate
       B-1             $1,243,000          Variable(2)        1.80%        BBB+       Not Rated             Subordinate
       B-2             $1,243,000          Variable(2)        1.80%        BBB        Not Rated             Subordinate
       B-3             $1,243,000          Variable(3)         NA          BBB-       Not Rated             Subordinate
        R                    $100       Not Applicable(4)      NA          AAA        Not Rated           Senior/Residual

                                                    NON-OFFERED CERTIFICATES

       B-4             $2,485,000          Variable(3)         NA           BB        Not Rated             Subordinate
       B-5             $2,840,000          Variable(3)         NA           B         Not Rated             Subordinate
       B-6            $ 2,306,301          Variable(3)         NA       Not Rated     Not Rated             Subordinate
                                                                                      Not Rated    Senior/Interest-Only/Prepayment
       P-X                    (5)          Variable(6)         NA          AAA                               Penalties
       M-X                    (7)          Variable(8)         NA           A-        Not Rated      Subordinate/Interest-Only
       B-X                    (9)         Variable(10)         NA          BBB        Not Rated      Subordinate/Interest-Only

Total
Certificates:

(1) The certificates are subject to a variance of no more than 5% prior to their issuance.

(2) The pass-through rate for the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Certificates will be based upon one-month LIBOR plus the applicable margin, subject to an interest rate cap.

(3)   The  pass-through  rate for the Class B-3,  Class B-4, Class B-5 and Class
      B-6 Certificates will be based upon the weighted average of the net mortgage rates (as reduced by certain payments to the swap provider) of the mortgage loans, as described in this prospectus supplement.

(4) The Class R Certificates are the class of certificates representing the residual interest in each REMIC created under the pooling and servicing agreement. These certificates will not accrue interest.

(5) The Class P-X Certificates will bear interest on a class notional amount, which, on any distribution date, will be equal to the aggregate class principal balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates immediately prior to such distribution date.

(6) The pass-through rate for the Class P-X Certificates will be based upon the excess, if any, of (a) the weighted average of the net mortgage rates of the mortgage loans (as reduced by certain payments to the swap provider) over (b) the weighted average of the pass-through rates for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, adjusted for an accrual period consisting of thirty days. These certificates will also be entitled to the prepayment penalties on the mortgage loans.

(7) The Class M-X Certificates will bear interest on a class notional amount, which, on any distribution date, will be equal to the aggregate class principal balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates immediately prior to such distribution date.

(8) The pass-through rate for the Class M-X Certificates will be based upon the excess, if any, of (a) the weighted average of the net mortgage rates of the mortgage loans (as reduced by certain payments to the swap provider) over (b) the weighted average of the pass-through rates for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, adjusted for an accrual period consisting of thirty days.

(9) The Class B-X Certificates will bear interest on a class notional amount, which, on any distribution date, will be equal to the aggregate class principal balance of the Class B-1 and Class B-2 Certificates immediately prior to such distribution date.

(10) The pass-through rate for the Class B-X Certificates will be based upon the excess, if any, of (a) the weighted average of the net mortgage rates of the mortgage loans (as reduced by certain payments to the swap provider) over (b) the weighted average of the pass-through rates for the Class B-1 and Class B-2 Certificates, adjusted for an accrual period consisting of thirty days.

--------------------------------------------------------------------------------

                                Principal Parties

Issuer: Terwin Mortgage Trust, Series TMTS 2005-18ALT.

Depositor: Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, whose address is 383 Madison Avenue, New York, New York 10179 and whose telephone number is (212) 449-0357. See "The Depositor" in the prospectus.

Seller: Terwin Advisors LLC, a Delaware limited liability company whose address is 45 Rockefeller Plaza, Suite 420, New York, New York 10111 and whose telephone number is (212) 218-5888. See "The Seller."

Servicer: Specialized Loan Servicing LLC ("SLS"), a Delaware limited liability company whose address is 8742 Lucent Boulevard, Highlands Ranch, Colorado 80129 and whose telephone number is (720) 241-7200. See "The Servicer."

Master   Servicer,   Securities   Administrator,   Backup   Servicer   and  Swap
Administrator: Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States whose address is (a) for certificate transfer purposes, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-TMTS 2005-18ALT, and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Client Manager-TMTS 2005-18ALT, facsimile number (410) 715-2380. See "The Master Servicer," "Servicing of the Mortgage Loans--The Securities Administrator", "The Pooling and Servicing Agreement--The Backup Servicer" and "The Interest Rate Swap Agreement."

Trustee: U.S. Bank National Association, a national banking association whose address is 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604 and whose telephone number is (800) 934-6802. See "The Pooling and Servicing Agreement--The Trustee."

Custodian: Deutsche Bank National Trust Company, a national banking association whose address is 1761 East St. Andrew Place, Santa Ana, California 92705-4934 and whose telephone number is (714) 247-6000. See "The Pooling and Servicing Agreement--The Custodian."

                                  Closing Date

The Closing Date will be on or about December 28, 2005.

                                  Cut-off Date

For any initial mortgage loan transferred to the trust on the Closing Date, the cut-off date will be December 1, 2005, which is referred to in this prospectus supplement as the initial Cut-off Date. For any subsequent mortgage loan, the cut-off date will be the date such mortgage loan is transferred to the trust, which for each such mortgage loan, is referred to in this prospectus supplement as the subsequent Cut-off Date.

                                Distribution Date

The 25th day of each month, beginning in January 2006. If the 25th day is not a business day, then the distribution date will be the next business day.

                                 The Trust Fund

The name of the trust fund is Terwin Mortgage Trust, Series TMTS 2005-18ALT. We are forming the trust fund to own a pool of mortgage loans secured by first liens on real properties. The trust fund will contain

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

fixed rate and adjustable rate mortgage loans. Each class of certificates represents an interest in the trust fund.

                     The Series TMTS 2005-18ALT Certificates

The certificates represent beneficial ownership interests in the underlying trust fund assets. The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, which are referred to herein as the offered certificates, will have the original certificate principal balances, pass-through rates and other features set forth in the table on page S-5. The trust fund will issue the certificates under a pooling and servicing agreement dated as of December 1, 2005, among Bear Stearns Asset Backed Securities I LLC, as depositor, Terwin Advisors LLC, as seller, Wells Fargo Bank, N.A., as master servicer, securities administrator, backup servicer and swap administrator, Specialized Loan Servicing LLC, as servicer, and U.S. Bank National Association, as trustee.

Collections on the mortgage loans will be used to pay fees to the servicer and the securities administrator, to make any net swap payments to the swap provider and to make interest and principal payments on the certificates. See "Description of the Certificates--Distributions."

                                  Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

o     Offered Certificates

      Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6, Class B-1, Class B-2, Class B-3 and Class R certificates.

o     Non-Offered Certificates

      Class P-X, Class M-X, Class B-X, Class B-4, Class B-5 and Class B-6 certificates.

o     Class A Certificates

      Class A-1, Class A-2, Class A-3 and Class A-4 certificates.

o     Class M Certificates

      Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 certificates.

o     Class B Certificates

      Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates.

o     LIBOR Certificates

      Class A, Class M, Class B-1 and Class B-2 certificates.

o     Net WAC Certificates

      Class B-3, Class B-4, Class B-5 and Class B-6 certificates.

o     Interest-Only Certificates

      Class P-X, Class M-X and Class B-X certificates.

o     Physical Certificates

      Class P-X, Class M-X, Class B-X and Class R certificates.

o     Senior Certificates

      Class A and Class P-X certificates.

o     Subordinate Certificates

      Class M, Class B, Class M-X, Class B-X and Class R certificates.

o     Residual Certificates

      Class R Certificates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o     ERISA-Restricted Certificates

      The Class R Certificates, the Non-Offered Certificates and any other Certificates whose rating is below investment grade at the time of its acquisition.

o     Book-Entry Certificates

      All certificates other than the physical certificates.

                                  Distributions

Interest Payments. Interest will accrue on each class of certificates at the pass-through rate for that class. Interest will accrue on the LIBOR Certificates from the prior distribution date (or the Closing Date, in the case of the first distribution date) to the day prior to the current distribution date on the basis of a 360-day year and the actual number of days elapsed in each accrual period. Interest will accrue on the Net WAC Certificates during the calendar month immediately preceding the month in which the related distribution date occurs on the basis of a 360-day year consisting of twelve 30-day months. Interest will accrue on the Interest-Only Certificates from the 25th day of the calendar month immediately preceding the month in which the related distribution date occurs to the 24th day of the month of such distribution date on the basis of a 360-day year consisting of twelve 30-day months.

On each distribution date, interest will be distributed to certificateholders entitled to interest as described in "Description of the Certificates" in this prospectus supplement. It is possible that, on any given distribution date, payments from the mortgage loans will be insufficient to cover interest distributable on all of the certificates that are entitled to receive interest from those mortgage loans. As a result, some classes of certificates (most likely the Subordinate Certificates) may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions on future distribution dates, with interest thereon, to the extent available.

The pass-through rate on each class of the LIBOR Certificates will be subject to a cap equal to the lesser of the Net WAC Rate and the Maximum Rate Cap. Any basis risk shortfalls arising from the application of the Net WAC Rate cap will be distributable to certificateholders from any net swap payments made by the swap counterparty.

Principal Payments. The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

On each distribution date, each class of certificates will receive principal payments in accordance with the priorities set forth in "Description of
Certificates       --Distributions.       See      "Description      of      the
Certificates--Distributions."

                                  Denominations

The trust fund will issue the Offered Certificates, other than the Class R Certificate, in minimum denominations of $25,000 in original principal amount and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

integral multiples of $1 in excess of $25,000. A single Class R Certificate will be issues in a $100 denomination.

                             Book-Entry Registration

The trust fund will initially issue the Offered Certificates, other than the Class R Certificate, in book-entry form. You may elect to hold your interest in the certificates through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear System in Europe, or indirectly through participants in those systems. The Class R Certificate will be issued in definitive form. See "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement and "Description of the Securities" in the prospectus.

                               Credit Enhancement

Credit enhancement is intended to reduce the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination of the Subordinate Certificates.

Subordination. By issuing Senior Certificates and Subordinate Certificates, the trust has increased the likelihood that the holders of the Senior Certificates and the Subordinate Certificates having a higher payment priority will receive regular payments of interest and principal. The Senior Certificates will have a payment priority over the Subordinate Certificates. Among the classes of Subordinate Certificates:

o the Class M-1 certificates will have payment priority over the Class M-2 certificates, the Class M-3 certificates, the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates and the Class B Certificates;

o the Class M-2 certificates will have payment priority over the Class M-3 certificates, the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates and the Class B Certificates; and

o the Class M-3 certificates will have payment priority over the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates and the Class B Certificates;

o the Class M-4 certificates will have payment priority over the Class M-5 certificates, the Class M-6 certificates and the Class B Certificates;

o the Class M-5 certificates will have payment priority over the Class M-6 certificates and the Class B Certificates;

o the Class M-6 certificates will have payment priority over the Class B Certificates;

o the Class B-1 certificates will have payment priority over the Class B-2 certificates, the Class B-3 certificates, the Class B-4 certificates, the Class B-5 certificates and the Class B-6 certificates;

o the Class B-2 certificates will have payment priority over the Class B-3 certificates, the Class B-4 certificates, the Class B-5 certificates and the Class B-6 certificates; and

o the Class B-3 certificates will have payment priority over the Class B-4 certificates, the Class B-5 certificates and the Class B-6 certificates;

o     the Class B-4  certificates  will have payment priority over the Class B-5

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      certificates and the Class B-6 certificates; and

o the Class B-5 certificates will have payment priority over the Class B-6 certificates.

Subordination provides the holders of the Senior Certificates and Subordinate Certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses on the mortgage loans among the certificates, beginning with the Subordinate Certificates with the lowest payment priority, until the certificate principal balance of that subordinated class has been reduced to zero. We then allocate the related realized losses to the next most junior class of Subordinate Certificates, until the principal balance of each class of Subordinate Certificates is reduced to zero. If no Subordinate Certificates remain outstanding, the principal portion of realized losses on the mortgage loans will be allocated to the Senior Certificates (other than the Class P-X certificates).

Shifting of Interest. In addition, to extend the period during which the Subordinate Certificates remain available as credit enhancement to the Senior Certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans will be allocated to the Senior Certificates (other than the Class P-X certificates) to the extent described in this prospectus supplement, during the first 5 years after the initial Cut-off Date, with such disproportionate allocation to continue but be subject to reduction over an additional 4 year period thereafter as described in this prospectus supplement, unless certain loss and delinquency tests (as set forth in the definition of "Senior Prepayment Percentage" in the Glossary hereto) are satisfied. This will accelerate the amortization of the Senior Certificates (other than the Class P-X certificates) as a whole while, in the absence of realized losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the related mortgage loans that the Subordinate Certificates evidence.

Advances. The servicer or, to the extent the servicer fails to do so, the backup servicer (in its capacity as successor servicer for SLS) or other successor servicer will make cash advances with respect to delinquent payments of interest on and principal of mortgage loans to the extent such advancing entity, as applicable, reasonably believes that the cash advances are recoverable from future collections on the related mortgage loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicer, however, is not required to make advances with respect to any mortgage loan that becomes 90 days or more delinquent.

                          Interest Rate Swap Agreement

The trustee, on behalf of a trust separate from the trust fund, referred to in this prospectus supplement as the supplemental interest trust, will enter into an interest rate swap agreement with Bear Stearns Financial Products, Inc., the swap provider. On or before each distribution date, the supplemental interest trust will be obligated to make fixed payments, and the swap provider will be obligated to make floating payments, in each case as set forth in the interest rate swap agreement and as described in this prospectus supplement. To

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the extent that the fixed payment exceeds the floating payment in respect of any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the swap provider. To the extent that the floating payment exceeds the fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the supplemental interest trust. Such amounts will be applied to cover certain interest shortfalls and basis risk shortfalls as described in this prospectus supplement.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. U.S. Bank National Association will be the trustee of the supplemental interest trust.

We refer you to "The Interest Rate Swap Agreement" in this prospectus supplement.

                 Optional Purchase of Delinquent Mortgage Loans

As to any mortgage loan that is 90 days or more delinquent, the servicer will have the option (but not the obligation), subject to the limitations described in the pooling and servicing agreement, to purchase such mortgage loan from the trust fund. See "The Pooling and Servicing Agreement--Optional Purchase of Defaulted Loans."

                              Optional Termination

Subject to restrictions described in this prospectus supplement, SLS will have the option (but not the obligation) to terminate the trust fund after the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial Cut-off Date and the amount on deposit in the prefunding account on the Closing Date. See "The Pooling and Servicing Agreement -- Optional Termination."

                                Legal Investment

Generally, after the prefunding period, the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2 and Class M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. You should consult your own counsel as to whether and to what extent the certificates constitute legal investments for you. See "Risk Factors--Certain of the certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell" and "Legal Investment" in this prospectus supplement and "Legal Investment" in the prospectus.

                                   Tax Status

An election will be made to treat a designated portion of the assets of the trust, as comprising several "real estate mortgage investment conduits" (each, a "REMIC"). Each class of Offered Certificates (other than the Class R Certificates) will represent ownership of "regular interests" in a REMIC, coupled in the case of certain classes of Offered Certificates with contractual rights and obligations. The Class R Certificates will represent the sole class of "residual interests" in each REMIC. We refer you to "Federal Income Tax Consequences" in this prospectus

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

supplement and "Material Federal Income Tax Considerations" in the prospectus for additional information.

                              ERISA Considerations

Generally, all of the Offered Certificates, other than the Class R Certificates, may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. Offered Certificates, other than the Class R Certificates, may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the interest rate swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA Considerations"

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                     Ratings

The Offered Certificates are required to receive ratings not lower than those indicated under the heading "Ratings" in the table on page S-5 of this prospectus supplement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency. The ratings on the certificates address the likelihood of the receipt by holders of the certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any Carryforward Interest will be paid. See "Ratings."

                               The Mortgage Loans

On the Closing Date, the Seller will sell a pool of mortgage loans to the depositor and the depositor will sell the pool of mortgage loans to the trust. Additional mortgage loans, referred to herein as the subsequent mortgage loans, may be added to the mortgage pool after the Closing Date. The seller acquired the mortgage loans from a variety of sources.

The following table summarizes the approximate characteristics of the entire mortgage pool as of December 1, 2005 and includes both the initial mortgage loans and the subsequent mortgage loans that are expected to be transferred to the trust during the prefunding period, each of which has already been identified by the Seller. After the transfer of such subsequent mortgage loans to the trust, the mortgage pool will consist of 1,561 fixed-rate and adjustable-rate, first lien mortgage loans with an aggregate principal balance of approximately $355,005,401 (the "statistical Mortgage Loans"). The statistical Mortgage Loans will have the following approximate characteristics (percentages are based on the aggregate principal balance of the statistical Mortgage Loans as of the close of business on the initial Cut-off Date):

Range of Remaining Term to Stated    175 months to 360
Maturity:                                       months

Weighted Average Remaining Term             356 months
to Stated Maturity:

Range of Original Principal                 $10,000 to
Balances:                                   $1,000,000

Average Original Principal                    $227,571
Balance:

Range of Outstanding Principal               $9,688 to
Balances:                                   $1,000,000

--------------------------------------------------------------------------------

Average Outstanding Principal                 $227,422
Balance:

Range of Current Mortgage Rates:     5.250% to 11.875%

Weighted Average Current Mortgage               7.186%
Rate:

Range of Gross Margins*:              2.000% to 8.000%

Weighted Average Gross Margin*:                 3.362%

Range of Maximum Mortgage Rates*:    9.030% to 16.900%

Weighted Average Maximum Mortgage              12.161%
Rate*:

Range of Minimum Mortgage Rates*:     2.000% to 8.000%

Weighted Average Minimum Mortgage               3.362%
Rate*:

Range of Initial Periodic Rate        1.000% to 6.000%
Caps*:

Weighted Average Initial Periodic               4.700%
Rate Cap*:

Range of Periodic Rate Caps*:         1.000% to 5.000%

Weighted Average Periodic Rate                  1.059%
Cap*:

Range of Months Until Next             18 months to 60
Adjustment Date*:                               months

Weighted Average Months Until                       53
Next Adjustment Date*:

Fixed-Rate Mortgage Loans:                      59.27%

Geographic Concentrations in
Excess of 5%:

           California                          19.92%

           New York                            10.82%

           Arizona                             10.49%

           Florida                              8.60%

           Virginia                             7.95%

           Maryland                             5.26%

*  Adjustable-Rate Mortgage Loans only

                               Prefunding Account

      On the Closing Date, the depositor will deposit approximately $4,592,167 into a segregated account maintained with the securities administrator for the benefit of the holders of the certificates, referred to in this prospectus supplement as the prefunding account. The depositor expects to sell additional mortgage loans to the trust during a period beginning on the closing date and ending not later than the business day preceding the distribution date in January 2006, which we refer to herein as the prefunding period. The funds in this prefunding account will be used to purchase the subsequent mortgage loans for inclusion in the trust property. If any amounts are left in the prefunding account on the distribution date in January 2006, the holders of the certificates then entitled to distributions of principal will receive that amount as a principal payment on the January 2006 distribution date in the manner described herein.

--------------------------------------------------------------------------------

                                  Risk Factors

      The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

Lack of Liquidity

      The underwriters intend to make a secondary market in the Offered Certificates, but will have no obligation to do so. We cannot assure you that a secondary market for any class of Offered Certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of Offered Certificates. Generally, the Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in these classes of the Offered Certificates, thereby limiting the market for such classes of the Offered Certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities. See "Legal Investment" in this prospectus supplement and in the prospectus.

Unpredictability of Prepayments and Effect on Yields

      The rate of principal distributions and yield to maturity on your certificates will be directly related to the rate of principal payments, including prepayments on the mortgage loans. The rate of principal payments on the mortgage loans will be affected by the following:

      o     the amortization schedules of the mortgage loans;

      o the rate of principal prepayments (including partial prepayments and prepayments in full) by mortgagors;

      o     liquidations of defaulted mortgage loans by the servicer;

      o repurchases of mortgage loans by the seller as a result of defective documentation or breaches of representations and warranties; and

      o     the optional termination of the mortgage loans.

      The rate of principal payments on a pool of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if mortgage rates for similar mortgage loans fall below the mortgage rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if mortgage rates on similar mortgage loans rise above the mortgage rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

      We cannot predict the rate at which borrowers will repay their mortgage loans. You should consider the following as a purchaser of the Offered
Certificates:

      o A prepayment of a mortgage loan generally will result in an accelerated rate of principal payments on the certificates;

      o The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

      o If you are purchasing a certificate at a discount, your yield may be lower than expected if principal payments on the mortgage loans occur at a slower rate than you expected.

      o If you are purchasing a certificate at a premium, your yield may be lower than expected if principal payments on the mortgage loans occur at a faster rate than you expected.

      o The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not fully offset any adverse yield effect.

      o The yield to maturity of the Interest-Only Certificates will be sensitive to the rate of principal payments (including prepayments, defaults and liquidations) of the mortgage loans. Investors in the Interest-Only Certificates should fully consider the risk that an extremely rapid rate of principal prepayment on the mortgage loans could result in the failure of such investors to fully recover their initial investments.

      o From time to time, SLS, an affiliate or other parties may implement programs to offer mortgagors of mortgage loans that it services various products and services including refinances. While such programs are not designed to exclusively target the mortgage loans in the trust, they may have the effect of increasing the rate of prepayments on such mortgage loans.

      As of origination, approximately 59.50% of the statistical Mortgage Loans (by aggregate principal balance of the statistical Mortgage Loans as of the initial Cut-off Date) imposed a penalty for certain early full or partial prepayments of a mortgage loan. Generally, the prepayment penalty may be imposed if a prepayment is made by a mortgagor during a specified period occurring during the first three months to five years after origination and the amount of such prepayment is in excess of a certain amount. Such prepayment penalties may discourage mortgagors from prepaying their mortgage loans during the applicable period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. The amount of any prepayment penalties will be distributed to the holders of the Class P-X Certificates.

      We refer you to "Yield, Prepayment and Maturity Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Mortgage Loans Originated Under the Underwriting Guidelines Described Herein Carry a Risk of Higher Delinquencies

      The underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund consider the credit quality of a mortgagor and the value of the mortgaged property. The mortgagors generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund do not prohibit a borrower from obtaining secondary financing on the mortgaged property. Secondary financing would reduce the borrower's equity in the related mortgaged property.

      As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the trust fund. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

The Certificates May Be Inappropriate for Individual Investors

      The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

      o The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

      o The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

      o You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate on your certificates; or

      o It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

      You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations" herein.

Interest Only Mortgage Loan Risk

      Approximately 66.02% of the statistical Mortgage Loans (by aggregate principal balance of the statistical Mortgage Loans as of the initial Cut-off
Date) do not provide for any payments of principal prior to (i) two years from their origination, (ii) five years from their origination or (iii) ten years from their origination, as applicable. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.

If Servicing is Transferred, Delinquencies May Increase

      In certain circumstances, the entity specified in the pooling and servicing agreement and its transferee or assigns, referred to herein as the servicing rights owner, may request that the servicer, subject to certain conditions specified in the pooling and servicing agreement, resign and appoint a successor servicer. If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans. Wells Fargo will not act as backup servicer with respect to such successor servicer.

Recent Formation of SLS

      SLS was formed in December 2002 and began servicing activities in January 2004. Because of SLS' relative lack of experience in primary servicing of mortgage loans, the foreclosure, delinquency and loss experience of the mortgage loans serviced by it may be higher than if the mortgage loans were serviced by a primary servicer with more experience. SLS will be the servicer for all of the mortgage loans. The servicing rights owner may at any time transfer servicing of the mortgage loans to a servicer other than SLS.

      We refer you to "The Servicer--Specialized Loan Servicing LLC."

Potential Inadequacy of Credit Enhancement for the Certificates

      The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, as applicable, but are limited in nature and may be insufficient to cover all losses on the mortgage loans. None of the depositor, the seller, the master servicer, the servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the rating of the certificates.

      The amount of realized losses experienced on the mortgage loans will be applied to reduce the principal amount of the class of Subordinate Certificates then outstanding with the lowest priority of payment, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive all of their principal payments. You should consider the following:

      o if you buy a Class B-3 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-3 Certificates by the amount of that excess;

      o if you buy a Class B-2 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-2 Certificates by the amount of that excess;

      o if you buy a Class B-1 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-1 Certificates by the amount of that excess;

      o if you buy a Class M-6 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class M-6 Certificates by the amount of that excess;

      o if you buy a Class M-5 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B Certificates and the Class M-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class M-5 Certificates by the amount of that excess;

      o if you buy a Class M-4 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B Certificates and the Class M-5 and Class M-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class M-4 Certificates by the amount of that excess;

      o if you buy a Class M-3 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B Certificates and the Class M-4, Class M-5 and Class M-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class M-3 Certificates by the amount of that excess;

      o if you buy a Class M-2 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B Certificates and the Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class M-2 Certificates by the amount of that excess;

      o if you buy a Class M-1 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B Certificates and the Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class M-1 Certificates by the amount of that excess;

      o after the total class principal amount of the Subordinate Certificates has been reduced to zero, realized losses on the mortgage loans in a mortgage pool will reduce the class principal amounts of the Senior Certificates. See "Description of the Certificates --Distributions" and "--Allocation of Losses" in this prospectus supplement.

      We refer you to "--Risks of Holding Subordinate Certificates."

The Interest Rate on the LIBOR Certificates May Be Capped Depending on Fluctuations in One-Month LIBOR and Six-Month LIBOR

      The pass-through rates on the LIBOR Certificates are calculated based upon the value of an index but are subject to a rate cap. The index applicable to the calculation of the pass-through rate (one-month LIBOR) is different from the value of the index applicable to the adjustable-rate mortgage loans (generally, six-month LIBOR) in the mortgage pool as described under "The Mortgage Pool--The Index." Furthermore, the fixed-rate mortgage loans have mortgage rates that are not dependent on any index. The rate cap for such Offered Certificates, in general, is based on the weighted average of the net mortgage rates of the mortgage loans, reduced, as applicable, for certain net swap payments owed to the swap provider. If mortgage loans with relatively higher mortgage rates prepay, this rate cap will be lower than otherwise would be the case.

      The interest rate cap effectively limits the amount of interest accrued on each class of LIBOR Certificates. Various factors may cause the pass-through rates of LIBOR Certificates to be limited by its rate caps. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR. In addition, the pass-through rates on the LIBOR Certificates adjust monthly, while the interest rates on the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans remain constant, with the result that the operation of the rate cap described above may cause the pass-through rates to be reduced for extended periods in a rising interest rate environment.

      The adjustable-rate mortgage loans are also subject to periodic (i.e., semi-annual) adjustment caps and maximum mortgage rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the rate cap described above limiting increases in the pass-through rates for the LIBOR Certificates. Finally, the mortgage loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the LIBOR Certificates will be made on the basis of the actual number of days elapsed and a year of 360 days. This may result in the interest rate cap described above limiting the pass-through rates for the LIBOR Certificates in some periods. Consequently, the interest that becomes due on the mortgage loans (net of the sum of the servicing fees, the securities administrator fees and certain payments required to be made to the swap provider) with respect to any distribution date may not equal the amount of interest that would accrue at the applicable pass-through rate on the LIBOR Certificates during the related period. Furthermore, if the interest rate cap described above determines the pass-through rates for the LIBOR Certificates for a distribution date, the market value of those certificates may be temporarily or permanently reduced.

      If the pass-through rates on the LIBOR Certificates are limited for any distribution date, any basis risk shortfalls arising from the application of the interest rate cap will be distributable to certificateholders from any net swap payments made to the supplemental interest trust by the swap counterparty. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

      These factors may adversely affect the yields to maturity on the LIBOR Certificates.

Risks of Holding Subordinate Certificates

      The protections afforded the Class A Certificates in this transaction create risks for the Subordinate Certificates. Prior to any purchase of Subordinate Certificates, consider the following factors that may adversely affect the weighted average life and the yield of such certificates:

      o Due to the fact that the Subordinate Certificates receive distributions of principal and interest, as applicable, only after the Senior Certificates receive such distributions, there is a greater likelihood that the Subordinate Certificates (in reverse order of their relative payment priorities) will not receive the distributions to which they are entitled on any distribution date.

      o If the servicer determines not to advance a delinquent scheduled payment because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates that will impact the Subordinate Certificates in reverse order of their payment priorities.

      o Losses resulting from the liquidation of defaulted mortgage loans will be allocated to the Subordinate Certificates in reverse order of their payment priorities. A loss allocation results in the reduction of the principal balance of a class of Subordinate Certificates entitled to principal without a corresponding distribution of cash to the holder. A lower principal balance will result in less interest accruing on the related certificates.

      o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

      We refer you to "Description of the Certificates" and "Yield, Prepayment and Maturity Consideration" for additional information.

The Effect of the Servicemembers Civil Relief Act

      The Servicemembers Civil Relief Act and comparable state and local legislation, or Relief Act, provides relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loan. The response of the United States to the terrorist attacks on September 11, 2001 and the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Relief Act provides generally that a mortgagor who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. These shortfalls are not required to be paid by the mortgagor at any future time. None of the servicer, the master servicer, the backup servicer, the seller, the depositor, the securities administrator or the trustee are required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the certificates. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar state legislation or regulations will reduce the amount of interest collections available for distribution on the certificates.

      The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

      In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. It is not possible to predict what modifications to a mortgage loan a court may permit and the possible impact of any such modifications.

      We do not know how many mortgage loans have been or may be affected by the application of the Relief Act.

Prepayments Reduce Interest on the Mortgage Loans

      When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the related distribution date. The servicer will be required to pay such shortfalls with respect to the mortgage loans, but only up to an amount equal to one-half of its servicing fee for the related prepayment period. If the servicer defaults on its obligation to pay such shortfalls, the master servicer is required to cover such shortfalls, but only up to an amount equal to the securities administrator fee for the related prepayment period. If the amount available to cover this shortfall is insufficient, or if there are any shortfalls resulting from partial prepayments, you may incur a loss.

      We refer you to "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses" for additional information.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Mortgage Loan Balance

      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds available for distribution to you. The amount of liquidation proceeds collected will depend in part on the ability of the servicer to liquidate the related mortgaged property. There can be no assurance as to the extent to which the servicer will be successful in such efforts or as to the timing of such collections. The ability of the servicer to sell a mortgaged property at any particular time will depend upon the servicer's ability to find a willing purchaser at a price acceptable to the servicer. Bankruptcy proceedings involving the related mortgagor may limit the ability of the servicer to sell the mortgaged property. In addition, rights of redemption under the laws of certain states may limit the ability of the servicer to, or prevent the servicer from, selling a mortgaged property at what would otherwise be an appropriate time for sale. If a mortgaged property fails to provide adequate security for the mortgage loan, you may incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Recording of Mortgages in the Name of MERS May Affect Yield on the Certificates

      The mortgages or assignments of mortgage for a significant portion of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the mortgage loan originator and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust fund and will reduce the amount available to pay principal and interest on the class or classes of certificates with principal balances greater than zero with the lowest payment priorities.

      The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

      When the security interest in a mortgage note is properly perfected, the current UCC does not require the recordation of assignments of mortgage to ensure enforceability of the lien on the related property and the depositor does not expect to cause the assignments to be recorded. However, if the assignment of mortgage is not recorded in the name of the servicer or the trustee on behalf of the trust, notices of certain matters related to the mortgaged property, such as tax liens, condemnation proceedings and certain matters with respect to the senior lien, could be delivered to the holder of record and not to the attention of the servicer or the trustee. Such non-delivery of notices could result in losses on the certificates. Additionally, the non-recordation of any such assignments may result in further expenses to the trust in connection with the recording of those assignments when the applicable mortgage loans are paid in full. Furthermore, the potential inability of the servicer to timely release the mortgage liens on mortgage loans that have been paid in full may expose the trust fund and the servicer to claims and liability for violations or breaches of applicable law or the terms of the related mortgage loans.

Inadequate Amount of Subsequent Mortgage Loans Will Affect the Timing and Rate of Return on an Investment

      If the amount of subsequent mortgage loans purchased by the trust is less than the amount deposited in the prefunding account on the Closing Date, holders of the certificates then entitled to distributions of principal will receive a payment of principal of the amount remaining in the prefunding account on the distribution date occurring in January 2006. Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the amount on deposit in the prefunding account and it is not anticipated that there will be any material principal payments from amounts remaining on deposit in the prefunding account, no assurance  can  be  given  that  such  a  distribution  will  not  occur  on the distribution date in January 2006. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount on deposit in the prefunding account. Although the subsequent Mortgage Loans have already been identified by the Seller, the Seller may not be able to deliver all of the Mortgage Loans that have been identified as subsequent Mortgage Loans to the trust. The characteristics of the subsequent Mortgage Loans may thus vary and holders of the certificates may receive a payment of principal of the amount remaining in the prefunding account on the distribution date occurring in January 2006.

Geographic Concentration

      The following chart lists the states with concentrations of statistical Mortgage Loans in excess of 5%, based on the aggregate principal balance of the statistical Mortgage Loans as of the initial Cut-off Date.

                      California                    19.92%
                       New York                     10.82%
                       Arizona                      10.49%
                       Florida                       8.60%
                       Virginia                      7.95%
                       Maryland                      5.26%

      Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in these states, particularly California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

      In addition, the conditions below will have an impact on the mortgage loans in general:

      o Economic conditions in states listed above which may or may not affect real property values may affect the ability of mortgagors to repay their loans on time.

      o Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

      o Any increase in the market value of properties located in the states listed above would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Consequences Of Owning Book-Entry Certificates

      Limit On Liquidity of Certificates. Issuance of the certificates (other than the Physical Certificates) in book-entry form may reduce the liquidity of such certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Limit On Ability To Transfer Or Pledge. Since transactions in the certificates can be effected only though certain depositories, participating organizations, indirect DTC participants and certain banks, your ability to transfer or pledge such certificate to persons or entities that are not affiliated with these organizations or otherwise to take actions in respect of such certificates, may be limited due to lack of a physical certificate representing such certificates.

      Delays In Distributions. You may experience some delay in the receipt of distributions on the Book-Entry Certificates since the distributions will be forwarded by the securities administrator, as paying agent, to a depository to credit the accounts of its DTC participants which will thereafter credit them to your account either directly or indirectly through DTC indirect participants, as applicable.

      We refer you to "Description Of The Certificates--Book-Entry Certificates" for additional information.

Servicer Alternatives to Foreclosure

      As of the initial Cut-off Date, none of the mortgage loans were over 31 days delinquent. However, mortgage loans may become delinquent after the initial Cut-off Date. Other mortgage loans may become delinquent after the Closing Date. Pursuant to certain conditions in the pooling and servicing agreement, the servicer may either foreclose on a delinquent mortgage loan or, under certain circumstances, work out an agreement with the related mortgagor, which may involve waiving or modifying any term of the mortgage loan. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

The interest rate swap agreement and the swap provider

      Net swap payments payable to the supplemental interest trust by the swap provider under the interest rate swap agreement will be available as described in this prospectus supplement to pay certain interest shortfalls and basis risk shortfalls on the LIBOR Certificates. However, no net amounts will be payable to the supplemental interest trust by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds the rate for such distribution date set forth in the table on page S-78 hereto. No assurance can be made that any amounts will be received by the supplemental interest trust under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover certain interest shortfalls or basis risk shortfalls. Any net swap payment payable to the swap provider by the supplemental interest trust under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments by the supplemental interest trust to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates. In addition, any swap termination payment payable by the supplemental interest trust to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this prospectus supplement) will reduce amounts available for distribution to certificateholders.

      Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Class B Certificates will bear the effects of any shortfalls resulting from a swap termination payment by the supplemental interest trust before such effects are borne by the Class M Certificates and the Class M Certificates will bear the effects of any shortfalls resulting from a swap termination payment by the supplemental interest trust before such effects are borne by the Class A Certificates, and one or more classes of Class B and Class M Certificates may suffer a loss as a result of such payment.

      Net swap payments payable to the supplemental interest trust by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls and basis risk shortfalls on the LIBOR Certificates as described in this prospectus supplement. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts. To the extent that distributions on the Offered Certificates depend in part on payments to be received by the supplemental interest trust under the interest rate swap agreement, the ability of the securities administrator to make such distributions on such certificates will be subject to the credit risk of the swap provider to the interest rate swap agreement.

Certain Other Legal Considerations Regarding the Mortgage Loans

      State laws generally regulate interest rates and other charges and require certain disclosures. In addition, state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators.
Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the mortgagor to a refund of amounts previously paid and, in addition, could subject the owner of the mortgage loan to damages and administrative enforcement.

      The mortgage loans are also subject to Federal laws, including:

      (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagor regarding the terms of the mortgage loan;

      (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

      (iii) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

      (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

      Violations of certain provisions of these state and federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the related originator's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the obligors' rescinding the mortgage loans against the trust.

      The seller will represent that any and all requirements of any federal and state law applicable to the origination of each mortgage loan sold by it have been complied with. In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described herein under "The Pooling and Servicing Agreement."

      Given that the mortgage lending and servicing business involves the collection of numerous accounts and compliance with numerous local, state and federal lending laws, lenders and servicers, including the originators from whom the seller purchased the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business. It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant ultimate legal and financial liability with respect thereto. If any finding were to have a material adverse effect on the financial condition of the servicer or on the validity of the mortgage loans, losses on the certificates could result.

High Cost Loans

      The seller will represent and warrant to the trustee for the benefit of the holders of the certificates that none of the mortgage loans are "High Cost Loans" within the meaning of the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the trust fund, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust fund or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of "High Cost Loans" or "Covered Loans" for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

      In addition, the seller will represent and warrant to the trustee for the benefit of the holders of the certificates that none of the mortgage loans are classified as a "high cost home," "covered," "high cost," "high risk home," "predatory" or similarly classified loan under any applicable state, federal or local law. In the event of a breach of a representation and warranty described in this section that adversely and materially affects the value of a mortgage loan, the seller shall substitute or repurchase such mortgage loan from the trust fund. The repurchase price for such mortgage loan shall be an amount equal to the unpaid principal balance of such mortgage loan as of the date of such purchase, together with any unreimbursed servicing advances and accrued interest and any unreimbursed costs, penalties and/or damages incurred by the trust fund in connection with any violation relating to such mortgage loan of any predatory or abusive lending law. No assurances can be given that the seller will have the financial ability to cover these amounts.

Delays in the Event of Bankruptcy

      The sale of the mortgage loans from the seller to the depositor and from the depositor to the trust will be treated by the seller, the depositor and the trust as a sale of the mortgage loans. In the event of an insolvency of the seller or depositor, it is possible that a receivor or conservator for, or a creditor of, the seller or depositor may argue that the transaction between the seller, the depositor and the trust was a pledge of the mortgage loans in connection with a borrowing rather than a true sale. This attempt, even if unsuccessful, could result in delays in distributions on the certificates.

      In the event of an insolvency of the servicer, the conservator, receiver or trustee in bankruptcy may have the power to prevent Wells Fargo, as master servicer or backup servicer or the certificateholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of the servicer (whether due to insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

Environmental Risks

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of such mortgaged property and could make impracticable the foreclosure on such mortgaged property in the event of a default by the related mortgagor.

Limited Obligations

      The certificates will not represent an interest in or obligation of the depositor, the seller, the master servicer, the backup servicer, the servicer, the securities administrator, the trustee, the underwriters or their respective affiliates. The only obligations of the foregoing entities with respect to the certificates or any mortgage loan will be the obligations of the seller pursuant to certain limited representations and warranties made with respect to the mortgage loans, and the servicer's obligations under the pooling and servicing agreement. The certificates will not be guaranteed or insured by any governmental agency or instrumentality, or by the seller, the master servicer, the backup servicer, the servicer, the trustee, the securities administrator, the underwriters or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the certificates, and there will be no recourse to the seller, the master servicer, the backup servicer, the servicer, the securities administrator, the trustee, the underwriters or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates. The remedies of the trustee and the certificateholders in the event the seller breaches a representation and warranty regarding a mortgage loan are limited to the repurchase or substitution of the related mortgage loan. There can be no assurance that the seller will have sufficient resources or liquidity in the future to effect such repurchase or substitution.

      We refer you to "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" for the timing and standard for repurchases and substitutions by the seller and "Certain Legal Aspects of the Mortgage Loans" for additional information.

Reduction in Certificate Rating

      The rating by the rating agencies of the Offered Certificates is not a recommendation for you to purchase, hold or sell such certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. We cannot assure you that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments on the mortgage loans or the possibility that certificateholders might realize a lower than anticipated yield. The ratings of the Offered Certificates also do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

      None of the seller, the master servicer, the servicer, the trustee, the securities administrator or the depositor is required to maintain the ratings of the LIBOR Certificates. Any downgrade in the ratings assigned to your certificates may result in a decline in the market value of your certificates.

                           Forward-Looking Statements

      In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

      o     economic conditions and industry competition;

      o     political, social and economic conditions;

      o     the law and government regulatory initiatives;

      o     and interest rate fluctuations.

      We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                    Glossary

      A glossary of defined terms used in this prospectus supplement begins on page S-100.

                                The Mortgage Pool

      Certain information with respect to the Mortgage Loans to be included in the Trust Fund is set forth herein. Prior to the closing date, the Depositor anticipates that certain Mortgage

Loans will be removed from the Trust Fund and other Mortgage Loans will be substituted therefor. As a result, the characteristics of the Mortgage Loans may differ from the characteristics shown herein. The Depositor believes that the information set forth herein with respect to the statistical Mortgage Loans as presently constituted is representative of the characteristics of the assets of the Trust Fund as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans may vary.

General

      The following information and tables relate to the approximate characteristics of the entire mortgage pool as of December 1, 2005 and include both the initial Mortgage Loans and the subsequent Mortgage Loans that are expected to be transferred to the Trust Fund during the Prefunding Period, each of which has already been identified by the Seller (the "statistical Mortgage Loans"). It is expected that the statistical Mortgage Loans of Terwin Mortgage Trust 2005-18ALT will consist primarily of 1,561 Mortgage Loans with an aggregate principal balance as of the initial Cut-off Date of approximately $355,005,401. All of the statistical Mortgage Loans will be closed-end, adjustable-rate and fixed-rate, first lien mortgage loans secured by an estate in real property. All Mortgage Loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, Mortgage Loan counts and similar statistics as of the initial Cut-off Date. Unless otherwise specified, all weighted averages and references to percentages of the statistical Mortgage Loans specified herein are based on the principal balances of the statistical Mortgage Loans as of the initial Cut-off Date, as adjusted for the scheduled payments due on or before that date, whether or not received, giving effect to prepayments on or prior to the initial Cut-off Date (each, a "Initial Cut-off Date Principal Balance").

      With respect to each Mortgage Loan, interest will be calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on a mortgage loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at an interest rate that is applied to the principal amount of the mortgage loan so prepaid. When a partial prepayment of principal is made on a mortgage loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment for the period of the month after such prepayment is made.

      Pursuant to the assignment and assumption agreement, the Seller will sell and assign the Mortgage Loans to the Depositor and pursuant to the Pooling and Servicing Agreement, the Depositor will sell and assign the Mortgage Loans to the Trust Fund for the benefit of the certificateholders. See "The Pooling and Servicing Agreement" herein.

      Each of the Mortgage Loans in the mortgage pool was selected from the Seller's portfolio of mortgage loans. The Mortgage Loans were acquired by the Seller in the secondary market in the ordinary course of its business. The Mortgage Loans in the mortgage pool were originated by various mortgage loan originators.

      Under the Pooling and Servicing Agreement, the Seller will make certain representations and warranties as of the Closing Date relating to, among other things, certain characteristics of the Mortgage Loans and, subject to certain limitations, will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation, warranty or covenant. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The Depositor is also selling the Mortgage Loans without recourse and will not have any repurchase or substitution obligations. See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans."

      The original mortgages for some of the Mortgage Loans have been, or in the future may be, at the sole discretion of the servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the related originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the related originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in such mortgage loan. As of the initial Cut-off Date, approximately 83.97% of the statistical Mortgage Loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS, see "Yield, Prepayment and Maturity Considerations" herein.

Mortgage Loan Statistics

      The following statistical information, unless otherwise specified, is based upon the aggregate Initial Cut-off Date Principal Balance of the statistical Mortgage Loans.

      The statistical Mortgage Loans consist of Adjustable-Rate Mortgage Loans with an aggregate Initial Cut-off Date Principal Balance of approximately $144,610,813 and Fixed-Rate Mortgage Loans with an aggregate Initial Cut-off Date Principal Balance of approximately $210,394,588. All of the statistical Mortgage Loans are secured by first liens on the related mortgaged property.

      No statistical Mortgage Loan had an Initial Cut-off Date Principal Balance of greater than approximately $1,000,000 or less than approximately $9,968. The statistical Mortgage Loans will have original terms to maturity ranging from approximately 180 months to approximately 360 months.

      As of the initial Cut-off Date, the Net Mortgage Rate of the statistical Mortgage Loans is approximately 6.931% per annum.

      The statistical Adjustable-Rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each Adjustment Date. The first Adjustment Date for approximately 11.26%, 1.52% and 87.22% of the statistical Mortgage Loans that are Adjustable-Rate Mortgage Loans will not occur until two, three and five years, respectively, after the date of origination. On each Adjustment Date for each Adjustable-Rate Mortgage Loan, the Mortgage Rate thereon generally will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of the Index, and the applicable Gross Margin. The Mortgage Rate on each Adjustable-Rate Mortgage Loan will not increase or decrease on the first related Adjustment Date by more than the Initial Periodic Rate Cap and will not increase or decrease on any Adjustment Date thereafter by more than the Periodic Rate Cap. The statistical Mortgage Loans that are Adjustable-Rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 4.700% per annum and a weighted average Periodic Rate Cap of approximately 1.059% per annum. The Mortgage Rate on each Adjustable-Rate Mortgage Loan will not exceed the related Maximum Mortgage Rate or decrease to less than the related Minimum Mortgage Rate. Effective with the first monthly payment due on each Adjustable-Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rates on each such Adjustable-Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. None of the statistical Mortgage Loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate. See "--The Index" in this prospectus supplement.

      Approximately 66.02% of the statistical Mortgage Loans are the Interest Only Mortgage Loans. The terms of the Interest Only Mortgage Loans require that their principal balances be fully amortized over the related remaining term of the mortgage loans.

      None of the statistical Mortgage Loans had a first due date prior to May 1, 2005 or after January 1, 2006. As of the initial Cut-off Date, none of the statistical Mortgage Loans will have a stated maturity date prior to July 1, 2020 or after December 1, 2035.

      As of the initial Cut-off Date, none of the statistical Mortgage Loans were over 31 days delinquent.

      Approximately 59.50% of the statistical Mortgage Loans provide for payment by the related mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment penalty, to the extent permitted under applicable state law, is as provided in the related mortgage note; generally, such amount is equal to six months' interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. The holders of the Class P-X Certificates will be entitled to all prepayment penalties received on the mortgage loans as described herein, and those amounts will not be available for distribution on the other classes of certificates.

      Approximately 2.78% of the statistical Mortgage Loans had a Loan-to-Value Ratio at origination in excess of 80%. No statistical Mortgage Loan had a LTV at origination in excess of 100%, and the weighted average LTV at origination was approximately 76.52%. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sale date. If residential real estate values overall or in a particular geographic area decline, the loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

      The statistical Mortgage Loans are expected to have the following characteristics as of the initial Cut-off Date (the sum in any column may not equal the total indicated due to rounding with the percentages being calculated based on the applicable mortgage loans):

                                The Mortgage Pool

   Initial Cut-off Date Principal Balances of the Statistical Mortgage Loans*

                                                                                                 % of Aggregate
                                                                                                Principal Balance
                                                    Number            Principal Balance         Outstanding as of
                                                of Statistical        Outstanding as of        the Initial Cut-off
Principal Balance ($)                           Mortgage Loans     the Initial Cut-off Date            Date
------------------------------------------      --------------     ------------------------    -------------------
0.01 - 50,000.00 ..........................            23                $    951,337                 0.27%
50,000.01 - 100,000.00 ....................           185                  14,699,312                 4.14
100,000.01 - 150,000.00 ...................           328                  40,765,455                11.48
150,000.01 - 200,000.00 ...................           292                  51,478,647                14.50
200,000.01 - 250,000.00 ...................           194                  43,585,131                12.28
250,000.01 - 300,000.00 ...................           163                  44,998,437                12.68
300,000.01 - 350,000.00 ...................           133                  43,385,177                12.22
350,000.01 - 400,000.00 ...................            81                  30,319,923                 8.54
400,000.01 - 450,000.00 ...................            46                  19,622,447                 5.53
450,000.01 - 500,000.00 ...................            38                  18,068,921                 5.09
500,000.01 - 550,000.00 ...................            24                  12,570,893                 3.54
550,000.01 - 600,000.00 ...................            23                  13,246,338                 3.73
600,000.01 - 650,000.00 ...................            22                  14,062,235                 3.96
650,000.01 or greater .....................             9                   7,251,148                 2.04
                                                    -----                ------------               ------
   Total ..................................         1,561                $355,005,401               100.00%
                                                    =====                ============               ======

----------
* The average Initial Cut-off Date Principal Balance of the statistical Mortgage Loans was approximately $227,422. The average principal balance of the statistical Mortgage Loans at origination was approximately $227,571.

                Property Types of the Statistical Mortgage Loans

                                                                                                 % of Aggregate
                                                                                                Principal Balance
                                                    Number            Principal Balance         Outstanding as of
                                                of Statistical        Outstanding as of        the Initial Cut-off
Property Type                                   Mortgage Loans     the Initial Cut-off Date            Date
------------------------------------------      --------------     ------------------------    -------------------
2-4 Family ................................           190                $ 55,638,329                15.67%
Single Family Residence ...................           904                 197,389,411                55.60
Planned Unit Development ..................           284                  67,181,727                18.92
Condominium ...............................           163                  31,712,108                 8.93
Townhouse .................................            19                   3,018,454                 0.85
Co-Op .....................................             1                      65,372                 0.02
                                                    -----                ------------               ------
  Total ...................................         1,561                $355,005,401               100.00%
                                                    =====                ============               ======

          Original Terms to Maturity of the Statistical Mortgage Loans*

                                                                                                 % of Aggregate
                                                   Number            Principal Balance         Principal Balance
                                               of Statistical        Outstanding as of         Outstanding as of
Original Term to Maturity (months)             Mortgage Loans    the Initial Cut-off Date   the Initial Cut-off Date
------------------------------------------     --------------    ------------------------   ------------------------
121 - 180 .................................            23                $  3,257,333                 0.92%
181 - 300 .................................             6                     883,323                 0.25
301 - 360 .................................         1,532                 350,864,745                98.83
                                                    -----                ------------               ------
  Total: ..................................         1,561                $355,005,401               100.00%
                                                    =====                ============               ======

----------
* The weighted average original term to maturity of the statistical Mortgage Loans as of the initial Cut-off Date was approximately 358 months.

      Remaining Stated Terms to Maturity of the Statistical Mortgage Loans*

                                                                                                 % of Aggregate
                                                                                                Principal Balance
                                                    Number            Principal Balance         Outstanding as of
Remaining Stated Term to                        of Statistical        Outstanding as of        the Initial Cut-off
Maturity (months)                               Mortgage Loans     the Initial Cut-off Date           Date
------------------------------------------      --------------     ------------------------    -------------------
121 - 180 .................................            23                $  3,257,333                 0.92%
181 - 300 .................................             6                     883,323                 0.25
301 - 360 .................................         1,532                 350,864,745                98.83
                                                    -----                ------------               ------
           Total: .........................         1,561                $355,005,401               100.00%
                                                    =====                ============               ======

----------
* The weighted average stated remaining term to maturity of the statistical Mortgage Loans as of the initial Cut-off Date was approximately 356 months.

            Current Mortgage Rates of the Statistical Mortgage Loans*

                                                                                                   % of Aggregate
                                                    Number            Principal Balance           Principal Balance
                                                of Statistical        Outstanding as of           Outstanding as of
Current Mortgage Rate (%)                       Mortgage Loans     the Initial Cut-off Date   the Initial Cut-off Date
------------------------------------------      --------------     ------------------------   ------------------------
5.000 - 5.499 .............................             1                $    168,611                  0.05%
5.500 - 5.999 .............................            27                   7,705,795                  2.17
6.000 - 6.499 .............................           225                  54,932,878                 15.47
6.500 - 6.999 .............................           442                 109,583,716                 30.87
7.000 - 7.499 .............................           271                  62,904,481                 17.72
7.500 - 7.999 .............................           271                  55,876,618                 15.74
8.000 - 8.499 .............................           133                  27,617,034                  7.78
8.500 - 8.999 .............................           119                  22,705,654                  6.40
9.000 - 9.499 .............................            47                   8,589,252                  2.42
9.500 - 9.999 .............................            22                   4,278,141                  1.21
10.000 - 10.499 ...........................             1                     312,325                  0.09
10.500 - 10.999 ...........................             1                      24,769                  0.01
11.500 - 11.999 ...........................             1                     306,127                  0.09
                                                    -----                ------------                ------
           Total: .........................         1,561                $355,005,401                100.00%
                                                    =====                ============                ======

----------
* As of the initial Cut-off Date, the statistical Mortgage Loans had current mortgage rates of not less than 5.250% per annum and not more than 11.875% per annum and the weighted average current mortgage rate was approximately 7.186% per annum.

     Loan-to-Value Ratios of the Statistical Mortgage Loans at Origination*

                                                                                                   % of Aggregate
                                                    Number            Principal Balance           Principal Balance
                                                of Statistical        Outstanding as of           Outstanding as of
Loan-to-Value Ratio (%)                         Mortgage Loans     the Initial Cut-off Date   the Initial Cut-off Date
------------------------------------------      --------------     ------------------------   ------------------------
10.00 and Less ............................             1                $      9,968                  0.00%
10.01 - 20.00 .............................             5                     263,180                  0.07
20.01 - 30.00 .............................             4                     380,427                  0.11
30.01 - 40.00 .............................             8                   1,591,464                  0.45
40.01 - 50.00 .............................            26                   5,874,460                  1.65
50.01 - 60.00 .............................            50                  12,387,972                  3.49
60.01 - 70.00 .............................           186                  42,748,555                 12.04
70.01 - 80.00 .............................         1,223                 281,894,266                 79.41
80.01 - 90.00 .............................            45                   7,792,398                  2.20
90.01 - 100.00 ............................            13                   2,062,711                  0.58
                                                    -----                ------------                ------
   Total: .................................         1,561                $355,005,401                100.00%
                                                    =====                ============                ======

----------
* The weighted average LTV of the statistical Mortgage Loans as of the initial Cut-off Date was approximately 76.52%. The seller has calculated the LTV based on the most recent valuations for the related mortgaged properties available to it.

                   Occupancy of the Statistical Mortgage Loans

                                                                                                 % of Aggregate
                                                                                                Principal Balance
                                                    Number            Principal Balance         Outstanding as of
                                                of Statistical        Outstanding as of        the Initial Cut-off
Occupancy                                       Mortgage Loans     the Initial Cut-off Date           Date
------------------------------------------      --------------     ------------------------    -------------------
Owner Occupied ............................         1,015                $261,860,891                73.76%
Non Owner Occupied ........................           479                  80,947,909                22.80
2nd Home ..................................            67                  12,196,601                 3.44
                                                    -----                ------------               ------
  Total ...................................         1,561                $355,005,401               100.00%
                                                    =====                ============               ======

             Documentation Level of the Statistical Mortgage Loans*

                                                                                                 % of Aggregate
                                                                                                Principal Balance
                                                    Number            Principal Balance         Outstanding as of
                                                of Statistical        Outstanding as of        the Initial Cut-off
Documentation Level                             Mortgage Loans     the Initial Cut-off Date           Date
------------------------------------------      --------------     ------------------------    -------------------
Full ......................................           414                $ 83,742,959                23.59%
Reduced ...................................           428                 103,075,362                29.03
No Documentation ..........................           237                  43,014,948                12.12
No Ratio ..................................           293                  83,551,594                23.54
Stated ....................................           189                  41,620,538                11.72
                                                    -----                ------------               ------
  Total ...................................         1,561                $355,005,401               100.00%
                                                    =====                ============               ======

----------
*     For  a  description  of  the   documentation   types,  see   "Underwriting
      Guidelines" in this prospectus supplement.

          Geographic Distributions of the Initial Mortgaged Properties*

                                                                Principal Balance             % of Aggregate
                                             Number             Outstanding as of            Principal Balance
                                         of Statistical        the Initial Cut-off           Outstanding as of
Location                                 Mortgage Loans               Date               the Initial Cut-off Date
---------------------------------        --------------        -------------------       ------------------------
Alabama .........................               10                 $   994,034                       0.28%
Arizona .........................              164                  37,238,084                      10.49
Arkansas ........................                3                     302,165                       0.09
California ......................              212                  70,722,526                      19.92
Colorado ........................               32                   5,550,678                       1.56
Connecticut .....................               20                   4,437,376                       1.25
Delaware ........................                2                     232,800                       0.07
District Of Columbia ............               14                   3,172,026                       0.89
Florida .........................              170                  30,544,812                       8.60
Georgia .........................               77                  12,146,411                       3.42
Hawaii ..........................                1                     649,454                       0.18
Idaho ...........................                5                     512,701                       0.14
Illinois ........................               28                   5,489,660                       1.55
Indiana .........................                8                     821,673                       0.23
Iowa ............................                1                     119,782                       0.03
Kansas ..........................                3                     446,519                       0.13
Kentucky ........................               11                   1,182,577                       0.33
Louisiana .......................               10                   1,414,296                       0.40
Maine ...........................                2                     868,254                       0.24
Maryland ........................               81                  18,683,999                       5.26
Massachusetts ...................               57                  17,219,587                       4.85
Michigan ........................                9                   1,504,973                       0.42
Minnesota .......................               28                   5,699,109                       1.61
Mississippi .....................                6                     723,019                       0.20
Missouri ........................                6                     833,955                       0.23
Montana .........................                3                     376,309                       0.11
Nevada ..........................               21                   5,424,976                       1.53
New Hampshire ...................                4                     738,933                       0.21
New Jersey ......................               24                   5,820,988                       1.64
New Mexico ......................                6                     898,964                       0.25
New York ........................              105                  38,416,485                      10.82
North Carolina ..................               33                   4,399,837                       1.24
Ohio ............................               20                   2,656,279                       0.75
Oklahoma ........................                4                     522,085                       0.15
Oregon ..........................               35                   6,782,055                       1.91
Pennsylvania ....................                8                   1,086,162                       0.31
Rhode Island ....................               15                   3,001,491                       0.85
South Carolina ..................               14                   2,096,341                       0.59
Tennessee .......................                3                     319,920                       0.09
Texas ...........................              108                  13,679,688                       3.85
Utah ............................               16                   2,463,342                       0.69
Virginia ........................               92                  28,237,673                       7.95
Washington ......................               78                  14,414,717                       4.06
West Virginia ...................                7                   1,246,979                       0.35
Wisconsin .......................                5                     911,707                       0.26
                                             -----             ---------------                     ------
  Total: ........................            1,561             $355,005,401.00                     100.00%
                                             =====             ===============                     ======

----------
* The greatest ZIP Code geographic concentration of statistical Mortgage Loans, by Initial Cut-off Date Principal Balance, was approximately 0.77% in the 22193 ZIP Code.

                 Credit Score of the Statistical Mortgage Loans*

                                                                                                 % of Aggregate
                                                                                                Principal Balance
                                                    Number            Principal Balance         Outstanding as of
                                                of Statistical        Outstanding as of        the Initial Cut-off
Credit Score                                    Mortgage Loans     the Initial Cut-off Date           Date
------------------------------------------      --------------     ------------------------    -------------------
N/A .......................................            15                $  3,154,777                 0.89%
500 - 524 .................................            10                   1,382,444                 0.39
525 - 549 .................................             8                   1,224,071                 0.34
550 - 574 .................................             8                   2,219,902                 0.63
575 - 599 .................................             8                   1,882,106                 0.53
600 - 624 .................................            72                  20,056,305                 5.65
625 - 649 .................................           248                  59,747,463                16.83
650 - 674 .................................           297                  68,829,111                19.39
675 - 699 .................................           305                  67,694,018                19.07
700 - 724 .................................           246                  54,689,756                15.41
725 - 749 .................................           164                  37,130,930                10.46
750 - 774 .................................           100                  20,782,428                 5.85
775 - 799 .................................            63                  13,895,662                 3.91
800 - 824 .................................            17                   2,316,428                 0.65
                                                    -----                ------------               ------
    Total: ................................         1,561                $355,005,401               100.00%
                                                    =====                ============               ======

----------
* The weighted average credit score of the statistical Mortgage Loans that had credit scores was approximately 685 as of the initial Cut-off Date.

                 Loan Purpose of the Statistical Mortgage Loans

                                                                                                 % of Aggregate
                                                                                                Principal Balance
                                                    Number            Principal Balance         Outstanding as of
                                                of Statistical        Outstanding as of        the Initial Cut-off
Loan Purpose                                    Mortgage Loans     the Initial Cut-off Date           Date
------------------------------------------      --------------     ------------------------    -------------------
Refinance Cashout .........................           407                $ 93,881,605                26.45%
Refinance Rate/Term .......................           181                  41,998,419                11.83
Purchase ..................................           973                 219,125,377                61.72
                                                    -----                ------------               ------
   Total ..................................         1,561                $355,005,401               100.00%
                                                    =====                ============               ======

    Maximum Mortgage Rates of the Statistical Adjustable-Rate Mortgage Loans*

                                                                                                 % of Aggregate
                                                   Number            Principal Balance         Principal Balance
                                               of Statistical        Outstanding as of         Outstanding as of
Maximum Mortgage Rate (%)                      Mortgage Loans    the Initial Cut-off Date   the Initial Cut-off Date
------------------------------------------     --------------    ------------------------   ------------------------
9.000 - 9.499 .............................             1                $    159,833                 0.11%
10.500 - 10.999 ...........................             9                   3,003,876                 2.08
11.000 - 11.499 ...........................           118                  30,378,066                21.01
11.500 - 11.999 ...........................           151                  40,206,846                27.80
12.000 - 12.499 ...........................            99                  26,213,535                18.13
12.500 - 12.999 ...........................            89                  21,014,997                14.53
13.000 - 13.499 ...........................            32                   7,849,127                 5.43
13.500 - 13.999 ...........................            29                   7,500,289                 5.19
14.000 - 14.499 ...........................            16                   4,305,448                 2.98
14.500 - 14.999 ...........................             6                   1,263,663                 0.87
15.000 - 15.499 ...........................             4                     511,054                 0.35
15.500 - 15.999 ...........................             7                   1,347,816                 0.93
16.000 - 16.499 ...........................             4                     571,660                 0.40
16.500 - 16.999 ...........................             2                     284,603                 0.20
                                                      ---                ------------               ------
   Total: .................................           567                $144,610,813               100.00%
                                                      ===                ============               ======

----------
*     The  weighted   average   Maximum   Mortgage   Rate  of  the   statistical
      Adjustable-Rate Mortgage Loans as of the initial Cut-off Date was approximately 12.161% per annum.

    Minimum Mortgage Rates of the Statistical Adjustable-Rate Mortgage Loans*

                                                                                                 % of Aggregate
                                                   Number            Principal Balance         Principal Balance
                                               of Statistical        Outstanding as of         Outstanding as of
Minimum Mortgage Rate (%)                      Mortgage Loans    the Initial Cut-off Date   the Initial Cut-off Date
------------------------------------------     --------------    ------------------------   ------------------------
2.000 - 2.499 .............................             9                $  1,942,653                 1.34%
2.500 - 2.999 .............................           326                  85,117,082                58.86
3.000 - 3.499 .............................             5                   1,676,184                 1.16
3.500 - 3.999 .............................           153                  39,003,004                26.97
4.000 - 4.499 .............................             9                   3,088,728                 2.14
4.500 - 4.999 .............................             1                     196,000                 0.14
5.000 - 5.499 .............................             6                   1,407,909                 0.97
5.500 - 5.999 .............................            25                   5,471,379                 3.78
6.000 - 6.499 .............................            12                   2,846,436                 1.97
6.500 - 6.999 .............................            16                   2,940,915                 2.03
7.000 - 7.499 .............................             3                     567,853                 0.39
7.500 - 7.999 .............................             1                     208,002                 0.14
8.000 - 8.499 .............................             1                     144,668                 0.10
                                                      ---                ------------               ------
   Total: .................................           567                $144,610,813               100.00%
                                                      ===                ============               ======

----------
*     The  weighted   average   Minimum   Mortgage   Rate  of  the   statistical
      Adjustable-Rate Mortgage Loans as of the initial Cut-off Date was approximately 3.362% per annum.

        Gross Margins of the Statistical Adjustable-Rate Mortgage Loans*

                                                                                                 % of Aggregate
                                                   Number            Principal Balance         Principal Balance
                                               of Statistical        Outstanding as of         Outstanding as of
Gross Margin (%)                               Mortgage Loans    the Initial Cut-off Date   the Initial Cut-off Date
------------------------------------------     --------------    ------------------------   ------------------------
2.000 - 2.499 .............................             9                $  1,942,653                 1.34%
2.500 - 2.999 .............................           326                  85,117,082                58.86
3.000 - 3.499 .............................             5                   1,676,184                 1.16
3.500 - 3.999 .............................           153                  39,003,004                26.97
4.000 - 4.499 .............................             9                   3,088,728                 2.14
4.500 - 4.999 .............................             1                     196,000                 0.14
5.000 - 5.499 .............................             6                   1,407,909                 0.97
5.500 - 5.999 .............................            25                   5,471,379                 3.78
6.000 - 6.499 .............................            12                   2,846,436                 1.97
6.500 - 6.999 .............................            16                   2,940,915                 2.03
7.000 - 7.499 .............................             3                     567,853                 0.39
7.500 - 7.999 .............................             1                     208,002                 0.14
8.000 - 8.499 .............................             1                     144,668                 0.10
                                                      ---                ------------               ------
  Total: ..................................           567                $144,610,813               100.00%
                                                      ===                ============               ======

----------
* The weighted average Gross Margin of the statistical Adjustable-Rate Mortgage Loans as of the initial Cut-off Date was approximately 3.362% per annum.

  Next Rate Adjustment Date for the Statistical Adjustable-Rate Mortgage Loans*

                                                                                                 % of Aggregate
                                                   Number            Principal Balance         Principal Balance
                                               of Statistical        Outstanding as of         Outstanding as of
Next Rate Adjustment Date (Year)               Mortgage Loans    the Initial Cut-off Date   the Initial Cut-off Date
------------------------------------------     --------------    ------------------------   ------------------------
2007 ......................................            64                $ 16,282,006                11.26%
2008 ......................................             9                   2,196,092                 1.52
2010 ......................................           494                 126,132,715                87.22
                                                      ---                ------------               ------
  Total ...................................           567                $144,610,813               100.00%
                                                      ===                ============               ======

  Initial Periodic Rate Caps of the Statistical Adjustable-Rate Mortgage Loans*

                                                                                                 % of Aggregate
                                                   Number            Principal Balance         Principal Balance
                                               of Statistical        Outstanding as of         Outstanding as of
Initial Periodic Rate Cap (%)                  Mortgage Loans    the Initial Cut-off Date   the Initial Cut-off Date
------------------------------------------     --------------    ------------------------   ------------------------
1.000 .....................................             1                $    521,250                 0.36%
2.000 .....................................             5                   1,475,868                 1.02
3.000 .....................................            77                  18,774,469                12.98
5.000 .....................................           482                 123,191,576                85.19
6.000 .....................................             2                     647,650                 0.45
                                                      ---                ------------               ------
  Total: ..................................           567                $144,610,813               100.00%
                                                      ===                ============               ======

----------
* The weighted average Initial Periodic Rate Cap of the statistical Adjustable-Rate Mortgage Loans as of the initial Cut-off Date was approximately 4.700% per annum.

     Periodic Rate Caps of the Statistical Adjustable-Rate Mortgage Loans*

                                                                                                 % of Aggregate
                                                   Number            Principal Balance         Principal Balance
                                               of Statistical        Outstanding as of         Outstanding as of
Periodic Rate Cap (%)                          Mortgage Loans    the Initial Cut-off Date   the Initial Cut-off Date
------------------------------------------     --------------    ------------------------   ------------------------
1.000 .....................................           538                $139,387,945                96.39%
2.000 .....................................             8                   2,041,967                 1.41
3.000 .....................................            20                   3,084,972                 2.13
5.000 .....................................             1                      95,929                 0.07
                                                      ---                ------------               ------
  Total: ..................................           567                $144,610,813               100.00%
                                                      ===                ============               ======

----------
* The weighted average Periodic Rate Cap of the statistical Adjustable-Rate Mortgage Loans as of the initial Cut-off Date was approximately 1.059 % per annum.

                                    The Index

         The mortgage loan index with respect to substantially all of the statistical Adjustable Rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by The Wall Street Journal (the "Index"). If the Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index that is based upon comparable information.

         Listed below are historical values of certain average yields, which are related to the Index. The monthly averages shown are intended only to provide an historical summary of the movements in the Index and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to the Index as published by a different source for the same period.

                                                                       Six-Month LIBOR
                            -----------------------------------------------------------------------------------------
Month                         2005            2004            2003            2002             2001            2000
-----                       --------        --------        --------        --------         --------        --------
January.................    2.96000%        1.21375%        1.34875%        2.03375%         5.26250%        6.28875%
February................    3.16000%        1.17000%        1.34000%        2.03000%         4.90750%        6.33125%
March...................    3.40000%        1.16000%        1.23125%        2.33000%         4.71000%        6.52625%
April...................    3.40875%        1.38000%        1.29000%        2.12000%         4.30250%        6.73125%
May.....................    3.53750%        1.57750%        1.21375%        2.08000%         3.98000%        7.10500%
June....................    3.71000%        1.94000%        1.11938%        1.95625%         3.90875%        7.00000%
July....................    3.92375%        1.98000%        1.14625%        1.87000%         3.68875%        6.89375%
August..................    4.05500%        1.99000%        1.19750%        1.79500%         3.45250%        6.83000%
September...............    4.23063%        2.19625%        1.18000%        1.71000%         2.52250%        6.76000%
October.................    4.46625%        2.31250%        1.23000%        1.60000%         2.14625%        6.72000%
November................    4.60063%        2.63500%        1.25875%        1.46875%         2.03000%        6.64000%
December................                    2.78063%        1.22000%        1.38000%         1.98125%        6.20375%

Prefunding and Conveyance of Subsequent Mortgage Loans

      On the Closing Date, cash in the aggregate amount of approximately $4,592,167 will be deposited into the Prefunding Account, established and maintained by the Securities Administrator on behalf of the certificateholders. Any investment income earned from amounts in the Prefunding Account shall be paid to the Depositor, and will not be available for payments on the certificates. During the Prefunding Period, the Depositor is expected to purchase subsequent Mortgage Loans from the Seller and sell such subsequent
Mortgage Loans to the Trust Fund. The purchase price for each subsequent Mortgage Loan will equal the principal balance of such subsequent Mortgage Loan and will be paid from the Prefunding Account. Accordingly, the purchase of subsequent Mortgage Loans will decrease the amount on deposit in the Prefunding Account and increase the aggregate Stated Principal Balance of the Mortgage Loans.

      The characteristics of the Mortgage Loans in the trust will vary upon the acquisition of subsequent Mortgage Loans.

      The obligation of the trust to purchase subsequent Mortgage Loans during the Prefunding Period is subject to the following requirements:

      o     each   subsequent   Mortgage  Loan  may  not  be  31  or  more  days
            contractually delinquent as of its Cut-off Date;

      o SLS will be the servicer of each subsequent Mortgage Loan as of the related subsequent transfer date;

      o each subsequent Mortgage Loan may not have a final maturity date later than January 1, 2037;

      o the remaining term to stated maturity of each subsequent Mortgage Loan may not exceed 30 years;

      o no subsequent Mortgage Loan borrower may have a credit score of less than 500;

      o each subsequent Mortgage Loan will have an LTV ratio not greater than 100%;

      o each subsequent Mortgage Loan will have a Stated Principal Balance not greater than $1,000,000;

      o each subsequent Mortgage Loan will be secured by a first lien on a mortgaged property;

      o each subsequent Mortgage Loan will have a first payment date on or before February 1, 2007;

      o each subsequent Mortgage Loan conveyed on the related subsequent transfer date satisfies the representations and warranties applicable to it under the Pooling and Servicing Agreement as of the applicable subsequent transfer date;

      o each subsequent Mortgage Loan will have complied with in all material respects any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure, recording and all applicable predatory and abusive lending laws applicable to such subsequent Mortgage Loan;

      o no subsequent Mortgage Loan will be classified as a "high cost home," "covered," "high cost," "high risk home," "predatory" or similarly classified loan under any applicable state, federal or local law; and

      o     the transfer of the  subsequent  Mortgage Loans will not result in a
            downgrade  or  withdrawal  of  the   then-current   ratings  of  the
            certificates by S&P or Moody's.

      Following the purchase of such subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans, including the subsequent Mortgage Loan, will have the following characteristics as of their respective Cut-off Dates:

      o     a weighted average Mortgage Rate of at least 7.180% per annum;

      o     a weighted average LTV ratio of not more than 77.00%;

      o     a weighted average Credit Score of not less than 683;

      o no more than 13.00% of the Mortgage Loans by aggregate Cut-off Date Principal Balance will be no documentation loans;

      o no less than 22.00% of the Mortgage Loans by aggregate Cut-off Date Principal Balance will be full documentation loans;

      o no less than 61.00% of the Mortgage Loans by aggregate Cut-off Date Principal Balance will be purchase money Mortgage Loans;

      o no more than 5.50% of the Mortgage Loans by aggregate Cut-off Date Principal Balance will have a debt-to-income ratio of over 50%;

      o no more than 67.00% of the Mortgage Loans by aggregate Cut-off Date Principal Balance will be Interest Only Mortgage Loans; and

      o no more than 21.00% of the Mortgage Loans by aggregate Cut-off Date Principal Balance will be concentrated in one state and no more than 12.00% of the Mortgage Loans by aggregate Cut-off Date Principal Balance will be concentrated in any other state.

                                   The Seller

      The Seller is a Delaware limited liability company engaged in the acquisition of prime, subprime and under-performing residential mortgage loans as well as seasoned performing mortgages. The Seller does not originate mortgage loans.

      The Mortgage Loans were purchased by the Seller in the ordinary course of its business and will be conveyed to the Depositor, who will, in turn, transfer them to the Trust Fund.

      The Seller is an affiliate of Terwin Capital LLC and SLS.

                             Underwriting Guidelines

      The Mortgage Loans were originated generally in accordance with the underwriting criteria, standards and guidelines of either the Seller or of the related originator. Approximately 84.00% of the Mortgage Loans in the mortgage pool were underwritten in accordance with The Winter Group Underwriting Guidelines. The remaining Mortgage Loans were originated by various third party originators in accordance with their respective underwriting guidelines. The following is a general summary of the underwriting guidelines used in originating substantially all of the Mortgage Loans. Underwriting criteria are generally not available with respect to a small percentage of the Mortgage Loans. These summaries do not purport to be a complete description of any such underwriting guidelines. In addition, from time to time, exceptions and/or variances to the underwriting guidelines may be made. No assurances can be given that the Mortgage Loans originated pursuant to guidelines other than The Winter Group Underwriting Guidelines were originated in accordance with the criteria set forth herein. In general, the Seller did not re-underwrite any of the Mortgage Loans.

General

      All of the Mortgage Loans are "conventional mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration). The underwriting standards applicable to the Mortgage Loans typically differ from, and, with respect to a substantial number of Mortgage Loans, are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, mortgagor income, mortgagor credit history, mortgagor employment history, required documentation, interest rates, mortgagor occupancy of the mortgaged property and/or property types. Because the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Mortgage Loans thereunder may reflect relatively higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein may have been made in cases where compensating factors were demonstrated by a prospective mortgagor. In general, neither the Seller nor the Depositor has re-underwritten any mortgage loan.

      Generally, each mortgagor was required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, such mortgagor generally furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of an investment property or two- to four-unit dwelling, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to a mortgaged property consisting of a vacation or second home, income derived from the property generally was not considered for underwriting purposes. In the case of certain mortgagors with acceptable payment histories, income was not required to be stated (or verified) in connection with their loan applications.

      Based on the data provided in the application and certain verifications (if required), a determination was made by the original lender that the mortgagor's monthly income (if required to be stated) should be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The originator may also have considered the amount of liquid assets available to the mortgagor at the time of origination.

      The credit score tables included herein show the credit scores, if any, that the originators of the mortgage loans collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. However, credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this Prospectus Supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

      Certain Mortgage Loans were originated under "alternative," "reduced documentation," "noratio," "stated income/stated assets," "no documentation," or "no income/no asset" programs, which require either alternative or less documentation and verification than do traditional "full documentation" programs. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income and/or employment is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a "no-ratio" program, certain mortgagors with acceptable payment histories and credit scores will not be required to provide any information regarding income and no other investigation regarding the mortgagor's income will be undertaken. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator. Generally, under a no-documentation program, no verification of a borrower's income or assets is undertaken by the originator. Generally, under a "no income/no asset" program, the mortgagor is not required to state its income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such Mortgage Loans may be based primarily or entirely on the estimated value of the mortgaged property and the loan-to-value ratio at origination as well as on the credit score.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan generally will have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Generally, appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      Under the underwriting standards, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories generally establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt-to-income ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting standards establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

The Winter Group Underwriting Guidelines

      This section applies only to those mortgage loans underwritten in accordance with The Winter Group Underwriting Guidelines (approximately 84.00% of the Mortgage Loans in the mortgage pool).

      The information set forth in the following paragraphs has been provided by The Winter Group and none of the Depositor, the underwriters, the Servicer, the Master Servicer, the Securities Administrator, the Backup Servicer, the Trustee or any other person makes any representation as to the accuracy or completeness of such information.

      The Winter Group Underwriting Guidelines consist of the following four main risk categories based on the loan-to-value ratio of the mortgage loan: (1) 70% or less, (2) 71%-80%, (3) 81%-85%, and (4) 86%-95%.

      For mortgage loans with loan-to-value ratios of 70% or less, the mortgage loan must generally have the following characteristics: a minimum FICO score of 620; a maximum loan amount of $1,000,000 (full or alternative documentation), $650,000 (reduced or no ratio),

$500,000 (stated income), or $350,000 (no income/no asset); and a maximum debt-to-income ratio of 60%.

      For mortgage loans with loan-to-value ratios greater than 70% and less than or equal to 80%, the mortgage loan must generally have the following characteristics: a minimum FICO score of 620; a maximum loan amount of $1,000,000 (full or alternative documentation), $650,000 (reduced or no ratio), $500,000 (stated), or $350,000 (no income/no asset); and a maximum debt-to-income ratio of 55%.

      For mortgage loans with loan-to-value ratios greater than 80% and less than or equal to 85%, the mortgage loan must generally have the following characteristics: a minimum FICO score of 620; a maximum loan amount for a primary residence or a second home of $650,000 (full, alternative, reduced, or no ratio), $500,000 (stated), or $350,000 (no income/no asset); and a maximum debt-to-income ratio of 45%. The maximum loan amount for an investment property is $350,000 (full, alternative, reduced or no ratio) or $300,000 (stated or no income/no asset); and the maximum cash out to the borrower is $200,000 (full, alternative, reduced, and no ratio) or $100,000 (stated or no income/no asset).

      For mortgage loans with loan-to-value ratios greater than 85% and less than or equal to 95%, the mortgage generally must have the following characteristics: a minimum FICO score of 620 (full, alternative, reduced, no ratio, stated or no income/no asset); a maximum loan amount of $650,000 (full, alternative, reduced or no ratio), $500,000 (stated) or $350,000 (no income/no asset); and a maximum debt-to-income ratio of 40%. The maximum loan amount for an investment property is $350,000 (full, alternative, reduced and no ratio) or $300,000 (stated or no income/no asset); and the maximum cash out to the borrower is $200,000 (full, alternative, reduced and no ratio) or $100,000 (stated or no income/no asset).

      Generally, a minimum two-year credit history for each borrower is required. Current housing payments must be verified for the previous twelve months. Any serious derogatory items in the credit report must be explained in writing by the borrower. A written explanation from the borrower is required for recent late payments or an excessive number of aged late payments. Any liens, judgments or garnishments appearing in the credit report generally must have been satisfied for more than two years and otherwise will be considered on a case-by-case basis. Normally, prior Chapter 7 bankruptcies must have been discharged for at least four years and Chapter 13 bankruptcies must have been discharged for at least two years and the borrower must provide a written explanation of the circumstances surrounding the bankruptcy. Borrowers who have experienced prior mortgage foreclosures or given a deed-in-lieu of foreclosure may be considered for financing for primary residence loans only. The foreclosures or deed in-lieu must have occurred at least three years prior to the subject loan and must have resulted from circumstances beyond the borrower's control.

      As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the applicant reflects compensating factors. It is expected that certain of the Mortgage Loans underwritten in accordance with The Winter Group Underwriting Guidelines will represent these kinds of exceptions.

                               The Master Servicer

General

      The Master Servicer will oversee and enforce the obligations of the Servicer in connection with its servicing obligations with respect to the Mortgage Loans as specified in the Pooling and Servicing Agreement. Pursuant to the Pooling and Servicing Agreement, the Master Servicer may be required to make Compensating Interest payments (to the extent of the Securities Administrator Fee for the related Distribution Date) and Advances, in each case, to the extent that the Servicer or Backup Servicer as successor servicer, as applicable, is required to do so under the Pooling and Servicing Agreement, but fails to do so.

      The principal compensation to be paid to the Master Servicer in respect of its obligations under the Pooling and Servicing Agreement will be paid by the Securities Administrator pursuant to an agreement between the Master Servicer and the Securities Administrator. The Master Servicer will be entitled to reimbursement of certain expenses, indemnities and other amounts prior to distributions on the certificates as described in the Pooling and Servicing Agreement.

                                  The Servicer

General

      Specialized Loan Servicing LLC ("SLS") will act as a servicer of the Mortgage Loans, and its obligations with respect to the Mortgage Loans that it services are limited to its contractual servicing obligations.

      The information contained herein with regard to SLS has been provided by SLS. None of the Depositor, the Seller, the Trustee, the Master Servicer, the Backup Servicer, the Securities Administrator or any of their respective affiliates (other than SLS) has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of this information.

      SLS is a Delaware limited liability company, engaged in the residential mortgage loan servicing business. SLS is affiliated with and under common ownership and control with the Seller and Terwin Capital LLC.

      The principal executive offices of SLS are located at 8742 Lucent Boulevard, Highlands Ranch, CO 80129.

      SLS was formed December 2002 and began servicing operations January 2004. As of September 30, 2005, SLS provided servicing for approximately $6.9 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for affiliated entities. The mortgage loans that are serviced by SLS in its portfolio are first and second-lien, fixed or adjustable rate Alt-A, sub-prime mortgage loans secured by single-family residences.

      SLS has received the following  residential  primary servicer ratings from
Fitch: "RPS3-" for subprime and Alt A products and "RPS3-"for special servicing. SLS has received the following residential primary servicer rating from Moody's: "SQ3-" for subprime products and "SQ3-" for second liens.

      SLS's Foreclosure, Delinquency and Loss Experience. Due to its recent formation and growth of its servicing portfolio, SLS does not have meaningful historical servicing data, including relevant static pool data. There can be no assurance, and no representation is made, that factors, such as the recent formation of SLS, national or local economic conditions or downturns in the real estate markets of its servicing areas, will not result in higher than usual rates of delinquencies and foreclosure losses on the Mortgage Loans.

      A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, SLS may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

      The Servicing Rights Owner has the option, but not the obligation to transfer some or all of the servicing after the Closing Date.

      The  following  table  sets  forth  certain   information   regarding  the
delinquency experience of SLS with respect to all the residential mortgage loans serviced by it.

                          SLS Delinquency Experience(1)

                                      At September 30, 2005         At December 31, 2004
                                   --------------------------     ------------------------
Total Portfolio                        $ Loans         % by $          $ Loans      % by $
                                   --------------      ------     ---------------   ------
Number of Loans ......                     68,602                         25,554
Total Portfolio ......             $6,886,896,279                 $3,231,604,707
Period of Delinquency
   30-59 Days ........               $105,176,987      1.527%        $38,051,393    1.177%
   60-89 Days ........                $27,565,318      0.400%         $4,948,355    0.463%
   90 or more Days ...                $29,074,355      0.422%        $10,486,485    0.324%

   Sub-Total .........               $161,816,660      2.350%        $63,486,233    1.965%
Delinquency Status
   Bankruptcy ........                $34,402,114      0.500%        $13,001,588    0.402%
   Foreclosure .......                $76,469,697      1.110%        $34,969,534    1.082%
   Real Estate Owned .                 $8,283,794      0.120%           $766,369    0.024%

   Sub-Total .........               $119,155,605      1.730%        $48,737,491    1.508%

Total Delinquent Loans               $280,972,265      4.080%       $112,223,724    3.473%

(1) All percentages based on the total loan balance outstanding.

      There can be no assurance that the delinquency and foreclosure experience of the mortgage loans included in the trust will correspond to the delinquency and foreclosure experience set forth in the foregoing tables.

Pledge of Servicing Rights

      On or after the Closing Date, the Servicing Rights Owner has the option, but not the obligation, to pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders, as servicing rights pledgees, selected by the Servicing Rights Owner as the representative of certain lenders. Upon delivery to the Trustee and the Securities Administrator by the servicing rights pledgee of a letter signed by SLS, whereunder SLS shall resign as the servicer under the Pooling and Servicing Agreement, the Securities Administrator shall appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies, the Master Servicer and the Backup Servicer) and that the servicing rights pledgee agrees to be subject to the terms of the Pooling and Servicing Agreement.

                         Servicing of the Mortgage Loans

General

      The Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement among the Trustee, the Depositor, the Master Servicer, the Seller, the Securities Administrator, the Backup Servicer and the Servicer. Notwithstanding anything to the contrary in the Prospectus, the Securities Administrator will not be responsible for the performance of the servicing activities by the Servicer. Terwin Advisors or its designee in its capacity as the Servicing Rights Owner shall have the right to replace the Servicer in certain circumstances and subject to certain conditions specified in the Pooling and Servicing Agreement.

      In accordance with the Pooling and Servicing Agreement, the Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, which may be affiliates of the Servicer. Notwithstanding any subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Mortgage Loans for which it is responsible.

      The servicing rights with respect to the Mortgage Loans may be transferred to one or more successor servicers at any time, subject to the conditions set forth in the Pooling and Servicing Agreement, including the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and that each Rating Agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Offered Certificates.

Servicing Compensation and Payment of Expenses

      The Servicer will be paid the Servicing Fee, which is to be paid from interest collections on the Mortgage Loans. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid mortgage loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Servicer is also entitled to receive, as additional servicing compensation, all late payment charges, insufficient funds charges, assumption fees and other similar charges (other than prepayment penalties) and all investment income earned on amounts on deposit in the related Collection Account. The Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans in connection with its responsibilities under the Pooling and Servicing Agreement.

Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans

      When a mortgagor prepays all or a portion of a mortgage loan between Due Dates, the mortgagor pays interest on the amount prepaid only to the date of the prepayment. Prepayments received during the related Prepayment Period are included in the distribution to certificateholders on the related Distribution Date thereby causing a shortfall in interest, except with respect to prepayments on the Mortgage Loans serviced by the Servicer that are received between the 1st and the 11th of each month, as such prepayments will be distributed on the Distribution Date occurring in that month. In order to mitigate the effect of any such shortfall in interest distributions to certificateholders on any
Distribution Date, the Servicer shall deposit Compensating Interest in the related Collection Account for distribution to the certificateholders on such Distribution Date. Pursuant to the Pooling and Servicing Agreement, the Master Servicer may be required to remit Compensating Interest to the extent that the Servicer is required to do so under the Pooling and Servicing Agreement, but fails to do so, but only to the extent required in the Pooling and Servicing Agreement. Any such deposit by the Servicer will be reflected in the distributions to the certificateholders made on such Distribution Date.

Advances

      Subject to the following limitations, the Servicer will be required to make Advances. The Servicer will not make any Advances on any Mortgage Loan that is greater than ninety days delinquent.

      Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from late collections, insurance proceeds or liquidation proceeds from the related Mortgage Loans. No party will be required, however, to make any Advances with respect to reductions in the amount of the Scheduled Payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act.

      All Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loans as to which such unreimbursed Advances were made. In addition, any Advances previously made in respect of any Mortgage Loans that are deemed by the Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Collection Account prior to the distributions on the certificates. Furthermore, the Servicer shall have the right to reimburse itself for any such Advances from amounts held from time to time in the related Collection Account to the extent such amounts are not then required to be distributed to certificateholders; provided, however, that any funds so applied and transferred shall be replaced by the Servicer by deposit in the related Collection Account no later than one Business Day prior to the Distribution Date on which such funds are required to be distributed.

      In the course of performing its servicing obligations, the Servicer will pay Servicing Advances to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds.

      The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loans, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loans in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

      The Pooling and Servicing Agreement will permit the Servicer to enter into an advance facility with one or more entities. The Pooling and Servicing Agreement will provide that (i) the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such Advances and/or Servicing Advances, and (ii) the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of the certificateholders as necessary or appropriate to effect the terms of such a facility.

Securities Administrator

      Wells Fargo Bank, N.A. will be the Securities Administrator under the Pooling and Servicing Agreement. The Securities Administrator will be paid the Securities Administrator Fee. The Securities Administrator will be entitled to reimbursement of certain expenses, indemnities and other amounts prior to distributions of any amounts to Certificateholders, as described in the Pooling and Servicing Agreement. The office of the Securities Administrator is located at (a) for certificate transfer purposes, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-TMTS 2005-18ALT, and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Client Manager-TMTS 2005-18ALT, facsimile number (410) 715-2380, or at such other addresses as the Securities Administrator may designate from time to time. The Securities Administrator may resign at any time, in which event the Depositor will be obligated to appoint a successor Securities Administrator. The Depositor may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Securities Administrator becomes insolvent. The Securities Administrator may also be removed at any time by the Trustee or by Certificateholders evidencing not less than 51% of the voting rights evidenced by the Certificates. In such circumstances, the Depositor will also be obligated to appoint a successor Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Securities Administrator will:

      (1) provide administrative services and file reports with regard to the Certificates;

      (2) make available to the Trustee and Certificateholders reports regarding the Mortgage Loans and the Certificates;

      (3) receive payments with respect to the Mortgage Loans from the Master Servicer and, in its capacity as paying agent for the Certificates, remit the payments to the Certificateholders as described herein; and

      (4) establish and maintain the Distribution Account, the Prefunding Account and the Swap Account and any other Accounts required to be established and maintained by it under the Pooling and Servicing Agreement.

      The Securities Administrator, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights as it would have if it were not Securities Administrator.

      The Securities Administrator will also act as calculation agent, paying agent, certificate registrar, authenticating agent and Swap Administrator under the Pooling and Servicing Agreement.

      The principal compensation to be paid to the Securities Administrator in respect of its activities under the Pooling and Servicing Agreement for the Certificates is the Securities Administrator Fee. The Securities Administrator will be paid the Securities Administrator Fee prior to any distributions on the Certificates.

                         Description of the Certificates

General

      The Certificates will represent the entire beneficial ownership interest in the Trust Fund to be created under the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the Certificates. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Pooling and Servicing Agreement.

      The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The Offered Certificates will consist of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4
Certificates, Class M-5 Certificates, Class M-6 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and Class R Certificates. The Certificates will also consist of the Class B-4 Certificates, Class B-5 Certificates, Class B-6 Certificates, Class P-X Certificates, Class M-X Certificates and Class B-X Certificates, none of which are being offered hereby. Each class of certificates will have the respective initial Class Principal Balance, subject to the permitted variance, and Pass-Through Rates set forth or described on page S-5 of this prospectus supplement and in the "Glossary of Defined Terms" herein.

      The Offered Certificates, other than the Class R Certificate, will be issued in book-entry form as described below. The Definitive Certificates will be transferable and exchangeable through the Securities Administrator. The Offered Certificates, other than the Class R Certificate, will each be issued in minimum dollar denominations of $25,000 in original principal amount and integral multiples of $1 in excess of $25,000. A single Class R Certificate will be issued in definitive form in a $100 denomination.

Assets of the Trust Fund

      The certificates will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of:

      o the Mortgage loans, together with their mortgage files, and together with all collections thereon and proceeds thereof;

      o any property acquired by foreclosure of the Mortgage Loans or by deed in lieu of foreclosure;

      o the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and proceeds thereof;

      o the depositor's rights with respect to each mortgage loan purchase and servicing agreement;

      o all insurance policies described below, along with the proceeds of such policies;

      o     the  Trustee's  rights as trustee  under the  Supplemental  Interest
            Trust;

      o the Collection Account, the Master Servicer Collection Account, the Distribution Account, the Prefunding Account, the Swap Account and the assets that are deposited therein from time to time; and

      o     all proceeds of any of the foregoing.

      Notwithstanding the foregoing, however, the Trust Fund specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans on or before the applicable Cut-off Date.

Book-Entry Certificates

      The Offered Certificates, other than the Class R Certificates, will be Book-Entry Certificates. Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The

Book-Entry Certificates will be issued in one or more certificates that equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum Certificate Principal Balances of $25,000 and integral multiples of $1 in excess of $25,000. Except as described below, no person acquiring a Book- Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificate Owners have accounts with respect to Book-Entry Certificates, are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Material Federal Income Tax
Considerations--Tax Treatment of Foreign Investors" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex 1 hereto.

      Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

      Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream

Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium. The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions  on  the  Book-Entry  Certificates  will  be  made  on  each
Distribution Date by the Securities Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book- Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book- Entry Certificates that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co., as nominee of DTC. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations--Tax Treatment of Foreign Investors" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those Offered Certificates in the secondary market since some potential investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the Trust Fund provided by the Securities Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

      DTC has advised the Depositor, the Securities Administrator and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

      o DTC or the depositor advises the Securities Administrator in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the Securities Administrator is unable to locate a qualified successor;

      o the depositor, in writing, with the consent of the applicable participants, elects to terminate the book-entry system through DTC; or

      o after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Certificate Principal Balance advise the Securities Administrator and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners and the applicable participants consent to the termination.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Trustee and the Securities Administrator will recognize the holders of such Definitive Certificates as holders of the Offered Certificates under the Pooling and Servicing Agreement.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Distributions

      General. Distributions on the certificates will be made by the Securities Administrator, on each Distribution Date, commencing in January 2006, to the persons in whose names the Certificates are registered at the close of business on the Record Date.

      Distributions on each Distribution Date will be made by wire transfer or, in the case of any certificateholder that has not provided the Securities Administrator with wire instructions, by check mailed to the address of the person entitled to distributions as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the applicable office of the Securities Administrator or such other address designated in writing by the Securities Administrator. On each Distribution Date, a holder of a certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable class of certificates.

      Distributions. On each Distribution Date, the interest distributable with respect to the Offered Certificates, other than the Class R Certificate, is the interest which has accrued thereon at the then applicable related Pass-Through Rate during the related Accrual Period. All calculations of interest on the LIBOR Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Net WAC Certificates and the Interest-Only Certificates will be made on the basis of a 360-day year and twelve 30-day months. Any Prepayment Interest Shortfall and interest shortfalls on the Mortgage Loans resulting from application of the Servicemembers Civil Relief Act will be allocated on such Distribution Date pro rata among the outstanding classes of

Certificates based upon the amount of interest each such class would otherwise be paid on such Distribution Date.

      On each Distribution Date, holders of certificates entitled to principal distributions will be entitled to receive principal distributions from Available Funds, to the extent and in the priority set forth below. On each Distribution Date, to the extent of Available Funds, the Class A Certificates will receive the Senior Optimal Principal Distribution Amount and the Subordinate Certificates will receive the Subordinate Optimal Principal Distribution Amount.

      On each Distribution Date, the Available Funds for such Distribution Date are required to be distributed in the following order of priority, until such Available Funds have been fully distributed:

      (1)   To  the  Swap   Provider,   any  Swap  Provider   Payment  for  such
            Distribution Date;

      (2) to the Class R Certificates, until the Certificate Principal Balance of such class has been reduced to zero;

      (3) to each class of the Class A Certificates and the Class P-X Certificates, pro rata, based on amounts due, Current Interest and Carryforward Interest for each such class and Distribution Date;

      (4) to the Class A Certificates, up to the Senior Optimal Principal Distribution Amount, concurrently, as follows:

            (A)   approximately 87.51%, sequentially, as follows:

                  (i) to the Class A-1 Certificates, until the Certificate Principal Balance of such class has been reduced to zero;

                  (ii) to the Class A-2 Certificates, until the Certificate Principal Balance of such class has been reduced to zero; and

                  (iii) To the Class A-3 Certificates, until the Certificate Principal Balance of such class has been reduced to zero;

            (B) approximately 12.49%, to the Class A-4 Certificates, until the Certificate Principal Balance of such class has been reduced to zero; provided, however, if a Class A-4 Trigger Event is in effect for such Distribution Date, no distributions will be made pursuant to this subclause (4)(B) on such Distribution Date and any amounts otherwise distributable pursuant to this subclause (4)(B) will be distributed pursuant to subclause
                  (4)(A) above, in the order of priority set forth therein, until the Certificate Principal Balance of each of the Class A-1, Class A-2 and Class A-3 Certificates has been reduced to zero; and

      (5) to the Class M-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

      (6) to the Class M-2 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

      (7) to the Class M-3 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

      (8) to the Class M-4 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

      (9) to the Class M-5 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

      (10) to the Class M-6 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

      (11) to the Class M-X Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

      (12)  to the Class M Certificates, sequentially, as follows:

                  (i) to the Class M-1 Certificates, up to the Allocable Share for such Class, until the Certificate Principal Balance of such class has been reduced to zero;

                  (ii) to the Class M-2 Certificates, up to the Allocable Share for such Class, until the Certificate Principal Balance of such class has been reduced to zero;

                  (iii) To the Class M-3 Certificates, up to the Allocable Share for such Class, until the Certificate Principal Balance of such class has been reduced to zero;

                  (iv) to the Class M-4 Certificates, up to the Allocable Share for such Class, until the Certificate Principal Balance of such class has been reduced to zero;

                  (v) to the Class M-5 Certificates, up to the Allocable Share for such Class, until the Certificate Principal Balance of such class has been reduced to zero; and

                  (vi) To the Class M-6 Certificates, up to the Allocable Share for such Class, until the Certificate Principal Balance of such class has been reduced to zero;

      (13) to the Class B-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

      (14) to the Class B-2 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

      (15) to the Class B-X Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

      (16) to the Class B-3 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

      (17) to the Class B-4 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

      (18) to the Class B-5 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

      (19) to the Class B-6 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

      (20)  to the Class B Certificates, sequentially, as follows:

                  (i) to the Class B-1 Certificates, up to the Allocable Share for such Class, until the Certificate Principal Balance of such class has been reduced to zero;

                  (ii) to the Class B-2 Certificates, up to the Allocable Share for such Class, until the Certificate Principal Balance of such class has been reduced to zero;

                  (iii) To the Class B-3 Certificates, up to the Allocable Share for such Class, until the Certificate Principal Balance of such class has been reduced to zero;

                  (iv) to the Class B-4 Certificates, up to the Allocable Share for such Class, until the Certificate Principal Balance of such class has been reduced to zero;

                  (v) to the Class B-5 Certificates, up to the Allocable Share for such Class, until the Certificate Principal Balance of such class has been reduced to zero; and

                  (vi) To the Class B-6 Certificates, up to the Allocable Share for such Class, until the Certificate Principal Balance of such class has been reduced to zero;

      (21) To the Swap Provider, any Swap Termination Payments owed to the Swap Provider resulting from a Swap Provider Trigger Event;

      (22) to the Securities Administrator and the Trustee, any amounts remaining unreimbursed for certain payments that may be payable to the Securities Administrator or the Trustee, as applicable, under the Pooling and Servicing Agreement, after its rights to reimbursement for such amounts prior to distributions on the Certificates have been exhausted;

      (23)  To the Class R Certificates, any remaining amounts.

Allocation of Losses

      On each Distribution Date, any Realized Loss on the Mortgage Loans will be allocated first to the Subordinate Certificates, in the reverse order of their payment priority (beginning with the class of Subordinate Certificates then outstanding with the lowest payment priority), in each case until the
Certificate Principal Balance of the respective class of certificates has been reduced to zero, and then to the Class A-4 Certificates until the Certificate Principal Balance of such class has been reduced to zero and then to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based upon their respective Certificate Principal Balances.

      On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the aggregate Certificate Principal Balance of the certificates (after giving effect to distributions of principal and allocation of Realized Losses, as described above), the Certificate Principal Balances of one or more classes of the Subordinate Certificates will be written down, up to the amount of such deficiency, in inverse order of priority, commencing with the Class B-6 Certificates, until the Certificate Principal Balance of each such class has been reduced to zero.

      No reduction of the Certificate Principal Balance of any class shall be made on any Distribution Date on account of Realized Losses to the extent that such a reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of certificates as of that Distribution Date to an amount less than the aggregate principal balance of all Mortgage Loans as of the related Due Date.

      All allocations of Realized Losses will be accomplished on a Distribution Date by reducing the Certificate Principal Balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the month preceding the month of that Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following Distribution Date.

      If there are any Subsequent Recoveries in respect of a liquidated Mortgage Loan, such Subsequent Recoveries will be distributed in accordance with the priorities described under " -Distributions" above. Additionally, the
Certificate Principal Balance of each class of certificates that has been reduced by the allocation of a Realized Loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the Unpaid Realized Loss Amount for such class immediately prior to such Distribution Date. Holders of such certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Accrual Period preceding the Distribution Date on which such increase occurs.

Distribution of Prepayment Penalties

      On each Distribution Date, the Securities Administrator, as paying agent, shall withdraw any amounts then on deposit in the Distribution Account that represent prepayment penalties to the extent collected by the Servicer in connection with the principal prepayment of any of the Mortgage Loans with prepayment penalties and shall distribute such amounts to the holders of the Class P-X Certificates.

Prefunding Account

      On the Closing Date, the Depositor will deposit the Prefunded Amount into the Prefunding Account. All Mortgage Loans purchased by the Trust Fund through application of amounts on deposit in the Prefunding Account are referred to in this prospectus supplement as the subsequent Mortgage Loans. The Prefunded Amount may be increased by an amount equal to the aggregate of the Stated Principal Balances of any initial Mortgage Loan removed from the mortgage pool prior to the Closing Date. During the Prefunding Period, the Prefunded Amount will be allocated for purchase of subsequent Mortgage Loans from the Depositor in accordance with the applicable provisions of the Pooling and Servicing Agreement. Subsequent Mortgage Loans purchased by the Trust Fund and added to the Trust Fund on any date during the Prefunding Period (each, a subsequent transfer date) must satisfy the criteria set forth in the Pooling and Servicing agreement. On the Distribution Date in January 2006, any remaining amounts in the Prefunding Account will be applied to reduce the Certificate Principal Balance of the certificates then entitled to distributions of principal as described herein. Amounts on deposit in the Prefunding Account will not be invested. The Prefunding Account will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.

Calculation of One-Month LIBOR

      On each Interest Determination Date, the Securities Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the Securities Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

      If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Offered Certificates will be established by the Securities Administrator as follows:

      (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Offered Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

      (2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One- Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Offered Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Reports to Certificateholders

      On each Distribution Date, the Securities Administrator will make available on its website located at www.ctslink.com to each certificateholder, the Seller, the Master Servicer, the Backup Servicer, the Servicer, the Depositor, the Trustee and any other interested party a statement generally setting forth, among other information:

      (1) the amount of the related distribution to holders of each class of Certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and
            (B) the aggregate amount of all scheduled payments of principal included therein;

      (2) the amount of such distribution to holders of each class of Certificates allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement;

      (3)   the Carryforward Interest for each class of Certificates;

      (4) the Certificate Principal Balance of each class of Certificates after giving effect to the distribution of principal on such Distribution Date;

      (5) the aggregate outstanding principal balance of each class of Certificates for the following Distribution Date;

      (6) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date;

      (7) the amount of the Servicing Fee paid to or retained by the Servicer, the amount of the Securities Administrator Fee paid to the Securities Administrator and the amount of any Swap Provider Payment for the related Due Period;

      (8) the Pass-Through Rate for each class of Certificates for such Distribution Date;

      (9) the amount of Advances included in the distribution on such Distribution Date;

      (10)  the  cumulative   amount  of   reimbursement   to  the  Servicer  of
            non-recoverable Advances previously made;

      (11) the cumulative amount of (A) Realized Losses and (B) Unpaid Realized Loss Amounts;

      (12)  the amount of  Realized  Losses  with  respect to such  Distribution
            Date;

      (13) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (i) 30 days,
            (ii) 60 days, (iii) 90 days and (iv) 120 days (to include such delinquent loans which are also in foreclosure or bankruptcy) as of the close of business on the last day of the calendar month preceding such Distribution Date;

      (14) the number and aggregate principal amounts of Mortgage Loans that were in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

      (15) the number and aggregate principal amounts of Mortgage Loans that were in foreclosure as of the close of business on the last day of the calendar month preceding such Distribution Date;

      (16) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

      (17) any Basis Risk Shortfall paid and all Basis Risk Shortfall remaining on each class of Certificates on such Distribution Date;

      (18) the number and aggregate principal balance of Mortgage Loans from which prepayment penalties were collected for the related Prepayment Period in the aggregate;

      (19) the current and cumulative number and amount of prepayment penalties and the current and cumulative amount of late payment fees received during the related Prepayment Period in the aggregate;

      (20) the total number and principal balance of any Mortgage Loans that were repurchased during the calendar month preceding such Distribution Date and the total number and principal balance of any Mortgage Loans that were repurchased from the Closing Date to such Distribution Date;

      (21) the aggregate amount of Subsequent Recoveries for such Distribution Date and the aggregate amount of Subsequent Recoveries collected after the Closing Date to such Distribution Date;

      (22) the weighted average remaining term to maturity of the Mortgage Loans as of the first day of the calendar month preceding such Distribution Date;

      (23) the amount distributed as interest to each class of Certificates attributable to a regular interest in a REMIC and the amount distributed to each class of Certificates not attributable to a regular interest in a REMIC; and

      (24) the amount of any Net Swap Payment payable to the Supplemental Interest Trust, any Net Swap Payment payable by the Supplemental Interest Trust to the Swap

            Provider, any Swap Termination Payment payable to the Supplemental Interest Trust and any Swap Termination Payment payable by the Supplemental Interest Trust to the Swap Provider.

      Assistance in using the Securities Administrator's website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

      In  addition,  within a  reasonable  period of time  after the end of each calendar year if requested in writing or required by applicable law, the Securities Administrator will prepare and deliver to each certificateholder of record during the previous calendar year, a statement containing information necessary to enable certificateholders to prepare their tax returns. The information included in any statement, whether an annual report or a report relating to a Distribution Date, will be based solely on the information received from the Servicer. Accordingly, the Securities Administrator will not be responsible for any errors, misstatements or omissions that may be incorporated therein. Such statements will not have been examined and reported upon by an independent public accountant.

Additional Rights of the Class R Certificateholder

      The Class R Certificate will remain outstanding for so long as the Trust Fund shall exist, whether or not such Class R Certificate is receiving current distributions of principal. In addition to distributions of principal distributable as described under "--Distributions," the holder of the Class R Certificate will be entitled to receive (i) the amounts, if any, remaining in each REMIC on any Distribution Date after distributions of principal and interest on the regular interests and Class R Certificate on such date and (ii) the proceeds of the assets of the Trust Fund, if any, remaining in each REMIC after distributions in respect of any accrued and unpaid interest on such regular interests and Class R Certificate, and after distributions in respect of principal have reduced the principal amounts of the regular interests and Class R Certificate to zero. After the Certificate Principal Balance of the Class R Certificate is reduced to zero, it is not anticipated that any material distributions will be made with respect to the Class R Certificate at any time. See "Material Federal Income Tax Consequences--REMICs-Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

Restrictions on Transfer of the Class R Certificate

      The Class R Certificate will be subject to the following restrictions on transfer, and the Class R Certificate will contain a legend describing such restrictions.

      The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations (as defined in the Prospectus) and (ii) certain pass-through entities (as defined in the Prospectus) that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership" as defined in the Code) with respect to the Class R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a disqualified organization or a nominee for a disqualified organization. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Securities Administrator an affidavit, in the form attached as an exhibit to the Pooling and Servicing Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing the Class R Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing in such affidavit to the Securities Administrator that it has no actual knowledge that such affidavit is false. Further, such affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class R Certificate in excess of cashflows generated thereby, (iii) intends to pay taxes associated with holding the Class R Certificate as such taxes become due, (iv) will not transfer the Class R Certificate to any person or entity that does not provide a similar affidavit and (v) will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer.

      In addition, the Class R Certificate may not be purchased by or transferred to any person that is not a U.S. Person (as defined in the prospectus), unless such person holds such Class R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective IRS Form W-8ECI (or any successor thereto).

      The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

      The Class R Certificate may generally not be acquired by or transferred to a Plan or a person acting for, on behalf of or with any assets of any such Plan. See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

                       The Pooling and Servicing Agreement

General

      The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement among the Depositor, the Seller, the Master Servicer, the Servicer, the Backup Servicer, the Securities Administrator and the Trustee. The Physical Certificates will be transferable and exchangeable at the office of the Securities Administrator, which will serve as certificate registrar and paying agent. The Securities Administrator will provide to a prospective or actual certificateholder upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Client Manager-TMTS 2005-18ALT.

Assignment of Mortgage Loans

      On the Closing Date for the initial Mortgage Loans and on any subsequent transfer date for the subsequent mortgage loans, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, together with all principal and interest received with respect to the Mortgage Loans after the applicable Cut-off Date, other than Scheduled Payments due on or before that date. The Securities Administrator, as authenticating agent, will, concurrently with such assignment, authenticate and deliver the Offered Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement that will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the applicable Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the Servicer of such Mortgage Loan.

      As to each Mortgage Loan the following documents are generally required to be delivered to the Custodian in accordance with the Custodial Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated (or, if the original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording, or, in lieu of delivery of the original mortgage, the Seller, on behalf of the Depositor, may deliver or cause to be delivered, a true and correct copy thereof and in lieu of delivery of original mortgage notes, the Depositor may deliver or cause to be delivered a lost note affidavit executed or assigned by the Seller), (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below), (4) the policies of title insurance issued with respect to each Mortgage Loan and (5) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the mortgages or assignments of mortgage with respect to many of the Mortgage Loans will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In those cases, no mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. The Depositor does not expect to cause the assignments to be recorded.

      Notwithstanding the foregoing, in lieu of providing a duly executed assignment of the mortgage to the Trustee and an original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS System(R). In addition, the mortgages for some or all of the Mortgage Loans in the Trust Fund that are not already held through the MERS System(R), the mortgage is recorded in the name of Mortgage Electronic Registrations Systems, Inc., or MERS, as nominee for the owner of the mortgage loan. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee and does not have any interest in the Mortgage Loan.

      Within 90 days of the Closing Date, the Custodian will review the Mortgage Loans and the related documents pursuant to the Pooling and Servicing Agreement to ascertain whether all required documents have been received by it. If any Mortgage Loan or related document is found to not conform with the review criteria set forth in the Custodial Agreement, such nonconformity has a material adverse effect on the value of the Mortgage Loan or the Certificateholders' interest in the related Mortgage Loan and such nonconformity is not cured within a specified period of time following notification thereof to the Seller by the Custodian, the Seller will be obligated to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price equal to (without duplication) the outstanding Stated Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected plus the amount of any unreimbursed Advances and Servicing Advances. The purchase price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and related documents available to the Trustee or the Certificateholders.

      In connection with the substitution of a Qualified Substitute Mortgage Loan, the Seller will be required to deposit the Substitution Amount into the Collection Account on or prior to the next succeeding Determination Date after such obligation arises.

      Pursuant to the terms of various sale agreements, the originators of the Mortgage Loans have made or assigned, as of the date of (or provided in) such agreement, to the Seller certain representations and warranties concerning the related Mortgage Loans. On the Closing Date, the Seller's rights under the various sale agreements will be assigned by the Seller to the Depositor and, in turn, by the Depositor to the Trustee for the benefit of holders of the Certificates. In addition, with respect to certain Mortgage Loans, the Seller will represent and warrant on the Closing Date that each such Mortgage Loan will make its scheduled payment for December 2005, January 2006 and February 2006, within 30 days of the related Due Date. Within the period of time specified in the various sale agreements following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of Certificates in a Mortgage Loan, or receipt of notice of such breach, the applicable originator or the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, to substitute another mortgage loan).

      Pursuant to the terms of the mortgage loan sale and assignment agreement whereby the Mortgage Loans will be purchased by the Depositor, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates) representations and warranties as of the Closing Date similar to those described in the preceding paragraph. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by an originator as described above, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loans, as described above.

      To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not purchased by the originator or the Seller, and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Certificates may incur a loss.

Payments on Mortgage Loans; Collection Account; Master Servicer Collection Account; Distribution Account

      The Pooling and Servicing Agreement provides that the Servicer for the benefit of the certificateholders shall establish and maintain one or more Collection Accounts, into which the Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, the collections in respect of the Mortgage Loans, except that the Servicer generally may deduct the Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Pooling and Servicing Agreement permits the Servicer to direct any depository institution maintaining a Collection Account to invest the funds in the related Collection Account in one or more investments acceptable to each Rating Agency as provided in the Pooling and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer will be entitled to all income and gain realized from its Collection Account investments, and the income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect of any of its respective Collection Account investments out of its own funds as the losses are realized.

      The Pooling and Servicing Agreement provides that the Master Servicer for the benefit of the certificateholders shall establish and maintain the Master Servicer Collection Account, into which the Master Servicer is generally required to deposit or cause to be deposited, promptly upon receipt from the Servicer on the Servicer Remittance Date and retain on deposit until the Master Servicer Remittance Date amounts remitted by the Servicer and any other amounts required to be deposited under the Pooling and Servicing Agreement. Subject to restrictions set forth in the Pooling and Servicing Agreement, the Master Servicer is permitted to direct that the funds in the Master Servicer Collection Account either be held uninvested or be invested so long as the investments mature no later than the Master Servicer Remittance Date. All income and gain realized from any Master Servicer Collection Account investment will belong to the Master Servicer.

      The Master Servicer will be required to deposit in the Master Servicer Collection Account out of its own funds the amount of any losses incurred in respect of any Master Servicer Collection Account investment, as the losses are realized. The Securities Administrator will be obligated to establish the Distribution Account, into which the Securities Administrator will deposit or cause to be deposited not later than 2:00 p.m. New York City time on the Master Servicer Remittance Date from amounts on deposit in the Master Servicer Collection Account remitted to it by the Master Servicer, the Available Funds (other than the Securities Administrator Fee) with respect to the related Distribution Date. Funds in the Distribution Account shall remain uninvested. The Securities Administrator will retain for its own account the Securities Administrator Fee from funds in the Distribution Account on a monthly basis before distributions to Certificateholders.

Amendment

      The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Servicer, the Backup Servicer, the Securities Administrator and the Trustee, without the consent of certificateholders, for any of the purposes set forth under "Description of the Agreements--Amendment" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Securities Administrator, the Servicer, the Backup Servicer, the Master Servicer and the Trustee and the holders of a 66 2/3% ownership interest of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

      (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of such Certificate;

      (2) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause (1) above, without the consent of the holders of Certificates of such class evidencing, as to such class, Percentage Interests aggregating 66 2/3%; or

      (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such class.

Optional Termination

      SLS will have the option (but not the obligation) to terminate the Trust Fund and thereby effect the early retirement of all the Certificates on any Distribution Date on or after the Optional Termination Date at a price equal to the sum of (i) the aggregate outstanding principal balance of the Mortgage Loans (or if any such Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon through the Due Date preceding distribution of the proceeds, (ii) any unreimbursed out-of-pocket costs and expenses of the Trustee, the Securities Administrator, the Master Servicer, the Servicer and the Backup Servicer and all of unreimbursed Advances, (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any anti-predatory or antiabusive lending law and (iv) any Swap Termination Payment payable by the Supplemental Interest Trust to the Swap Provider which remains unpaid or which is due to the exercise of such option. Proceeds from the purchase will be distributed to the certificateholders in the order of priority described above. Any such optional termination of the Trust Fund will result in an early retirement of the Certificates.

Optional Purchase of Defaulted Loans

      As to any Mortgage Loan that is 90 days or more delinquent, the Servicer will have the option (but not the obligation), subject to the conditions described in the Pooling and Servicing Agreement, to purchase the related Mortgage Loan from the Trust Fund at a price equal to the sum of (i) the aggregate outstanding principal balance of such Mortgage Loan together with any unreimbursed Advances, (ii) accrued interest thereon through the Due Date preceding the next Distribution Date, (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Mortgage Loan of any anti-predatory or anti-abusive lending law and (iv) any unreimbursed out-of-pocket costs and expenses. Such purchase price shall be delivered to the Securities Administrator for deposit into the Distribution Account for the benefit of the certificateholders.

Events of Default

      Events of default will consist of:

      (1) any failure by the Servicer to deposit in the Collection Account or the Master Servicer to deposit in the Master Servicer Collection Account or the Distribution Account, respectively, the required amounts or remit to the Securities Administrator any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement), which continues unremedied for the number of days set forth in the Pooling and Servicing Agreement after written notice of the failure shall have been given to the Servicer or the Master Servicer, as applicable, by the Securities Administrator, the Trustee, the Depositor or to the Servicer, the Master Servicer or the Securities Administrator by the holders of Certificates evidencing at least 50% of the voting rights evidenced by the Certificates;

      (2) any failure by the Servicer or the Master Servicer, as applicable, to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Servicer or the Master Servicer in the Pooling and Servicing Agreement, which continues unremedied for the number of days set forth in the Pooling and Servicing Agreement after the giving of written notice of the failure to the Servicer or the Master Servicer, as applicable, by the Securities Administrator, the Trustee, the Depositor or to the Securities Administrator by the holders of Certificates evidencing at least 50% of the voting rights evidenced by the Certificates;

      (3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Servicer and, if such proceeding is being contested by the Master Servicer or the Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 90 days or results in the entry of an order for relief of any such adjudication or appointment;

      (4) the Master Servicer or the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or relating to all or substantially all of its property;

      (5) the Master Servicer or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

      (6) failure by the Master Servicer or the Servicer to duly perform, within the required time period, its obligations pursuant to certain officer's certificates and accountants' statements as described in the Pooling and Servicing Agreement and such failure continues unremedied for a period of 10 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Servicer by any party to the Pooling and Servicing Agreement; and

      (7) any failure of the Master Servicer or the Servicer to make any Advances when due that is not remedied on the first Business Day immediately following the date upon which such Advance was required to be remitted to the Securities Administrator and notice of such failure has been received.

      As of any date of determination, (1) holders of the Class A, Class R, Class M and Class B Certificates will be allocated 97% of all voting rights, allocated among such Certificates in proportion to their respective outstanding Certificate Principal Balances and (2) holders of the Class P-X, Class M-X and Class B-X Certificates will be allocated all of the remaining voting rights. Voting rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.

      As specified in the Pooling and Servicing Agreement, upon the occurrence of certain events with respect to SLS, SLS' rights and obligations as the servicer under the Pooling and Servicing Agreement will be terminated and the Backup Servicer shall succeed or appoint a successor servicer with respect to the related Mortgage Loans.

Rights upon Event of Default

      If an event of default described in clauses (1) through (7) above under the caption "-- Events of Default" shall occur with respect to the Servicer or the Master Servicer, then, and in each and every such case, so long as such event of default shall not have been remedied, the Securities Administrator (or the Trustee upon actual notice of such event of default in the case of an event of default with respect to the Master Servicer) may, or upon the receipt of instructions from the holders of Certificates having greater than 50% of the voting rights evidenced by the Certificates shall, by notice, in writing, to the Servicer or the Master Servicer, with a copy to each Rating Agency, terminate all of the rights and obligations of the defaulting Servicer or the defaulting Master Servicer in its capacity as Servicer or Master Servicer, as applicable, under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the affected Mortgage Loans and the proceeds thereof. If an event of default described in clause (1) or (7) above under the caption "-- Events of
Default"  shall  occur,  the  Securities   Administrator  (or  the

Trustee, as applicable), upon receipt of notice of such default, shall, by notice in writing to the Servicer or the Master Servicer and the Depositor, terminate all of the rights and obligations of the Servicer or the Master
Servicer, as applicable, in its capacity as the Servicer or as the Master Servicer, as applicable, under the Pooling and Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the defaulting Servicer or the defaulting Master Servicer of such written notice of termination, all authority and power of the Servicer or such Master Servicer under the Pooling and Servicing Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans, or otherwise, subject to the rights of the Servicing Rights Owner to appoint a successor servicer, shall pass and be vested in (i) the Backup Servicer if such event of default occurred with respect to SLS or (ii) the Trustee if such event of default occurred with respect to the Master Servicer, in each case pursuant to the terms of the Pooling and Servicing Agreement including, without limitation, the obligation to make Advances to the extent provided in the Pooling and Servicing Agreement. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer is authorized and empowered, as attorney-in- fact or otherwise, to execute and deliver, on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise. Upon the termination of the Master Servicer or the Servicer, all costs related to the appointment and transfer of servicing to a successor Master Servicer or servicer shall be borne by the terminated Master Servicer or servicer or, if the terminated Master Servicer or Servicer, as applicable, fails to make such payments, the Trust Fund, as further described in the Pooling and Servicing Agreement. No assurance can be given that termination of the rights and obligations of the defaulting Servicer or defaulting Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans serviced by the Servicer or such Master Servicer, including the delinquency experience of such Mortgage Loans. Further, there can be no assurance that there will be a successor master servicer or servicer (other than the parties to the Pooling and Servicing Agreement obligated to act as successor servicer) willing to service the mortgage loans at the Servicing Fee Rate.

      No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding regarding an event of default, unless the holder previously has given to the Trustee written notice of the continuation of an event of default and unless the holders of Certificates having not less than 25% of the voting rights evidenced by the Certificates have made written request to the Trustee to institute such proceeding in its own name as trustee thereunder and have offered to the Trustee indemnity satisfactory to it and the Trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

      The Trustee will be the trustee under the Pooling and Servicing Agreement and will be paid a fee in consideration of its services. The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be paid by the Securities Administrator. The Trustee will be entitled to reimbursement of certain expenses, indemnities and other amounts prior to distributions of any amounts to certificateholders, as described in the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any claim, loss, liability or expense incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement or the Custodial Agreement, other than any claim, loss, liability or expense (i) the indemnification for which would violate the REMIC provisions of the Code or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling and Servicing Agreement.

      The office of the Trustee is located at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604, or at such other address as the Trustee may designate from time to time.

The Custodian

      Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States of America, will be named custodian under the Custodial Agreement. The Custodian will act as custodian and bailee of the Trustee.

The Backup Servicer

      Wells Fargo will act as Backup Servicer of the SLS serviced mortgage loans pursuant to the Pooling and Servicing Agreement. Wells Fargo's offices are located at Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Client Manager-TMTS 2005-18ALT. If SLS is terminated as servicer under the Pooling and Servicing Agreement, Wells Fargo (or its affiliate or agent, which will meet the requirements of a successor servicer, as set forth in the Pooling and Servicing Agreement, including being acceptable to the Rating Agencies) may act as or appoint a successor servicer thereunder. The Backup Servicer will have no servicing obligations under the Pooling and Servicing Agreement unless and until the Backup Servicer (or its affiliate or agent) becomes the successor servicer to SLS. The fee of the Backup Servicer will be paid by the Depositor.

The Swap Administrator

      Wells Fargo, in its capacity as Securities Administrator, will be the Swap Administrator under the Pooling and Servicing Agreement. Any resignation or removal of Wells Fargo in its capacity as Securities Administrator will also result in the resignation or removal, as applicable, of Wells Fargo as the Swap Administrator.

                        The Interest Rate Swap Agreement

      The Trustee will enter into the Interest Rate Swap Agreement with the Swap Provider on behalf of the Supplemental Interest Trust. On each Distribution Date, the Swap Administrator will deposit into the Swap Account, certain amounts, if any, received from the Swap Provider, which will be distributed in accordance with "--Payments under the Interest Rate Swap Agreement" below. The Swap Account will be an asset of the Supplemental Interest Trust but will not be an asset of any REMIC. U.S. Bank National Association will be the trustee of the Supplemental Interest Trust.

      Under the Interest Rate Swap Agreement, on or before each Distribution Date, (a) the Supplemental Interest Trust will be obligated to pay to the Swap Provider, the Fixed Swap Payment and (b) the Swap Provider will be obligated to pay to the Supplemental Interest Trust, the Floating Swap Payment. The Net Swap Payment will be required to be made on or before each Distribution Date (a) by the Supplemental Interest Trust to the Swap Provider, to the extent that the Fixed Swap Payment for such Distribution Date exceeds the Floating Swap Payment payable to the Supplemental Interest Trust for such Distribution Date, or (b) by the Swap Provider to the Supplemental Interest Trust, to the extent that the Floating Swap Payment payable to the Supplemental Interest Trust exceeds the Fixed Swap Payment for such Distribution Date.

      The notional amount with respect to the Interest Rate Swap Agreement and each Distribution Date will be the related notional amount set forth below. The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in December 2010, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

                          Notional           Fixed Swap                                                Fixed Swap
 Distribution Date        Amount($)       Payment Rate(%)    Distribution Date  Notional Amount($)  Payment Rate (%)
 -----------------        ---------       ---------------    -----------------  ------------------  ----------------
   January  2006       345,947,000.00          4.450         July  2008           109,432,726.00          4.941
   February 2006       333,418,157.00          4.558         August  2008         105,568,663.00          4.948
   March  2006         321,330,985.00          4.666         September  2008      101,799,554.00          4.955
   April 2006          309,670,383.00          4.797         October  2008         97,821,241.00          4.961
   May 2006            298,421,300.00          4.874         November  2008        94,153,425.00          4.967
   June 2006           287,569,216.00          4.897         December  2008        90,828,771.00          4.972
   July 2006           277,100,121.00          4.896         January  2009         87,621,494.00          4.977
   August 2006         267,000,501.00          4.884         February  2009        84,528,290.00          4.982
   September 2006      257,257,319.00          4.870         March   2009          81,544,263.00          4.988
   October  2006       247,857,997.00          4.861         April  2009           78,665,562.00          4.994
   November  2006      238,790,403.00          4.865         May  2009             75,888,256.00          5.000
   December  2006      230,042,829.00          4.873         June  2009            73,208,986.00          5.006
   January  2007       221,603,984.00          4.879         July  2009            70,624,292.00          5.011
   February  2007      213,462,973.00          4.881         August  2009          68,130,836.00          5.017
   March   2007        205,609,287.00          4.880         September  2009       65,725,398.00          5.021
   April  2007         198,032,788.00          4.876         October  2009         63,404,871.00          5.025
   May  2007           190,723,692.00          4.869         November  2009        61,166,258.00          5.029
   June  2007          183,672,566.00          4.861         December  2009        59,006,669.00          5.033
   July  2007          176,870,305.00          4.855         January  2010         56,923,314.00          5.037
   August  2007        167,272,018.00          4.851         February  2010        54,913,502.00          5.041
   September  2007     157,632,635.00          4.851         March   2010          52,974,638.00          5.046
   October  2007       151,235,204.00          4.855         April  2010           51,104,218.00          5.051
   November  2007      145,895,371.00          4.863         May  2010             49,299,826.00          5.057
   December  2007      140,744,049.00          4.873         June  2010            47,546,811.00          5.063
   January  2008       135,774,584.00          4.884         July  2010            45,856,041.00          5.068
   February  2008      130,980,556.00          4.894         August  2010          44,225,307.00          5.073
   March   2008        126,355,773.00          4.904         September  2010       42,652,370.00          5.078
   April  2008         121,894,260.00          4.914         October  2010         40,705,818.00          5.082
   May  2008           117,590,256.00          4.923         November  2010        24,734,714.00          5.085
   June  2008          113,438,199.00          4.932         December 2010         23,850,335.00          5.089
                                                             Thereafter:                    0.00           NA

      The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no "early termination date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

      o "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master Agreement:

            o     "Failure to Pay or Deliver,"

            o "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

            o "Merger without Assumption" (but only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

      o "Termination Events" under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

      o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

      o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

      o "Tax Event Upon Merger" (solely with respect to the Swap Provider) (which generally relates to the Swap Provider's receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement) including if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

      Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate the Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

      Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. The Supplemental Interest Trust's obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the holders of the Offered Certificates.

      If the Swap Provider's credit ratings fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within 30 days thereafter, each rating agency has reconfirmed the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Swap Provider will be required to either (1) obtain a substitute Swap Provider with credit ratings at least equal to the specified levels which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, or (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Interest Rate Swap Agreement (such provisions, the "Downgrade Provisions")

The Swap Provider

      Bear Stearns Financial Products Inc. or BSFP, will be the Swap Provider (whichever applies). BSFP is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. As of the date of this prospectus supplement, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Request for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc. The information contained in this section relates to and has been obtained from the Swap Provider. The information concerning the Swap Provider contained herein is furnished solely to provide limited introductory information regarding the Swap Provider and does not purport to be comprehensive.

Payments under the Interest Rate Swap Agreement

      Amounts payable by the Supplemental Interest Trust to the Swap Provider in respect of Net Swap Payments and Swap Termination Payments will be distributed according to the priorities set forth above under "Description of the Certificates -- Distributions."

      On or before each Distribution Date, Net Swap Payments payable by the Swap Provider to the Supplemental Interest Trust will be deposited by the Swap Administrator into the Swap Account. On each Distribution Date, to the extent required, the Swap Administrator will withdraw the following amounts from the Swap Account for distribution to the certificates in the following order of priority:

      (1) first, to each class of Class A Certificates, pro rata based on amounts due, (i) first to pay Current and any Carryforward Interest, in each case to the extent not fully paid as described under "Description of the Certificates --Distributions" above and (ii) second, to pay any unreimbursed Prepayment Interest Shortfalls allocated to such class;

      (2) second, to each class of Class M Certificates, sequentially, in order of payment priority, (i) first to pay Current and any Carryforward Interest, in each case to the extent not fully paid as described under "Description of the Certificates --Distributions" above and (ii) second, to pay any unreimbursed Prepayment Interest Shortfalls allocated to such class;

      (3) third, to the Class B-1 and Class B-2 Certificates, sequentially, in order of payment priority, (i) first to pay Current and any Carryforward Interest, in each case to the extent not fully paid as described under "Description of the Certificates --Distributions" above and (ii) second, to pay any unreimbursed Prepayment Interest Shortfalls allocated to such class;

      (4) fourth, to pay to the Class A Certificates, pro rata based on amounts due, any Basis Risk Shortfall for such Distribution Date;

      (5) to pay to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in that order, any Basis Risk Shortfall for such Distribution Date;

      (6) to pay to the Class B-1 Certificates, any Basis Risk Shortfall for such Distribution Date;

      (7) to pay to the Class B-2 Certificates, any Basis Risk Shortfall for such Distribution Date; and

      (8) to pay to the Class P-X Certificates, as described in the Pooling and Servicing Agreement.

      Any amounts remaining in the Swap Account after the distributions described above will be distributed by the Swap Administrator as set forth in the Pooling and Servicing Agreement.

                  Yield, Prepayment and Maturity Considerations

General

      The weighted average life of and the yield to maturity on each class of Offered Certificates will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagors' equity in the related properties, changes in the mortgagors' housing needs and employment status and job transfers of the mortgagors, as well as whether the related mortgage loans are subject to prepayment penalties. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

Prepayments and Yields for Offered Certificates

      Generally, if purchased at other than par, the yield to maturity on the Offered Certificates will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Offered Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Offered Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. Because approximately 59.50% of the statistical Mortgage Loans in the mortgage pool contain prepayment penalties, the rate of principal prepayments during the term of such prepayment penalties may be less than the rate of principal prepayments for mortgage loans which do not contain prepayment penalties; however, principal prepayments of the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such prepayment penalties.

      Approximately 59.27% of the statistical Mortgage Loans in the mortgage pool are Fixed Rate Mortgage Loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, fixed rate mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on fixed rate mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on fixed rate mortgage loans.

      Approximately 40.73% of the statistical Mortgage Loans in the mortgage pool are Adjustable Rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. In addition, depending on prevailing interest rates, adjustable rate mortgage loans could experience higher prepayment rates at or near the time of any interest rate adjustment. Nevertheless, no assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

      Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, the Mortgage Rates with respect to substantially all of the Adjustable Rate Mortgage Loans adjust less frequently than the Pass-Through Rates on the Offered Certificates and adjust by reference to the applicable mortgage loan index. Changes in One-Month LIBOR may not correlate with changes in Six- Month LIBOR and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Certificates. The Mortgage Rate applicable to substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Net WAC Rate. Moreover, the Fixed Rate Mortgage Loans have Mortgage Rates which will not adjust and the presence of the Fixed Rate Mortgage Loans in the mortgage pool will make the Net WAC Rate less likely to adjust either upward or downward. See "The Mortgage Pool."

      The calculation of the Pass-Through Rate on each class of the LIBOR Certificates is based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all of the Adjustable Rate Mortgage Loans (Six-Month LIBOR) as described under "The
Mortgage Pool--General." In addition, the Fixed Rate Mortgage Loans have Mortgage Rates that are not dependent upon any index. The Pass-Through Rate on the LIBOR Certificates is also subject to the a cap equal to the Net WAC Rate which effectively limits the rate of interest accrued on each LIBOR Certificate. The Pass-Through Rate on each of the Class B Certificates, other than the Class B-1 and Class B-2 Certificates, will equal the Net WAC Rate, which effectively limits the rate of interest accrued on such Certificates.

      Furthermore, even if One-Month LIBOR and Six-Month LIBOR were at the same level, various factors may cause the Net WAC Rate to limit the amount of interest that would otherwise accrue on each class of LIBOR Certificates. In particular, the Pass-Through Rate on each of the LIBOR Certificates adjusts monthly, while the interest rates on the Adjustable Rate Mortgage Loans adjust less frequently and the interest rates on the Fixed Rate Mortgage Loans remain constant, with the result that the operation of the Net WAC Rate may cause the Pass-Through Rates to be reduced for extended periods in a rising interest rate environment. In addition, the Adjustable Rate Mortgage Loans are subject to periodic adjustment caps, minimum and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Net WAC Rate limiting increases in the Pass-Through Rate for such classes of Certificates. Consequently, the interest that becomes due on the Mortgage Loans (net of the sum of the Servicing Fees, the Securities
Administration   Fee  and  any  Swap  Provider  Payment)  with  respect  to  any
Distribution Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the Margin on each of the LIBOR Certificates. Furthermore, if the Net WAC Rate determines the Pass-Through Rate for a class of LIBOR Certificates for a Distribution Date, the market value of such class of LIBOR Certificates may be temporarily or permanently reduced. Although the Pooling and Servicing Agreement provides a mechanism to pay any Basis Risk Shortfall on a subordinated basis and from amounts received by the Supplemental Interest Trust under the Interest Rate Swap Agreement, there is no assurance that funds will be available to pay such amount. The ratings assigned to the LIBOR Certificates do not address the likelihood of the payment of any such amount.

      In addition, the Pass-Through Rate on each class of LIBOR Certificates is subject to a Maximum Rate Cap. The Maximum Rate Cap may limit the amount of Basis Risk Shortfalls paid on the Class A, Class M, Class B-1 and Class B-2 Certificates.

      The extent to which the yields to maturity on the Offered Certificates may vary from the anticipated yields will depend upon the degree to which they are purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

      The Last Scheduled Distribution Date for each class of Offered Certificates is January 2037. The actual final Distribution Date with respect to each class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

      (1) prepayments are likely to occur and such prepayments will be applied to the payment of the Certificate Principal Balance thereof;

      (2) excess interest to the extent available will be applied as an accelerated payment of principal on the Offered Certificates as described herein; and

      (3) SLS may cause the purchase of all the Mortgage Loans in the mortgage pool when the Stated Principal Balance of the Mortgage Loans and REO Properties at the time of purchase is less than or equal to 10% of the sum of aggregate Stated Principal Balance of the initial Mortgage Loans as of the initial Cut-off Date and the Prefunded Amount.

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment model used in this Prospectus Supplement is the Prepayment Assumption.

      In the event that at the end of the Prefunding Period there are any remaining amounts on deposit in the Prefunding Account, the holders of the certificates then entitled to distributions of principal will receive an additional distribution allocable to principal in an amount equal to the amount remaining in the Prefunding Account. Although there can be no assurance, the Depositor anticipates that there should be no material principal payment to the holders of that class or those classes of certificates due to a lack of subsequent Mortgage Loans.

      CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund. Each of the Prepayment Scenarios in the table below assumes the respective percentages of the Prepayment Assumption, as applicable, indicated for such scenario.

      The tables entitled "Percentage of Initial Principal Balance Outstanding" were prepared on the basis of the Modeling Assumptions and the tables set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Initial Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust Fund will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal on such classes of Offered Certificates may be made earlier or later than indicated in the tables.

      There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, employment status, the solicitation of mortgagors to refinance their mortgage loans and the existence of prepayment penalties. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

                            Fixed Rate Mortgage Loans

                                                                                          Original    Remaining     Original
                                                              Original      Remaining     Interest    Interest-     Months to
                              Net     Original  Remaining   Amortization   Amortization     Only       Only        Prepayment
   Current      Mortgage   Mortgage    Term       Term         Term            Term         Term       Term         Penalty
  Balance($)     Rate(%)    Rate(%)   (months)  (months)      (months)       (months)     (months)    (months)     Expiration
  ----------     -------    -------   --------  --------      --------       --------     --------    --------     ----------
  3,736,103.00    7.228      6.973      341        338          341             338          N/A         N/A           12
  5,441,986.00    7.470      7.215      355        352          355             352          N/A         N/A           24
 43,770,586.00    7.112      6.857      355        353          355             353          N/A         N/A           36
    676,468.00    6.743      6.488      360        358          360             358          N/A         N/A           60
  1,147,164.00    6.490      6.235      308        308          308             308          N/A         N/A            6
 46,298,636.00    7.317      7.062      354        352          354             352          N/A         N/A          N/A
  3,093,793.00    7.302      7.047      360        357          360             357          120         117           12
  8,439,953.00    7.797      7.542      360        358          360             358          120         118           24
 46,834,790.00    7.424      7.169      360        358          360             358          120         118           36
    493,920.00    8.184      7.929      360        359          360             359          120         119           60
  2,359,418.00    8.605      8.350      360        359          360             359          120         119            6
 47,000,676.00    7.363      7.108      360        358          360             358          120         118          N/A
    237,595.00    7.875      7.620      360        357          360             357           60          57           12
    277,000.00    6.882      6.627      360        356          360             356           60          56           24
    586,500.00    6.361      6.106      360        356          360             356           60          56           36

                         Adjustable Rate Mortgage Loans

                                                                       Original      Remaining       Original        Remaining
                                   Net     Original    Remaining     Amortization   Amortization     Interest-       Interest-
     Current         Mortgage   Mortgage     Term        Term            Term           Term         Only Term       Only Term
    Balance($)       Rate(%)     Rate(%)   (months)    (months)        (months)       (months)        (months)       (months)
    ----------       -------     -------   --------    --------        --------       --------        --------       --------
  1,449,723.00        8.179       7.924       360         355             360           355             N/A             N/A
  3,624,119.00        8.065       7.810       360         356             360           356             N/A             N/A
    129,744.00        9.550       9.295       360         356             360           356             N/A             N/A
  1,708,719.00        7.903       7.648       360         356             360           356             N/A             N/A
  2,310,480.00        7.480       7.225       360         357             360           357             120             117
    518,000.00        6.625       6.370       360         357             360           357             120             117
  1,258,400.00        6.886       6.631       360         358             360           358             120             118
    438,581.00        8.430       8.175       360         356             360           356              24              20
    465,000.00        7.250       6.995       360         356             360           356              24              20
  1,070,667.00        7.868       7.613       360         356             360           356              60              56
  3,308,573.00        7.584       7.329       360         355             360           355              60              55
    139,442.00        7.200       6.945       360         355             360           355             N/A             N/A
    974,350.00        6.625       6.370       360         357             360           357             120             117
    612,800.00        6.375       6.120       360         358             360           358             120             118
    110,500.00        6.375       6.120       360         355             360           355              60              55
    359,000.00        6.425       6.170       360         358             360           358              60              58
    590,418.00        6.914       6.659       360         358             360           358             N/A             N/A
  1,164,767.00        7.048       6.793       360         358             360           358             N/A             N/A
  6,436,991.00        6.918       6.663       360         358             360           358             N/A             N/A
    159,690.00        6.250       5.995       360         357             360           357             N/A             N/A
    172,406.00        9.000       8.745       360         359             360           359             N/A             N/A
  3,972,476.00        7.088       6.833       360         358             360           358             N/A             N/A
    679,450.00        6.812       6.557       360         358             360           358             120             118
 14,467,475.00        7.019       6.764       360         358             360           358             120             118
 47,888,289.00        6.835       6.580       360         358             360           358             120             118
    335,740.00        7.504       7.249       360         359             360           359             120             119
    151,600.00        6.250       5.995       360         358             360           358             120             118
  5,480,772.00        6.472       6.217       360         358             360           358             120             118
    124,800.00        8.750       8.495       360         358             360           358             120             118
 31,607,228.00        6.935       6.680       360         358             360           358             120             118
    324,000.00        6.750       6.495       360         357             360           357              60              57
  2,132,320.00        7.073       6.818       360         358             360           358              60              58
  1,995,165.00        7.099       6.844       360         358             360           358              60              58
    133,000.00        6.750       6.495       360         360             360           360              60              60
    649,025.00        6.500       6.245       360         358             360           358              60              58
  7,667,103.00        6.577       6.322       360         357             360           357              60              57


                                                                                                                 Original
              Initial                                                                                           Months to
               Rate        Subsequent                            Rate Change   Months Until                     Prepayment
   Gross      Change        Periodic     Maximum       Minimum    Frequency     Next Rate                         Penalty
 Margin(%)     Cap(%)        Cap(%)      Rate(%)       Rate(%)     (months)     Adjustment   Mortgage Index     Expiration
 ---------     ------        ------      -------       -------     --------     ----------   --------------     ----------
  4.879        3.000         1.901        14.942        4.879         6             19        6 Month Libor         12
  6.459        2.843         1.955        14.716        6.459         6             20        6 Month Libor         24
  5.990        3.000         3.000        16.550        5.990         6             20        6 Month Libor         36
  5.887        2.898         2.043        14.111        5.887         6             20        6 Month Libor        N/A
  4.735        3.000         1.000        13.480        4.735         6             21        6 Month Libor         24
  2.750        3.000         1.000        12.625        2.750         6             21        6 Month Libor          6
  3.382        3.000         1.000        12.886        3.382         6             22        6 Month Libor        N/A
  5.650        3.000         1.000        14.430        5.650         6             20        6 Month Libor         12
  5.650        3.000         1.000        13.250        5.650         6             20        6 Month Libor         24
  3.993        3.000         1.000        13.868        3.993         6             20        6 Month Libor         24
  3.935        2.778         1.222        13.584        3.935         6             19        6 Month Libor        N/A
  6.950        3.000         1.000        13.200        6.950         6             31        6 Month Libor         36
  3.226        3.000         1.000        12.625        3.226         6             33        6 Month Libor         36
  2.750        4.410         1.000        12.375        2.750         6             34        6 Month Libor        N/A
  2.755        3.000         1.000        12.375        2.755         6             31        6 Month Libor         36
  5.750        3.000         1.000        12.925        5.750         6             34        6 Month Libor        N/A
  3.275        5.000         1.000        11.914        3.275         6             58        6 Month Libor         12
  2.750        5.000         1.000        12.048        2.750         6             58        6 Month Libor         24
  3.321        5.000         1.060        11.918        3.321         6             58        6 Month Libor         36
  3.750        5.000         1.000        11.250        3.750         6             57        6 Month Libor          6
  2.625        5.000         1.000        14.000        2.625         6             59        6 Month Libor          7
  2.804        4.969         1.000        12.103        2.804         6             58        6 Month Libor        N/A
  2.908        5.000         1.000        11.812        2.908         6             58        6 Month Libor         12
  3.378        4.700         1.000        12.181        3.378         6             58        6 Month Libor         24
  3.136        5.008         1.008        11.863        3.136         6             58        6 Month Libor         36
  6.129        5.000         1.000        13.504        6.129         6             59        6 Month Libor         48
  2.750        5.000         1.000        11.250        2.750         6             58        6 Month Libor         60
  3.590        5.000         1.000        11.472        3.590         6             58        6 Month Libor          6
  2.750        5.000         1.000        13.750        2.750         6             58        6 Month Libor          7
  3.065        4.979         1.000        11.951        3.065         6             58        6 Month Libor        N/A
  2.750        5.000         1.000        11.750        2.750         6             57        6 Month Libor         12
  3.361        4.747         1.000        12.402        3.361         6             58        6 Month Libor         24
  3.266        4.886         1.000        12.157        3.266         6             58        6 Month Libor         36
  6.750        5.000         1.000        11.750        6.750         6             60        6 Month Libor         60
  2.750        5.000         1.000        11.500        2.750         6             58        6 Month Libor          7
  2.773        4.960         1.040        11.597        2.773         6             57        6 Month Libor        N/A

               Percentage of Initial Principal Balance Outstanding at the Respective Percentages of the Prepayment Assumption

                                                Class A-1                                          Class A-2
                              ---------------------------------------------      ----------------------------------------------
    Distribution Date         50%       75%        100%      125%      150%      50%        75%       100%      125%       150%
-----------------------       ---       ---        ---       ---       ---       ---        ---       ---       ---        ---
Initial................       100       100        100       100       100       100        100       100       100        100
December 2006..........        74        61         48        35        22       100        100       100       100        100
December 2007..........        41        19          0         0         0       100        100        99        65         35
December 2008..........        19         0          0         0         0       100         85        43        10          0
December 2009..........         1         0          0         0         0       100         51        10         0          0
December 2010..........         0         0          0         0         0        14          0         0         0          0
December 2011..........         0         0          0         0         0         0          0         0         0          0
December 2012..........         0         0          0         0         0         0          0         0         0          0
December 2013..........         0         0          0         0         0         0          0         0         0          0
December 2014..........         0         0          0         0         0         0          0         0         0          0
December 2015..........         0         0          0         0         0         0          0         0         0          0
December 2016..........         0         0          0         0         0         0          0         0         0          0
December 2017..........         0         0          0         0         0         0          0         0         0          0
December 2018..........         0         0          0         0         0         0          0         0         0          0
December 2019..........         0         0          0         0         0         0          0         0         0          0
December 2020..........         0         0          0         0         0         0          0         0         0          0
December 2021..........         0         0          0         0         0         0          0         0         0          0
December 2022..........         0         0          0         0         0         0          0         0         0          0
December 2023..........         0         0          0         0         0         0          0         0         0          0
December 2024..........         0         0          0         0         0         0          0         0         0          0
December 2025..........         0         0          0         0         0         0          0         0         0          0
December 2026..........         0         0          0         0         0         0          0         0         0          0
December 2027..........         0         0          0         0         0         0          0         0         0          0
December 2028..........         0         0          0         0         0         0          0         0         0          0
December 2029..........         0         0          0         0         0         0          0         0         0          0
December 2030..........         0         0          0         0         0         0          0         0         0          0
December 2031..........         0         0          0         0         0         0          0         0         0          0
December 2032..........         0         0          0         0         0         0          0         0         0          0
December 2033..........         0         0          0         0         0         0          0         0         0          0
December 2034..........         0         0          0         0         0         0          0         0         0          0
December 2035..........         0         0          0         0         0         0          0         0         0          0

Weighted Average
Life in Years
(to maturity)..........       1.88      1.31       1.01      0.82      0.68      4.84       3.99      3.00      2.32       1.91
(to call)..............       1.88      1.31       1.01      0.82      0.68      4.84       3.99      3.00      2.32       1.91

               Percentage of Initial Principal Balance Outstanding at the Respective Percentages of the Prepayment Assumption

                                                Class A-3                                          Class A-4
                              ---------------------------------------------      ----------------------------------------------
    Distribution Date         50%       75%        100%      125%      150%      50%        75%       100%      125%       150%
-----------------------       ---       ---        ---       ---       ---       ---        ---       ---       ---        ---
Initial................       100       100        100       100       100       100        100       100       100        100
December 2006..........       100       100        100       100       100        86         79        72        65         59
December 2007..........       100       100        100       100       100        69         57        46        37         30
December 2008..........       100       100        100       100        77        57         43        32        23         16
December 2009..........       100       100        100        73        45        47         34        23        15          9
December 2010..........       100        76         45        25        13        24         15         9         5          3
December 2011..........       100        58         31        16         7        20         12         6         3          1
December 2012..........        84        45         22        10         4        17          9         4         2          1
December 2013..........        71        34         15         6         2        14          7         3         1          *
December 2014..........        60        26         10         4         1        12          5         2         1          *
December 2015..........        50        20          7         2         1        10          4         1         *          *
December 2016..........        42        15          5         1         *         8          3         1         *          *
December 2017..........        34        12          3         1         *         7          2         1         *          *
December 2018..........        28         9          2         1         *         6          2         *         *          *
December 2019..........        23         7          2         *         *         5          1         *         *          *
December 2020..........        19         5          1         *         *         4          1         *         *          *
December 2021..........        16         4          1         *         *         3          1         *         *          *
December 2022..........        13         3          *         *         *         3          1         *         *          *
December 2023..........        10         2          *         *         *         2          *         *         *          *
December 2024..........         8         1          *         *         *         2          *         *         *          *
December 2025..........         7         1          *         *         *         1          *         *         *          *
December 2026..........         5         1          *         *         *         1          *         *         *          *
December 2027..........         4         1          *         *         *         1          *         *         *          *
December 2028..........         3         *          *         *         *         1          *         *         *          *
December 2029..........         2         *          *         *         *         *          *         *         *          *
December 2030..........         2         *          *         *         *         *          *         *         *          *
December 2031..........         1         *          *         *         *         *          *         *         *          *
December 2032..........         1         *          *         *         *         *          *         *         *          *
December 2033..........         *         *          *         *         *         *          *         *         *          *
December 2034..........         *         *          *         *         *         *          *         *         *          *
December 2035..........         0         0          0         0         0         0          0         0         0          0

Weighted Average
Life in Years
(to maturity)..........      11.35      7.79       6.11      5.00      4.11      4.58       3.33      2.56      2.06       1.70
(to call)..............       9.18      6.15       4.95      4.42      3.67      4.14       3.00      2.33      1.95       1.61

----------
*     Less than 0.5% but greater than 0.0%.

               Percentage of Initial Principal Balance Outstanding at the Respective Percentages of the Prepayment Assumption

                                    Class M-1, M-2, M-3, M-4, M-5, M-6                         Class B-1, B-2, B-3
                              ---------------------------------------------      ----------------------------------------------
    Distribution Date         50%       75%        100%      125%      150%      50%        75%       100%      125%       150%
-----------------------       ---       ---        ---       ---       ---       ---        ---       ---       ---        ---
Initial................       100       100        100       100       100       100        100       100       100        100
December 2006..........       100       100        100       100       100       100        100       100       100        100
December 2007..........        99        99         99        92        83        99         99        99        92         83
December 2008..........        99        97         86        74        63        99         97        86        74         63
December 2009..........        98        76         62        48        37        98         76        62        48         37
December 2010..........        53        34         25        16        11        53         34        25        16         11
December 2011..........        45        27         17        10         6        45         27        17        10          6
December 2012..........        38        20         12         6         3        38         20        12         6          3
December 2013..........        32        16          8         4         2        32         16         8         4          2
December 2014..........        27        12          6         2         1        27         12         6         2          1
December 2015..........        23         9          4         1         1        23          9         4         1          1
December 2016..........        19         7          3         1         *        19          7         3         1          *
December 2017..........        15         5          2         1         *        15          5         2         1          *
December 2018..........        13         4          1         *         *        13          4         1         *          *
December 2019..........        11         3          1         *         *        11          3         1         *          *
December 2020..........         9         2          1         *         *         9          2         1         *          *
December 2021..........         7         2          *         *         *         7          2         *         *          *
December 2022..........         6         1          *         *         *         6          1         *         *          *
December 2023..........         5         1          *         *         *         5          1         *         *          *
December 2024..........         4         1          *         *         *         4          1         *         *          *
December 2025..........         3         *          *         *         *         3          *         *         *          *
December 2026..........         2         *          *         *         *         2          *         *         *          *
December 2027..........         2         *          *         *         *         2          *         *         *          *
December 2028..........         1         *          *         *         *         1          *         *         *          *
December 2029..........         1         *          *         *         *         1          *         *         *          *
December 2030..........         1         *          *         *         *         1          *         *         *          *
December 2031..........         1         *          *         *         *         1          *         *         *          *
December 2032..........         *         *          *         *         *         *          *         *         *          *
December 2033..........         *         *          *         *         *         *          *         *         *          *
December 2034..........         *         *          *         *         *         *          *         *         *          0
December 2035..........         0         0          0         0         0         0          0         0         0          0

Weighted Average
Life in Years
(to maturity)..........       7.76      5.78       4.84      4.13      3.62      7.76       5.78      4.84      4.13       3.62
(to call)..............       6.79      5.03       4.21      3.76      3.26      6.79       5.03      4.21      3.76       3.26

----------
*     Less than 0.5% but greater than 0.0%.

Additional Information

      The Depositor has filed additional yield tables and other computational materials with respect to the Certificates with the Securities and Exchange Commission in a Current Report on Form 8-K. Those tables and materials were prepared by the underwriters for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                        Federal Income Tax Consequences

General

      The Pooling and Servicing Agreement provides that a designated portion of the Trust Fund will comprise one or more lower tier REMICs (each, a "Lower Tier REMIC") and a single upper tier REMIC (the "Upper Tier REMIC") in a tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

      Upon the issuance of the Offered Certificates, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended. In addition, Tax Counsel will deliver an opinion to the effect that the Swap Account is an "outside reserve fund" that is beneficially owned by the beneficial owners of the Class P-X Certificates.

Tax Treatment of the LIBOR and Net WAC Certificates

      For federal income tax purposes, a beneficial owner of a LIBOR or Net WAC Certificate (a "Component Certificate") will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a notional principal contract (the "Cap Contract"). The REMIC regular interest corresponding to a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificate to which it corresponds, except that (i) any Swap Termination Payment will be ignored for this purpose and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the Net WAC Rate, computed for this purpose by limiting the notional amount of the Swap Agreement to the aggregate principal balance of the Mortgage Loans and by treating the Prefunded Amount as being invested on the Closing Date in Mortgage Loans that bear no interest for the first Distribution Date. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Component Certificate may exceed the actual amount of distributions on the Component Certificate.

      Any amount payable on a Component Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Component Certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Component Certificate in excess of the amount payable on the Component Certificate will be treated as having been received by the holder of that Component Certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Component Certificate.

      Allocations. A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Cap Contract component.

      For information reporting purposes, pursuant to the Pooling and Servicing Agreement, the Securities Administrator will assume that the Cap Contract components will have nominal value or such other value as specified in the pooling and servicing agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

      Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, See "Material Federal Income Tax Considerations--Sale or Exchange" in the prospectus.

      Original Issue Discount. The REMIC regular interest component of a Component Certificate may be issued with OID. A beneficial owner of a Component Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100%. See "Yield, Prepayment, and Maturity Considerations" above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

      The Cap Contract Components. The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

      Any payments made to a beneficial owner of a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Component Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

      A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass through entity" (other than in connection with such individual's trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

      Because a beneficial owner of a Component Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Component Certificate may have income that exceeds cash distributions on the Component Certificate, in any period and over the term of the Component Certificate. As a result, the Component Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

      Status of the Component Certificates. The REMIC regular interest components of Component Certificates will be treated as assets described in
Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Component Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See "Material Federal Income Tax Considerations--General--Status as Real Property Loans" in the prospectus. The Cap Contract components of the Component Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result of the obligations represented by the Cap Contract components, the Component Certificates generally will not be a suitable investment for a REMIC.

                                   STATE TAXES

      Neither the seller nor any affiliate thereof makes any representations regarding the tax consequences of the purchase, ownership or disposition of the certificates under the tax laws of any state. Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

                              ERISA Considerations

      An employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Code (collectively, a "Plan"), or an entity deemed to be investing with plan assets of such a plan or arrangement is subject to the fiduciary obligation and prohibited transaction provisions of ERISA and Section 4975 of the Code, unless it is covered by an administrative exemption. The U.S. Department of Labor has granted to Bear Stearns an individual underwriter exemption (Prohibited Transaction Exemption 90-30, which has been amended and restated as set forth in Prohibited Transaction Exemption 2002-41). a prohibited transaction exemption relating to the acquisition, holding and transfer of mortgage-backed certificates (the "Underwriter's Exemption"), subject to the limitations and qualifications described under "ERISA Considerations" in the prospectus. See "ERISA Considerations" in the prospectus.

      Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter's Exemption, which Certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

      The acquisition, holding and transfer of the Offered Certificates other than the Class R Certificates (the "Exemption Eligible Certificates"), excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Underwriter's Exemption (other than the those within the control of the investors.) However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Exemption Eligible Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Exemption Eligible Certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Interest Rate Swap Agreement and after the termination of the Interest Rate Swap Agreement satisfies the terms and conditions of the Underwriter's

Exemption. See "ERISA Considerations" in the prospectus. The rating of an Exemption Eligible Certificate may change. If the rating of a class of Exemption Eligible Certificates declines below the lowest permitted rating, certificates of that class may no longer be eligible for relief under the Underwriter's Exemption (although a Plan that had purchased a certificate of that class when the certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase such certificates in these circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

      The Underwriter's Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Exemption Eligible Certificate otherwise eligible for the Underwriter's Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent
"qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Exemption Eligible Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Exemption Eligible Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any Exemption Eligible Certificate whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

      If any Exemption Eligible Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Exemption Eligible Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Seller, the Trustee, the Master Servicer, the Securities Administrator, the Backup Servicer and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      If any Exemption Eligible Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Exemption Eligible Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Seller, the Trustee, the Master Servicer, the Securities Administrator, the Backup Servicer and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      As the characteristics of the Class R Certificates do not meet the requirements of the Exemption, a Plan may have engaged in a prohibited transaction or may incur excise taxes or civil penalties if it purchases and holds such Certificates. Consequently, transfers of the Class R Certificates will not be registered by the Securities Administrator unless the Securities Administrator and the Trustee receive:

      o a representation from the transferee of the Class R Certificates, acceptable to and in form and substance satisfactory to the Securities Administrator and the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

      o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Class R Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60")) and that the purchase and holding of the Class R Certificates are covered under Sections I and III of PTE 95-60; or

      o an opinion of counsel satisfactory to the Securities Administrator and the Trustee that the purchase and holding of the Class R Certificates by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in non-exempt prohibited transactions under Title I of ERISA and/or Section 4975 of the Code and will not subject the Securities Administrator or the Trustee, the Master Servicer, the Servicer, the Depositor or the Seller to any obligation in addition to those undertaken in the pooling and servicing agreement (such opinion, a "Benefit Opinion").

      Prospective Plan investors in certificates should consult with their legal advisors concerning the impact of ERISA and the Code, the prohibited transaction rules that may apply to them and the potential consequences in their specific circumstances, prior to making an investment in certificates. Each Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of any of the certificates to a Plan will not constitute a representation by the Depositor, Bear Stearns, Terwin Capital LLC, the
Securities Administrator or the Trustee that such an investment meets all relevant legal requirements relating to investments by Plans generally or by any particular Plan, or that such an investment is appropriate for Plans generally or for any particular Plan.

                                Legal Investment

      After the Prefunding Period, generally, the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2 and Class M-3 Certificates will constitute "mortgage related securities" for the purpose of SMMEA as long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized rating organization. The appropriate characterization of such certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them. See "Legal Investment" in the Prospectus.

                                 Use of Proceeds

      Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans.

                             Method of Distribution

      Subject to the terms and conditions of the underwriting agreement dated December 27, 2005, among the Depositor, Bear Stearns, as underwriter, and Terwin Capital LLC, as underwriter, the Offered Certificates are being purchased from the Depositor in the Certificate Principal Balances indicated in the following table by Bear Stearns and Terwin Capital LLC.

Class of Certificates            Bear Stearns & Co. Inc.   Terwin Capital LLC
-------------------------        -----------------------   ------------------
A-1......................            $135,767,000             $15,085,000
A-2......................             $68,286,000              $7,587,000
A-3......................             $51,228,000              $5,692,000
A-4......................             $36,428,000              $4,047,000
M-1......................              $6,549,000                $727,000
M-2......................              $4,634,000                $514,000
M-3......................              $1,918,000                $213,000
M-4......................              $1,917,000                $213,000
M-5......................              $1,598,000                $177,000
M-6......................                $959,000                $106,000
B-1......................              $1,119,000                $124,000
B-2......................              $1,119,000                $124,000
B-3......................              $1,119,000                $124,000

      The Depositor has been advised that Bear Stearns and Terwin Capital LLC propose initially to offer the Offered Certificates to the public at the offering prices set forth below. The Depositor has been advised that Bear Stearns and Terwin Capital LLC propose initially to offer the Offered
Certificates to certain dealers at such offering prices less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that Bear Stearns and Terwin Capital LLC may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

                          Price to     Underwriting    Selling      Reallowance
Class of Certificates      Public        Discount     Concession     Discount
---------------------      ------        --------     ----------     --------
A-1..................    100.000000%     0.2500%       0.1500%       0.0750%
A-2..................    100.000000%     0.2500%       0.1500%       0.0750%
A-3..................    100.000000%     0.2500%       0.1500%       0.0750%
A-4..................     99.891020%     0.2500%       0.1500%       0.0750%
M-1..................    100.000000%     0.2500%       0.1500%       0.0750%
M-2..................     99.881270%     0.2500%       0.1500%       0.0750%
M-3..................    100.000000%     0.2500%       0.1500%       0.0750%
M-4..................    100.000000%     0.2500%       0.1500%       0.0750%
M-5..................     93.709880%     0.2500%       0.1500%       0.0750%
M-6..................     92.041310%     0.2500%       0.1500%       0.0750%
B-1..................     95.652620%     0.2500%       0.1500%       0.0750%
B-2..................     83.418660%     0.2500%       0.1500%       0.0750%
B-3..................     78.250000%     0.2500%       0.1500%       0.0750%

      After the initial public offering, the public offering prices, selling concessions and reallowance discounts may be changed.

      The Depositor has been advised by Bear Stearns and Terwin Capital LLC that they intend to make a market in the Offered Certificates, but they have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class of Offered Certificates, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

      Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of Bear Stearns and Terwin Capital LLC and some selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, Bear Stearns is permitted to engage in transactions that stabilize the price of the Offered Certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      None of the Depositor, Bear Stearns or Terwin Capital LLC makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, none of the Depositor, Bear Stearns or Terwin Capital LLC makes any representation that either underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Depositor has agreed to indemnify Bear Stearns and Terwin Capital LLC against, or make contributions to Bear Stearns and Terwin Capital LLC with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      Bear Stearns and Terwin Capital LLC have agreed to reimburse the Depositor
for  certain   expenses   incurred  in  connection  with  the  issuance  of  the
Certificates.

      Bear Stearns is an affiliate of the Depositor.

      Terwin Capital LLC is a broker-dealer registered as such with the National Association of Securities Dealers, Inc., and commenced business in January 2003. Terwin Capital LLC is an affiliate of the Seller and SLS.

                                  Legal Matters

      Certain legal matters will be passed upon for the Depositor and for the underwriters by McKee Nelson LLP, New York, New York.

                                     Ratings

      It is a condition of the issuance of the Offered Certificates that they be assigned the ratings by the Rating Agencies set forth on page S-5 of this prospectus supplement. The depositor has not requested that the Rating Agencies assign a rating to any class of certificates other than the certificates listed above.

      A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of any Basis Risk Shortfalls or the possibility that a holder of a certificate might realize a lower than anticipated yield.

      The Depositor has not engaged any rating agencies other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates listed above by the Rating Agencies.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such certificates.

                            Glossary of Defined Terms

Account Any of the Collection Account, the Master Servicer Collection Account, the Distribution Account, the Swap Account or any account maintained by the Securities Administrator, the Master Servicer or the Servicer pursuant to the Pooling and Servicing Agreement.

Accrual Period                With  respect  to the LIBOR  Certificates  and any
                              Distribution  Date,  the period from and including
                              the  preceding  Distribution  Date  (or  from  the
                              Closing Date in the case of the first Distribution
                              Date)  to and  including  the  day  prior  to such
                              Distribution  Date.  With  respect  to the Net WAC
                              Certificates  and  any   Distribution   Date,  the
                              calendar month preceding the month in which such Distribution Date occurs. With respect to the Interest-Only Certificates and any Distribution
                              Date, the period from the 25th day of the calendar month immediately preceding the month in which the related Distribution Date occurs to the 24th day of the month of such Distribution Date.

Adjustable Rate               A  Mortgage  Loan in the  Trust  Fund  that has an
Mortgage Loan                 adjustable rate of interest.

Adjustment Date               Any  date  on   which   the   Mortgage   Rate  and
                              corresponding monthly payment amount due on an Adjustable Rate Mortgage Loan adjusts.

Advance With respect to a Servicer Remittance Date, an advance of the Servicer's own funds, or funds in the Collection Account that are not required to be distributed on the related Distribution Date, in an amount generally equal to the aggregate of payments of principal and interest on the mortgage loans (adjusted to the applicable Servicing Fee
                              Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date.

Allocable Share               With   respect   to  any   class  of   Subordinate
                              Certificates  on  any   Distribution   Date,  such
                              class's pro rata share  (based on the  Certificate
                              Principal Balance of each class entitled thereto) of the Subordinate Optimal Principal Distribution
                              Amount; provided, that, except as set forth below, no class of Subordinate Certificates (other than the class of Subordinate Certificates outstanding with the lowest numerical designation) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal
                              Distribution  Amount unless the Subordinate  Class
                              Prepayment Distribution Trigger for the related class is satisfied for such

                              Distribution Date.

                              Notwithstanding the foregoing, if on any Distribution Date, the Certificate Principal Balance of any class of Subordinate Certificates for which the related Subordinate Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such class pursuant to clauses
                              (2), (3) and (5) of the definition of Subordinate Optimal Principal Distribution Amount, to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Subordinate Certificates in reduction of their respective Certificate Principal Balances, sequentially, in the order of their numerical class designations.

Available Funds               For any  Distribution  Date,  the sum of  Interest
                              Funds and  Principal  Funds for such  Distribution
                              Date.

Backup Servicer               Wells Fargo

Basis Risk Shortfall          With respect to a Distribution  Date and any class
                              of  LIBOR  Certificates,  in the  event  that  the
                              Pass-Through Rate for such class is based upon the
                              Net WAC Rate, the sum of (i) the excess of (a) the
                              amount of interest that such class would have been
                              entitled to receive on such  Distribution Date had
                              interest  on such  class  accrued at the lesser of
                              (x) One-Month LIBOR plus the applicable Margin and
                              (y) the Maximum  Rate Cap,  over (b) the amount of
                              interest   payable   on   such   class   on   such
                              Distribution  Date  based  on the Net WAC Rate and
                              (ii) any  Basis  Risk  Shortfall  unpaid  on prior
                              Distribution Dates together with interest accrued thereon at the rate described in clause (i)(a) of this definition.

Bear Stearns                  Bear, Stearns & Co. Inc.

Book-Entry Certificates       The Offered Certificates other than any Definitive
                              Certificates.

Business Day                  Any day  other  than (i) a  Saturday  or Sunday or
                              (ii) a day on which banking institutions in the States of Minnesota, California, Illinois, Texas or Colorado or the City of New York, New York are authorized or obligated by law or executive order to be closed.

Carryforward Interest         With  respect  to each class of  Certificates  and
                              each Distribution  Date, the sum of (1) the excess
                              of  (A)  Current  Interest  for  such  class  with
                              respect to prior Distribution Dates (excluding any
                              Basis   Risk   Shortfall   for  such   class,   if
                              applicable)   over   (B)   the   amount   actually
                              distributed  to such class with respect to Current
                              Interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through

                              Rate for the related Accrual Period.

Certificates                  The Class A, Class M,  Class B,  Class P-X,  Class
                              M-X, Class B-X and Class R Certificates.

Certificate Owners            Persons acquiring  beneficial  ownership interests
                              in the Certificates.

Certificate Principal         With  respect  to any  class of Class A,  Class R,
Balance                       Class  M or  Class  B  Certificates  and as of any
                              Distribution   Date,  the  outstanding   principal
                              balance of such  class on the date of the  initial
                              issuance of the  Certificates as reduced,  but not
                              below  zero,  by (i) all  amounts  distributed  on
                              previous  Distribution  Dates  on  such  class  on
                              account  of  principal  and (ii)  Realized  Losses
                              allocated to such class for previous  Distribution
                              Dates.   Notwithstanding  the  foregoing,  on  any
                              Distribution  Date  relating  to a Due  Period  in
                              which a Subsequent  Recovery has been  received by
                              the Servicer, the Certificate Principal Balance of
                              any class of  Certificates  then  outstanding  for
                              which any Realized Loss has been allocated will be
                              increased,  in order of  seniority,  by an  amount
                              equal to the  lesser  of (I) the  Unpaid  Realized
                              Loss  Amount  for such class of  Certificates  and
                              (II)  the   total  of  any   Subsequent   Recovery
                              distributed in respect of principal on such date to the certificateholders (reduced by the amount of the increase in the Certificate Principal
                              Balance of any more senior class of Certificates pursuant to this sentence on such Distribution
                              Date).

Class A Certificates          The Class A-1,  Class A-2, Class A-3 and Class A-4
                              Certificates.

Class A-4 Trigger Event       A Class A-4  Trigger  Event will have  occurred on
                              any Distribution Date if the fraction, expresses as a percentage, (a) the numerator of which is cumulative Realized Losses on the Mortgage Loans and (b) the denominator of which is the sum of (i) the Stated Principal Balance of the Mortgage Loans as of the initial Cut-off Date and (ii) the Prefunded Amount, exceeds the percentage set forth for such Distribution Date on Schedule A hereto.

Class B Certificates          The Class B-1,  Class B-2,  Class B-3,  Class B-4,
                              Class B-5 and Class B-6 Certificates.

Class Notional Amount         The  Class  P-X  Notional  Amount,  the  Class M-X
                              Notional Amount or the Class B-X Notional Amount.

Class B-X Notional Amount     For   any   Distribution   Date,   the   aggregate
                              Certificate Principal Balance of the Class B-1 and
                              Class B-2 Certificates on such Distribution Date, prior to giving effect to distributions on such date.

Class M Certificates          The Class M-1,  Class M-2,  Class M-3,  Class M-4,
                              Class M-5 and Class M-6 Certificates.

Class M-X Notional Amount     For   any   Distribution   Date,   the   aggregate
                              Certificate  Principal  Balance  of the Class M-1,
                              Class  M-2,  Class M-3,  Class M-4,  Class M-5 and
                              Class M-6 Certificates on such Distribution Date, prior to giving effect to distributions on such date.

Class P-X Notional Amount     For   any   Distribution   Date,   the   aggregate
                              Certificate  Principal  Balance  of the Class A-1,
                              Class A-2, Class A-3 and Class A-4 Certificates on such Distribution Date, prior to giving effect to distributions on such date.

Clearstream Luxembourg        Clearstream Banking, societe anonyme.

Closing Date                  On or about December 28, 2005.

Code                          The Internal Revenue Code of 1986, as amended.

Collateral Value              With  respect to a Mortgage  Loan the  proceeds of
                              which were used to purchase the related  mortgaged
                              property, the lesser of (x) the appraised value of
                              such mortgaged property based on an appraisal made
                              for the originator by an independent fee appraiser
                              at the  time  of the  origination  of the  related
                              Mortgage  Loan  and (y) the  sales  price  of such
                              mortgaged  property  at such time of  origination.
                              With  respect to a Mortgage  Loan the  proceeds of
                              which were used to refinance an existing  Mortgage
                              Loan,   the  appraised   value  of  the  mortgaged
                              property based upon the appraisal obtained at the time of refinancing.

Collection Account            The  one  or  more  accounts  established  by  the
                              Servicer,     for    the     benefit     of    the
                              certificateholders, into which the Servicer is required to deposit or cause to be deposited certain payments described in the Pooling and Servicing Agreement.

Compensating Interest         For any  Distribution  Date,  the  portion  of the
                              Servicing Fee otherwise payable to the Servicer for the related month, which the Servicer is obligated to deposit into the Collection Account for distribution to certificateholders on that Distribution Date, in an amount up to the amount of any shortfall in interest payments resulting from full or partial prepayments received during the prior Prepayment Period, but in no event shall the Compensating Interest paid by the Servicer exceed one-half of the Servicing Fee payable to the Servicer for such Distribution Date.

CPR or Constant               A prepayment assumption that represents a constant
                              assumed rate of prepayment each month relative to the then outstanding

Prepayment Rate               principal balance of a pool of mortgage loans for
                              the life of such mortgage loans.

Credit Scores                 Statistical   credit   scores   obtained  by  many
                              mortgage lenders in connection with the loan application.

Current Interest              With   respect  to  each  class  of  the   Offered
                              Certificates  and  each  Distribution   Date,  the
                              interest  accrued at the  applicable  Pass-Through
                              Rate  for the  applicable  Accrual  Period  on the
                              Certificate  Principal  Balance or Class  Notional
                              Amount  of such  class  immediately  prior to such
                              Distribution   Date  plus  any  amount  previously
                              distributed  with  respect to Current  Interest or
                              Carryforward  Interests  for  such  class  that is
                              recovered as a voidable preference by a trustee in
                              bankruptcy less any Prepayment Interest Shortfalls
                              and   shortfalls   due  to   application   of  the
                              Servicemembers Civil Relief Act allocated to such class on such Distribution Date.

Custodian                     Deutsche Bank National Trust Company.

Cut-off Date                  For any initial  Mortgage Loan  transferred to the
                              Trust Fund on the Closing Date,  December 1, 2005.
                              For any subsequent Mortgage Loan, the date such Mortgage Loan is transferred to the Trust Fund.

Definitive Certificate        A physical certificate.

Depositor                     Bear Stearns Asset Backed Securities I LLC

Designated Transaction        A transaction  in which the assets  underlying the
                              certificates consist of single-family residential,
                              multi-family     residential,     home     equity,
                              manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real estate or leasehold interests therein.

Determination Date            With respect to any  Distribution  Date,  the 18th
                              day of the month of such  Distribution Date or, if
                              such  18th  day  is  not  a  Business   Day,   the
                              immediately preceding Business Day.

Distribution Account          The  account  or  accounts   established   by  the
                              Securities Administrator, for the benefit of the certificateholders, into which the Servicer is required to deposit or cause to be deposited certain payments described herein.

Distribution Date             The 25th day of each  month  beginning  in January
                              2006, or if such day is not a Business Day, the first Business Day thereafter.

DTC                           The Depository Trust Company.

Due Date                      A scheduled  monthly payment date for any Mortgage
                              Loan.

Due Period                    With respect to any Distribution  Date, the period
                              beginning on the second day of the calendar  month
                              preceding   the  calendar   month  in  which  such
                              Distribution Date occurs and ending on the first day in the month in which such Distribution Date occurs.

Early Termination Date        The date  designated by the  non-defaulting  party
                              under the Interest Rate Swap Agreement upon the occurrence of a Swap Default under the Interest
                              Rate Swap Agreement.

ERISA                         The Employee Retirement Income Security Act of
                              1974, as amended.

ERISA Restricted              The   Class  R   Certificates,   the   Non-Offered
Certificate                   Certificates  and  any  other  certificates  whose
                              rating is below investment grade at the time of its acquisition.

Euroclear                     The Euroclear System.

Euroclear Operator            Euroclear Bank S.A./N.V., a bank incorporated
                              under the laws of the Kingdom of Belgium.

European Depositaries         Citibank, N.A., as depositary for Clearstream
                              Luxembourg, and JPMorgan Chase Bank, N.A. as depositary for Euroclear, collectively.

Financial Intermediary        A bank,  brokerage  firm,  thrift  institution  or
                              other financial intermediary.

Fixed Rate Mortgage Loan      A  Mortgage  Loan in the  Trust  Fund with a fixed
                              interest rate.

Fixed Swap Payment            For any Distribution Date, a fixed amount equal to
                              the product of (x) the per annum rate set forth for such Distribution Date in the table on page
                              S-78 hereof, (y) the notional amount under the Interest Rate Swap Agreement for that Distribution
                              Date as set forth in the table on page S-78 hereof, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.

Floating Swap Payment         For any  Distribution  Date,  a  floating  amount,
                              equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap
                              Agreement, (y) the notional amount under the Interest Rate Swap Agreement for that Distribution
                              Date as set forth in the table on page S-78 hereof, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.

Gross Margin                  With  respect  to any  Mortgage  Loan,  the margin
                              specified in the related Mortgage Note.

Index                         The  meaning  assigned  to such  term  under  "The
                              Mortgage Pool --The Index."

Indirect Participants         Participants and organizations which have indirect
                              access to the DTC system, such as banks,  brokers,
                              dealers and trust  companies that clear through or
                              maintain   a   custodial   relationship   with   a
                              Participant, either directly or indirectly.

Initial Periodic Rate Cap     The maximum  amount by which the Mortgage  Rate on
                              any Adjustable Rate Mortgage Loan may increase or decrease on its first Adjustment Date.

Interest Determination        Each date that is the second  LIBOR  Business  Day
Date                          preceding the  commencement of each Accrual Period
                              for the Offered Certificates.

Interest Funds                With respect to any  Distribution  Date,  the sum,
                              without duplication, of the following amounts:

                              o all interest received on Scheduled Payments during the related Due Period and the interest portion of prepayments received during the related Prepayment Period, less the related Servicing Fee and Securities Administrator Fee;

                              o         all Advances relating to interest;

                              o         all Compensating Interest;

                              o liquidation proceeds, to the extent such Liquidation Proceeds relate to interest;

                              o the interest portion of proceeds of the repurchase of any Mortgage Loans; and

                              o the interest portion of the purchase price of the assets of the Trust Fund upon exercise by SLS of its optional termination right;

                              less

                              o amounts relating to interest used to reimburse the Trustee, the Securities Administrator, the Master Servicer, the Backup Servicer, the Servicer or the Custodian for amounts due under the Pooling and Servicing Agreement or the Custodial Agreement that have not been retained by or paid to such party.

Interest-Only Certificates    The   Class  P-X   Certificates,   the  Class  M-X
                              Certificates and the Class B-X Certificates.

Interest-Only                 A  Mortgage  Loan  that does not  provide  for any
Mortgage Loan                 payments of principal  prior to (i) two years from
                              their  origination,  (ii)  three  years from their
                              origination,   (iii)   five   years   from   their
                              origination   or  (iv)  ten   years   from   their
                              origination, as applicable.

Interest Rate                 The  interest  rate  swap  agreement  between  the
Swap Agreement                Trustee  and the  Swap  Provider  dated  as of the
                              Closing Date.

IRS                           The Internal Revenue Service.

Last Scheduled                For  each  class  of  Offered  Certificates,   the
Distribution Date             Distribution  Date in January  2037,  which is the
                              Distribution Date occurring in the month which is thirteen months after the month of the latest stated maturity of any Mortgage Loan.

LIBOR Business Day            A day on  which  banks  are open  for  dealing  in
                              foreign  currency  and  exchange in London and New
                              York City.

LIBOR Certificates            The  Class A,  Class M,  Class  B-1 and  Class B-2
                              Certificates.

Loan-to-Value Ratio           For any Mortgage Loan, (1) the original  principal
or LTV                        balance of such  Mortgage  Loan divided by (2) the
                              Collateral   Value   of  the   related   mortgaged
                              property.

Margin For each class of LIBOR Certificates, the Margin set for on page S-5 of this prospectus supplement.

Maximum Mortgage Rate         The rate which the  Mortgage  Rate on the  related
                              Adjustable Rate Mortgage Loan will never exceed.

Master Servicer               Wells Fargo.

Master Servicer               The account established by the Master Servicer for
Collection Account            the benefit of the certificateholders,  into which
                              the Master Servicer is required to deposit or cause to be deposited certain payments described in the Pooling and Servicing Agreement.

Master Servicer               With  respect  to  any   Mortgage   Loan  and  any
Remittance Date               Distribution  Date, two (2) Business Days prior to
                              the related Distribution Date.

Maximum Rate Cap              For any  Distribution  Date,  the per  annum  rate
                              (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Net Mortgage Rates of the Mortgage
                              Loans had the Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime
                              Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Mortgage Rates, minus (y) the Swap Provider Payment Fee Rate.

Minimum Mortgage Rate         The rate at which the Mortgage Rate on the related
                              Adjustable Rate Mortgage Loan will never be less than.

Modeling Assumptions          The following assumptions:

                              o the assumed Mortgage Loans prepay at the indicated percentage of the related Prepayment Assumption;

                              o distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in January 2006, in accordance with the payment priorities defined in this Prospectus Supplement;

                              o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the assumed Mortgage Loans occur;

                              o Scheduled Payments are received on the related Due Date commencing on December 1, 2005 and prepayments represent payment in full of individual assumed Mortgage Loans and are received on the last day of each month, commencing in November 2005, and include 30 days' interest thereon;

                              o the level of One-Month LIBOR remains constant at 4.10%;

                              o the level of Six-Month LIBOR remains constant at 4.53%;

                              o the Certificate Principal Balance of the Class R Certificate is zero;

                              o the Closing Date for the Certificates is December 28, 2005;

                              o no Net Swap Payments or Swap Termination Payments are made; and

                              o and SLS does not exercise its option to terminate the Trust Fund as described in this Prospectus Supplement under "The
                                        Pooling          and           Servicing
                                        Agreement--Optional Termination."

Moody's                       Moody's Investors Service, Inc. or any successor.

Mortgage Loans                The Mortgage Loans included in the Trust Fund as
                              of the Closing Date.

Mortgage Loan Schedule        The  schedule of Mortgage  Loans  appearing  as an
                              exhibit to the Pooling and Servicing Agreement from time to time.

Mortgage Rate                 The per annum  interest  rate  borne by a Mortgage
                              Loan.

Net Mortgage Rate             With  respect to any Mortgage  Loan,  the Mortgage
                              Rate with respect to such  Mortgage  Loan less the
                              Servicing    Fee   Rate    and   the    Securities
                              Administrator Fee Rate.

Net Swap Payment              On any Distribution  Date, either, (a) the payment
                              by the  Supplemental  Interest  Trust  to the Swap
                              Provider,  equal to the  excess of the Fixed  Swap
                              Payment  for  such   Distribution  Date  over  the
                              Floating Swap Payment for such Distribution  Date,
                              or (b) the  payment  by the Swap  Provider  to the
                              Supplemental  Interest Trust,  equal to the excess
                              of the Floating Swap Payment for such Distribution
                              Date  over  the  Fixed  Swap   Payment   for  such
                              Distribution Date.

Net WAC Rate                  For any  Distribution  Date,  the per  annum  rate
                              (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Net
                              Mortgage Rates of the Mortgage Loans minus (y) the
                              Swap Provider Payment Fee Rate.

Net WAC Certificates          The Class B-3,  Class B-4, Class B-5 and Class B-6
                              Certificates.

Offered Certificates          The Class A,  Class M,  Class  B-1,  Class B-2 and
                              Class B-3 Certificates.

One-Month LIBOR               The London  interbank  offered rate for  one-month
                              United States dollar deposits.

Optional Termination Date     The date on which the Stated Principal  Balance of
                              the Mortgage Loans and REO Properties is less than or equal to 10% of the sum of the aggregate Stated
                              Principal Balance of the initial Mortgage Loans as of the initial Cut-off Date and the Prefunded
                              Amount.

Original Subordinate          The aggregate Certificate Principal Balance of the
Certificate Principal         Subordinate Certificates as of the Closing Date.
Amount

Outstanding Principal         As of any  Distribution  Date and with  respect to
Balance                       any Mortgage Loan, the Stated Principal Balance of
                              such   Mortgage   Loan   as   of   the   preceding
                              Distribution Date (or, in the case of the first

                              Distribution  Date,  as  of  the  initial  Cut-off
                              Date).

Participants                  Participating   organizations   that  utilize  the
                              services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

Pass-Through Rate             With respect to the Certificates:

                              o with respect to each Class of LIBOR Certificates, on any Distribution Date, the least of (1) One-Month LIBOR plus the Margin for such Certificate, (2) the Net WAC Rate and (3) the Maximum Rate Cap;

                              o with respect to the Net WAC Certificates, on any Distribution Date, the lesser of (1) the Net WAC Rate for such Distribution Date and (2) the Maximum Rate Cap for such Distribution Date;

                              o with respect to the Class P-X Certificates, on any Distribution Date, will be equal to the excess, if any, of
                                        (a)  the  Net  WAC  Rate  over  (b)  the
                                        weighted  average  of  the  Pass-Through
                                        Rates  for the  Class  A-1,  Class  A-2,
                                        Class  A-3 and  Class  A-4  Certificates
                                        (adjusted   for   an   Accrual    Period
                                        consisting   of  thirty  days)  on  such
                                        Distribution Date;

                              o with respect to the Class M-X Certificates, on any Distribution Date, will be equal to the excess, if any, of
                                        (a)  the  Net  WAC  Rate  over  (b)  the
                                        weighted  average  of  the  Pass-Through
                                        Rates  for the  Class  M-1,  Class  M-2,
                                        Class  M-3,  Class  M-4,  Class  M-5 and
                                        Class M-6 Certificates  (adjusted for an
                                        Accrual  Period   consisting  of  thirty
                                        days) on such Distribution Date; and

                              o with respect to the Class B-X Certificates, on any Distribution Date, will be equal to the excess, if any, of
                                        (a)  the  Net  WAC  Rate  over  (b)  the
                                        weighted  average  of  the  Pass-Through
                                        Rates  for the  Class  B-1 and Class B-2
                                        Certificates  (adjusted  for an  Accrual
                                        Period consisting of thirty days) on such Distribution Date.

Percentage Interest           With  respect  to any Class A, Class R, Class M or
                              Class B Certificate, the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable class.

Periodic Rate Cap             The maximum  amount by which the Mortgage  Rate on
                              any Adjustable Rate Mortgage Loan may increase or decrease on an

                              Adjustment  Date (other than the first  Adjustment
                              Date).

Plan An employee benefit plan or arrangement subject to Title I of ERISA or a plan subject to Section 4975 of the Code.

Pooling and Servicing         The Pooling and Servicing  Agreement,  dated as of
Agreement                     August 1, 2005,  by and among the  Depositor,  the
                              Seller,  the Master  Servicer,  the Servicer,  the
                              Securities Administrator and the Trustee.

Prefunding Account            The   account   established   by  the   Securities
                              Administrator,    for   the    benefit    of   the
                              certificateholders, into which the Depositor is required to deposit the Prefunded Amount.

Prefunded Amount              $4,592,167.

Prefunding Period             The period from the Closing Date to the earlier of
                              (i) the date on which the amount on deposit in the Prefunding Account is reduced to $10,000 or less and (ii) the business day immediately preceding the Distribution Date in January 2006.

Prepayment Assumption         In the case of the Fixed Rate  Mortgage  Loans,  a
                              CPR of 15.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 1.3636% (precisely
                              15%/11) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 30% per annum. In the case of the Adjustable Rate Mortgage Loans, 25% CPR.

Prepayment Interest           For any Distribution Date,  shortfalls in interest
Shortfall                     distributions to certificateholders resulting from
                              full  or  partial  principal  prepayments  on  the
                              Mortgage   Loans   received   during   the   prior
                              Prepayment   Period  in  excess  of   Compensating
                              Interest.

Prepayment Period             With respect to any Distribution  Date, the period
                              commencing on the 12th (or, in the case of the first Distribution Date, the 1st) day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 11th day of the month in which such Distribution Date occurs.

Principal Funds               With respect to any  Distribution  Date,  the sum,
                              without duplication, of:

                              o the scheduled principal collected or advanced during the related Due Period, prepayments, exclusive of any prepayment penalties, collected in the related Prepayment Period;

                              o the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller, the Servicer or an originator;

                              o the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loan is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the Servicer in connection with a substitution of a Mortgage Loan;

                              o all Liquidation Proceeds collected during the related Due Period, to the extent such Liquidation Proceeds relate to principal, less all non-recoverable Advances relating to principal reimbursed during the related Due Period and all Subsequent Recoveries received during the related Due Period;

                              o any amounts required to be deposited by the Master Servicer with respect to losses on permitted investments for the Mortgage Loans, the principal portion of the purchase price of the assets of the Trust Fund upon the exercise by SLS of its optional termination rights; and

                              o with respect to the Distribution Date immediately following the end of the Prefunding Period, the amount, if any, remaining in the Prefunding Account on such date;

                              less

                              o amounts relating to principal or not allocable to either principal or interest used to reimburse the Trustee, the Securities Administrator, the Master Servicer, the Backup Servicer, the Servicer or the Custodian for amounts due under the Pooling and Servicing Agreement or the Custodial Agreement that have not been retained by or paid to such party.

PTE                           A Prohibited Transaction Exemption granted by the
                              U.S. Department of Labor.

Qualified Substitute          A mortgage  loan  substituted  by the Seller for a
Mortgage Loan                 defective Mortgage Loan which must, on the date of
                              such substitution, meet certain criteria described
                              in the Pooling and Servicing Agreement,  including
                              that  they  (i)  have  an  outstanding   principal
                              balance (or, in the case of a substitution of more
                              than one  Mortgage  Loan for a defective  Mortgage
                              Loan, an aggregate principal balance), equal to or
                              less than the  principal  balance of the defective
                              Mortgage Loan as of the  applicable  Cut-off Date,
                              (ii)  have a  Mortgage  Rate  not  less  than  the
                              Mortgage Rate of the  defective  Mortgage Loan and
                              not more than 4.00% in excess of the Mortgage Rate
                              of  such  defective   Mortgage  Loan;  (iii)  with
                              respect to any Adjustable-Rate Mortgage Loan, have
                              a  Mortgage  Rate  based on the same Index
                              and the same Adjustment Date; (iv) with respect to
                              any  Adjustable-Rate  Mortgage Loan,  have a Gross
                              Margin  that is not less than the Gross  Margin of
                              the defective  Mortgage Loan and not more than 100
                              basis points  higher than the Gross Margin for the
                              defective  Mortgage  Loan;  (v) have a mortgage of
                              the  same  or  higher  level  of  priority  as the
                              defective  Mortgage Loan at the time such Mortgage
                              Loan was  transferred  to the  trust;  (vi) have a
                              remaining  term to maturity not more than one year
                              greater  than or one year  less  than  that of the
                              defective   Mortgage   Loan;   provided  that  the
                              maturity  date of any such  Mortgage Loan shall be
                              prior to the  Last  Scheduled  Distribution  Date;
                              provided,  further,  however, that if after giving
                              effect to such substitution,  Qualified Substitute
                              Mortgage  Loans with  remaining  terms to maturity
                              greater than the remaining term to maturity of the
                              last  maturing  Mortgage Loan in as of the closing
                              date   comprise  15%  or  more  of  the  aggregate
                              principal  balance of the  Mortgage  Loans on such
                              date, then such Qualified Substitute Mortgage Loan
                              shall  not  have  a  remaining  term  to  maturity
                              greater than the remaining term to maturity of the
                              last  maturing  Mortgage  Loan  as of the  closing
                              date;  (vii) comply with each  representation  and
                              warranty  as to the  related  Mortgage  Loans  set
                              forth  in  the  Pooling  and  Servicing  Agreement
                              (deemed   to  be   made   as  of   the   date   of
                              substitution);    (viii)    have    an    original
                              Loan-to-Value Ratio not greater than that of the defective Mortgage Loan; and (ix) have a Credit
                              Score greater than or equal to the Credit Score of the defective Mortgage Loan at the time such Mortgage Loan was transferred to the trust.

Rating Agency                 Each of S&P and Moody's.

Realized Loss                 The  excess of the Stated  Principal  Balance of a
                              defaulted Mortgage Loan plus accrued interest over the net liquidation proceeds of such defaulted
                              Mortgage Loan that are allocated to principal.

Record Date                   For any Distribution  Date and each class of LIBOR
                              Certificates,   the   Business   Day   immediately
                              preceding that  Distribution  Date so long as such
                              Certificates  remain  in  book-entry  form and for
                              each   other   class  of   Certificates   and  any
                              Book-Entry   Certificates  converted  to  physical
                              certificates,   the  last   Business  Day  of  the
                              calendar   month    immediately    preceding   the
                              applicable Distribution Date.

Reference Banks               Leading   banks   selected   by   the   Securities
                              Administrator   and  engaged  in  transactions  in
                              Eurodollar    deposits   in   the    international
                              Eurocurrency  market (1) with an established place
                              of business in London, (2) whose quotations appear
                              on the Reuters  Screen  LIBO Page on the  Interest
                              Determination  Date in  question,  (3) which  have
                              been  designated  as such by the  Servicer and (4)
                              not
                              controlling,   controlled   by,  or  under  common
                              control  with,  the   Depositor,   the  Securities
                              Administrator, the Servicer, the Backup Servicer, the Master Servicer, the Seller or any successor servicer.

Relevant Depositary           Citibank, N.A., as depositary for Clearstream
                              Luxembourg, and JPMorgan Chase Bank, N.A., as depositary for Euroclear, individually.

REO Property                  Mortgaged  property which has been acquired by the
                              Servicer  through  foreclosure or  deed-in-lieu of
                              foreclosure   in   connection   with  a  defaulted
                              Mortgage Loan.

Reserve Interest Rate         The   rate   per   annum   that   the   Securities
                              Administrator  determines  to be  either  (1)  the
                              arithmetic  mean (rounded  upwards if necessary to
                              the nearest  whole  multiple of  0.03125%)  of the
                              one-month United States dollar lending rates which
                              New York City  banks  selected  by the  Securities
                              Administrator are quoting on the relevant Interest
                              Determination Date to the principal London offices
                              of leading  banks in the London  interbank  market
                              or, in the event that the Securities Administrator
                              can  determine no such  arithmetic  mean,  (2) the
                              lowest one-month United States dollar lending rate
                              which  New  York  City  banks   selected   by  the
                              Securities   Administrator  are  quoting  on  such
                              Interest Determination Date to leading European banks.

Residual Certificate          The Class R Certificate.

Restricted Group              The  underwriters,  the  Trustee,  the  Securities
                              Administrator,  the Servicer, the Backup Servicer,
                              the Master  Servicer,  any obligor with respect to
                              Mortgage   Loans   included   in  the  Trust  Fund
                              constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, and any affiliate of such parties.

Reuters Screen LIBO Page      The  display  designated  as  page  "LIBO"  on the
                              Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

Rules The rules, regulations and procedures creating and affecting DTC and its operations.

S&P Standard and Poor's, a division of The McGraw-Hill Companies, Inc. or any successor.

Scheduled Payments            Scheduled  monthly  payments made by mortgagors on
                              the Mortgage Loans.

Securities Administrator      Wells Fargo.

Securities                    With  respect to a Mortgage  Loan,  a monthly  fee
Administrator Fee             payable  to  the  Securities   Administrator  with
                              respect  to each  Distribution  Date in an  amount
                              equal   to   one   twelfth   of   the   Securities
                              Administrator  Fee Rate  multiplied  by the Stated
                              Principal  Balance of such Mortgage Loan as of the
                              first day of the related Due Period.  In addition,
                              the Securities  Administrator  will be entitled to
                              reimbursements   for   certain   expenses  of  the
                              Securities Administrator.

Securities Administrator      0.005% per annum.
Fee Rate

Seller                        Terwin Advisors LLC.

Senior Certificates           The Class A and Class P-X Certificates.

Senior Optimal Principal      With respect to any Distribution Date, the sum,
Distribution Amount           without duplication, of

                              (1) the Senior Percentage of the principal portion of all Scheduled Payments due on each Mortgage Loan on the related Due Date, as specified in the amortization schedule at the time applicable thereto;

                              (2) the Senior Prepayment Percentage of the Stated Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received during the related Prepayment Period;

                              (3) the Senior Prepayment Percentage of all partial prepayments of principal received during the related Prepayment Period for each Mortgage Loan;

                              (4) the lesser of (a) the Senior Prepayment Percentage of all net liquidation proceeds allocable to principal received in respect of each Mortgage Loan which became a liquidated Mortgage Loan during the prior calendar month; and (b) the Senior Percentage of the Stated Principal Balance of each Mortgage Loan which became a liquidated Mortgage Loan during the prior calendar month;

                              (5) the Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan or related REO Property which was repurchased by the Seller or an originator in connection with such Distribution Date, (b) the amount, if any, by which the Stated Principal Balance of a Mortgage Loan that has been replaced with a substitute Mortgage Loan pursuant to the Pooling and Servicing Agreement in connection with such Distribution Date exceeds the Stated Principal  Balance of
                                        such  substitute  Mortgage  Loan and (c)
                                        other unscheduled collections during the
                                        prior  calendar  month  representing  or
                                        allocable to  principal,  including  net
                                        liquidation  proceeds  (other  than with
                                        respect  to any  Mortgage  Loan that was
                                        finally   liquidated  during  the  prior
                                        calendar  month),   and  any  Subsequent
                                        Recoveries; and

                              (6) with respect to the first Distribution Date following the end of the Prefunding Period, the Senior Prepayment Percentage of any amounts remaining in the Prefunding Account.

Senior Percentage             With  respect  to the Senior  Certificates  (other
                              than  the   Class   P-X   Certificates)   and  any
                              Distribution  Date, the lesser of (a) 100% and (b)
                              the percentage  (carried to six places rounded up)
                              obtained by  dividing  the  aggregate  Certificate
                              Principal  Balance  of  the  Senior   Certificates
                              (other than the Class P-X Certificates) before giving effect to distributions on such date, by the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related
                              Due Period.

Senior Prepayment             With respect to any Distribution Date:
Percentage

                              o occurring before the Distribution Date in December 2010, 100%;

                              o occurring in or after January 2011 through December 2011, the related
                                        Senior   Percentage   plus  70%  of  the
                                        related Subordinate Percentage for that date;

                              o occurring in or after January 2012 through December 2012, the related
                                        Senior   Percentage   plus  60%  of  the
                                        related Subordinate Percentage for that date;

                              o occurring in or after January 2013 through December 2013, the related
                                        Senior   Percentage   plus  40%  of  the
                                        related Subordinate Percentage for that date;

                              o occurring in or after January 2014 through December 2014, the related
                                        Senior   Percentage   plus  20%  of  the
                                        related Subordinate Percentage for that date; or

                              o occurring in January 2015 or thereafter, the related Senior Percentage for that date.

                              No decrease in the Senior Prepayment Percentage will occur as described above unless the Step-Down Test is satisfied with respect to such Distribution Date.

                              Notwithstanding the foregoing, if:

                              o on any Distribution Date on or prior to the Distribution Date in December 2008
                                        (i) the Subordinate  Percentage for such
                                        Distribution  Date is  equal  to 200% of
                                        the  Subordinate  Percentage  as of  the
                                        Closing Date, (ii) the Stated  Principal
                                        Balance of all Mortgage Loans delinquent
                                        60  days  or  more  (including  Mortgage
                                        Loans in  foreclosure,  REO  property or
                                        bankruptcy  status),  averaged  over the
                                        preceding   six-month   period,   as   a
                                        percentage of the aggregate  Certificate
                                        Principal  Balance  of  the  Subordinate
                                        Certificates on such  Distribution  Date
                                        (without  giving  effect to any payments
                                        on such  Distribution  Date),  does  not
                                        equal or exceed 50% and (iii) cumulative
                                        Realized Losses on the Mortgage Loans do
                                        not   exceed   20%   of   the   Original
                                        Subordinate     Certificate    Principal
                                        Amount,   then,  the  Senior  Prepayment
                                        Percentage  for such  Distribution  Date
                                        shall   equal   the    related    Senior
                                        Percentage   plus  50%  of  the  related
                                        Subordinate    Percentage    for    such
                                        Distribution Date.

                              o on any Distribution Date after the Distribution Date in December 2008 (i) the Subordinate Percentage for such Distribution Date is equal to 200% of the Subordinate Percentage as of the Closing Date, (ii) the Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of the aggregate Certificate Principal Balance of the Subordinate Certificates on such Distribution Date (without giving effect to any payments on such Distribution Date), does not equal or exceed 50% and (iii) cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the Original Subordinate Certificate Principal
                                        Amount,   then,  the  Senior  Prepayment
                                        Percentage for such Distribution Date shall equal the Senior Percentage for such Distribution Date.

Servicer                      SLS.

Servicer Data                 The 10th day of the  calendar  month in which such
Remittance Date               Distribution  Date  occurs or, if such 10th day is
                              not a Business Day, the Business Day immediately preceding such 10th day.

Servicer Remittance Date      The 18th day of the  calendar  month in which such
                              Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

Servicing Advance             All reasonable and customary "out-of-pocket" costs
                              and  expenses  incurred  by  the  Servicer  in the
                              performance   of   its   servicing    obligations,
                              including, but not limited to, the cost of (i) the preservation, restoration and protection of the mortgaged properties, (ii) any enforcement or judicial proceedings, including foreclosures, and
                              (iii) the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

Servicing Fee                 A fee paid to the Servicer from interest collected
                              with respect to each  Mortgage Loan serviced by it
                              (as well as from any  liquidation  proceeds from a
                              liquidated  Mortgage  Loan  that  are  applied  to
                              accrued and unpaid  interest) equal to the product
                              of  one-twelfth  of the Servicing Fee Rate and the
                              Stated Principal  Balance of such Mortgage Loan as
                              of the first day of the related  Due  Period.  The
                              Servicer  is  also   entitled   to   receive,   as
                              additional servicing compensation,  all assumption
                              fees  and  other  similar   charges   (other  than
                              prepayment penalties) and all investment income earned on amounts on deposit in the Collection
                              Account.

Servicing Fee Rate            0.25% per annum.

Servicing Rights Owner        The Seller.

Similar Law                   Any state, local,  federal,  non-U.S. or other law
                              substantively  similar  to  Title  I of  ERISA  or
                              Section 4975 of the Code.

Six-Month LIBOR               The London  interbank  offered rate for  six-month
                              United States dollar deposits.

Six-Month LIBOR Loans         An Adjustable Rate Mortgage Loan having a Mortgage
                              Rate which is  generally  subject  to  semi-annual
                              adjustment   on  the  first  day  of  the   months
                              specified in the related Mortgage Note to equal the sum, rounded to the nearest 0.125%, of (1) the Index and (2) the Gross Margin.

SLS                           Specialized Loan Servicing LLC.

SMMEA                         The Secondary Mortgage Market Enhancement Act of
                              1984, as amended.

Stated Principal Balance      With   respect   to  a   Mortgage   Loan  and  any
                              Distribution   Date,   the  amount  equal  to  the
                              outstanding principal balance as of the applicable
                              Cut-off  Date,  after  giving  effect to Scheduled
                              Payments  due on or before  that date,  reduced by
                              (1)  the   principal   portion  of  all  Scheduled
                              Payments  due on or before the Due Date in the Due
                              Period  immediately  preceding  such  Distribution
                              Date, whether or not received, and (2) all amounts
                              allocable  to   unscheduled
                              principal payments received on or before the last day of the Prepayment Period immediately preceding such Distribution Date.

Step-Down Test                With  respect  to  any   Distribution   Date,  the
                              satisfaction of the following conditions:

                              o first, the Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of the aggregate Certificate Principal Balance of the Subordinate Certificates on such Distribution Date (without giving effect to any payments on such Distribution
                                        Date), does not equal or exceed 50%; and

                              o second, cumulative Realized Losses on the Mortgage Loans do not exceed:

                                        o         for  each   Distribution  Date
                                                  occurring in or after  January
                                                  2011  through  December  2011,
                                                  30%    of     the     Original
                                                  Subordinate        Certificate
                                                  Principal Amount;

                                        o         for  each   Distribution  Date
                                                  occurring in or after  January
                                                  2012  through  December  2012,
                                                  35%    of     the     Original
                                                  Subordinate        Certificate
                                                  Principal Amount;

                                        o         for  each   Distribution  Date
                                                  occurring in or after  January
                                                  2013  through  December  2013,
                                                  40%    of     the     Original
                                                  Subordinate        Certificate
                                                  Principal Amount;

                                        o         for  each   Distribution  Date
                                                  occurring in or after  January
                                                  2014  through  December  2014,
                                                  45%    of     the     Original
                                                  Subordinate        Certificate
                                                  Principal Amount; and

                                        o         for the  Distribution  Date in
                                                  January  2015 and  thereafter,
                                                  50%    of     the     Original
                                                  Subordinate        Certificate
                                                  Principal Amount.

Subordinate Certificates      The Class M-1,  Class M-2,  Class M-3,  Class M-4,
                              Class M-5,  Class M-6, Class M-X, Class B-1, Class
                              B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-X Certificates.

Subordinate Class             For a class of  Subordinate  Certificates  and any
Prepayment Distribution       Distribution    Date,   the   Subordinate    Class
Trigger                       Prepayment  Distribution  Trigger is  satisfied if
                              the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate
                              Principal Balance of such class and each class subordinated thereto, if any, and the denominator of which is the Stated Principal Balances of all of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Subordinate Optimal           With respect to any Distribution Date, the sum,
Principal Distribution        without duplication, of
Amount

                              (1) the Subordinate Percentage of the principal portion of all Scheduled Payments due on each Mortgage Loan on the related Due Date, as specified in the amortization schedule at the time applicable thereto;

                              (2) the Subordinate Prepayment Percentage of the Stated Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received during the related Prepayment Period;

                              (3) the Subordinate Prepayment Percentage of all partial prepayments of principal received during the related Prepayment Period for each Mortgage Loan;

                              (4) the excess, if any, of (a) the net liquidation proceeds allocable to principal received in respect of each Mortgage Loan that became a liquidated Mortgage Loan during the prior calendar month over (b) the amount distributable to the holders of the Senior Certificates on such Distribution Date pursuant to clause (4) of the definition of "Senior Optimal Principal Distribution Amount";

                              (5) the Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan or related REO Property which was repurchased by
                                        the   Seller   or   an   originator   in
                                        connection with such Distribution  Date,
                                        (b) the  amount,  if any,  by which  the
                                        Stated  Principal  Balance of a Mortgage
                                        Loan  that  has  been  replaced  with  a
                                        substitute Mortgage Loan pursuant to the
                                        Pooling  and   Servicing   Agreement  in
                                        connection with such  Distribution  Date
                                        exceeds the Stated Principal  Balance of
                                        such  substitute  Mortgage  Loan and (c)
                                        other unscheduled collections during the
                                        prior  calendar  month  representing  or
                                        allocable to  principal,  including  net
                                        liquidation  proceeds  (other  than with
                                        respect  to any  Mortgage  Loan that was
                                        finally   liquidated  during  the  prior
                                        calendar  month),   and  any  Subsequent
                                        Recoveries; and;

                              (6) with respect to the first Distribution Date following the end of the Prefunding Period, the Senior Prepayment Percentage of any amounts remaining in the Prefunding Account; and

                              (7) on the Distribution Date on which the Certificate Principal Balance of the Senior Certificates (other than the Class P-X Certificates) has been reduced to zero, 100% of the Senior Optimal Principal Distribution Amount.

Subordinate Percentage        For any  Distribution  Date, 100% minus the Senior
                              Percentage for such Distribution Date.

Subordinate Prepayment        For any  Distribution  Date, 100% minus the Senior
Percentage                    Prepayment Percentage for such Distribution Date.

Subsequent Recovery           Any amount (net of amounts to be reimbursed to the
                              Servicer related to such Mortgage Loan) received on a Mortgage Loan subsequent to such Mortgage
                              Loan being determined to be a liquidated  Mortgage
                              Loan.

Substitution Amount           The amount,  if any, by which the Stated Principal
                              Balance of a Mortgage  Loan required to be removed
                              from  the  Trust   Fund  due  to  a  breach  of  a
                              representation    and    warranty   or   defective
                              documentation exceeds the Stated Principal Balance of the related Substitute Mortgage Loan(s) plus an amount equal to the sum of (i) the aggregate of any unreimbursed advances with respect to such Mortgage Loan and (ii) any costs and damages actually incurred and paid by or on behalf of the Trust Fund in connection with any violation of a predatory or abusive lending law with respect to such removed Mortgage Loan.

Supplemental                  A separate  trust  created  under the  Pooling and
Interest Trust                Servicing  Agreement  that will hold the  Interest
                              Rate Swap Agreement.

Swap Account                  The  Account  established  under the  Pooling  and
                              Servicing Agreement maintained on behalf of the Supplemental Interest Trust.

Swap Administrator            Wells  Fargo,   in  its  capacity  as   Securities
                              Administrator.

Swap Early Termination        The occurrence of an Early  Termination Date under
                              the Interest Rate Swap Agreement.

Swap Provider                 For any Distribution  Date, the product of (i) the
Payment Fee Rate              fraction, expressed as a percentage, the numerator
                              of which is equal to the sum of any Swap  Provider
                              Payments  on  such   Distribution   Date  and  the
                              denominator  of which  is  equal to the  aggregate
                              Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period and
                              (ii) 12.

Swap Provider                 Bear Stearns Financial Products Inc.

Swap Provider Payment         For any Distribution Date, any Net Swap Payment or
                              Swap  Termination  Payment  (other  than  any Swap
                              Termination Payment resulting from a Swap Provider
                              Trigger Event) owed by the  Supplemental  Interest
                              Trust.

Swap Provider Trigger         Either, (i) an Event of Default under the Interest
                              Rate Swap

Event Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event (as defined in the Interest Rate Swap Agreement) under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

Swap Regulations              The final  regulations  issued by the IRS relating
                              to notional principal contracts under Section 446 of the Code.

Swap Termination Payment      The payment by the Supplemental  Interest Trust or
                              the Swap Provider upon any Swap Early Termination.

Terms and Conditions          The  Terms  and   Conditions   Governing   Use  of
                              Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.

Trust Fund                    The  trust  fund   created  by  the   Pooling  and
                              Servicing Agreement.

Trustee                       U.S. Bank National Association.

Unpaid Realized Loss          With respect to any class of  certificates  and as
Amount                        to  any  Distribution  Date,  the  excess  of  (1)
                              Realized  Losses  allocated to such class on prior
                              Distribution Dates over (2) all increases in the Certificate Principal Balance of such class of Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

Wells Fargo                   Wells Fargo Bank, N.A.

Winter Group Underwriting     The  underwriting  guidelines and standards of the
Guidelines                    Seller.

                                   SCHEDULE A

             Distribution Date          Cumulative Realized Loss Percentage
             -----------------          -----------------------------------
                    1                                 1.00%
                    2                                 1.04%
                    3                                 1.09%
                    4                                 1.13%
                    5                                 1.17%
                    6                                 1.21%
                    7                                 1.26%
                    8                                 1.30%
                    9                                 1.34%
                   10                                 1.38%
                   11                                 1.43%
                   12                                 1.47%
                   13                                 1.51%
                   14                                 1.55%
                   15                                 1.60%
                   16                                 1.64%
                   17                                 1.68%
                   18                                 1.72%
                   19                                 1.77%
                   20                                 1.81%
                   21                                 1.85%
                   22                                 1.89%
                   23                                 1.94%
                   24                                 1.98%
                   25                                 2.02%
                   26                                 2.06%
                   27                                 2.11%
                   28                                 2.15%
                   29                                 2.19%
                   30                                 2.23%
                   31                                 2.28%
                   32                                 2.32%
                   33                                 2.36%
                   34                                 2.40%
                   35                                 2.45%
                   36                                 2.49%
                   37                                 2.53%
                   38                                 2.57%
                   39                                 2.62%
                   40                                 2.66%
                   41                                 2.70%
                   42                                 2.74%
                   43                                 2.79%
                   44                                 2.83%
                   45                                 2.87%
                   46                                 2.91%
                   47                                 2.96%
                   48                                 3.00%
               Thereafter                             3.00%

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

     Annex 1 - Global Clearance, Settlement and Tax Documentation Procedures

      Except in limited circumstances, the globally offered Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2005-18ALT known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

      Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

      Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective European Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective European Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.

      Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them,

      Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective European Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the respective European Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of passthrough entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

      Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of

Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      The term "U.S. Person" means

      (1)   a citizen or resident of the United States,

      (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

      (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

      (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      [This page intentionally left blank]

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR
THE SECURITIES

-----------------------   Each issue of securities will have its own series
|  CONSIDER CAREFULLY  |  designation and will evidence either the ownership
|  THE RISK FACTORS    |  of assets in the related trust fund or debt
|  BEGINNING ON PAGE 4 |  obligations secured by assets of the related trust
|  OF THIS PROSPECTUS. |  fund.
|                      |
|  The securities      |  o    Each series of securities will consist of one
|  represent           |  or more classes of mortgage-backed or asset-backed
|  obligations of the  |  certificates or notes.
|  trust only and do   |
|  not represent an    |  o    Each class of securities will represent the
|  interest in or      |  entitlement to a specified portion of interest
|  obligation of the   |  payments and a specified portion of principal
|  depositor, the      |  payments on the trust assets.
|  seller, the master  |
|  servicer or any of  |  o    A series may include classes of securities that
|  their affiliates.   |  are senior in right of payment to other classes.
|                      |  Classes of securities may be entitled to receive
|  This prospectus may |  distributions of principal, interest or both prior
|  be used to offer and|  to other classes or before or after specified
|  sell the securities |  events.
|  only if accompanied |
|  by a prospectus     |  o    No market will exist for the securities of any
|  supplement.         |  series before they are issued. In addition, even
-----------------------   after the securities of a series have been issued
                          and sold, there can be no assurance that a resale market for them will develop.

                          Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories: o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

      o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

      o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

      o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

      o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

      o     private label mortgage-backed or asset-backed securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                  JUNE 24, 2005

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      o the principal amount, interest rate and authorized denominations of each class of securities;

      o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

      o information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

      o the terms of any credit enhancement with respect to particular classes of the securities;

      o information concerning other trust fund assets, including any reserve fund;

      o     the final scheduled distribution date for each class of securities;

      o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      o information about any REMIC tax elections for some or all of the trust fund assets; and

      o     particulars of the plan of distribution for the securities.

      We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

      There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

      If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" in this prospectus.

                                  RISK FACTORS

You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY SELLING YOUR
SECURITIES OR OBTAINING YOUR DESIRED
PRICE.................................. No market will exist for the securities before they are issued. In addition, we
                                        cannot give you any assurance that a
                                        resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

ONLY THE ASSETS OF THE RELATED TRUST
FUND ARE AVAILABLE TO PAY YOUR
SECURITIES............................. The securities of each series will be payable solely from the assets of the
                                        related trust fund, including any
                                        applicable credit enhancement, and will
                                        not have a claim against the assets of
                                        any other trust. In the case of
                                        securities that are in the form of
                                        notes, the related indenture will
                                        require that noteholders proceed only
                                        against the assets of the related trust
                                        fund. We cannot give you any assurance
                                        that the market value of the assets in
                                        any trust fund will be equal to or
                                        greater than the total principal amount
                                        of the related securities then
                                        outstanding, plus accrued interest.
                                        Moreover, if the assets of a trust fund
                                        are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

                                        In addition, at the times specified in
                                        the related prospectus supplement,
                                        assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

                                             o  all payments then due on the
                                                related securities have been
                                                made, and

                                             o  any other payments specified
                                                in the related prospectus
                                                supplement have been made.

                                        Once released, such assets will no
                                        longer be available to make payments to
                                        securityholders.

                                        You will have no recourse against the
                                        depositor or any other person if any
                                        required distribution on the securities
                                        is not made or for any other default.
                                        The only obligations of the depositor
                                        with respect to a trust fund or the
                                        related securities would result from a
                                        breach of the representations and
                                        warranties that the depositor may make
                                        concerning the trust assets. However,
                                        because of the depositor's very limited
                                        assets, even if the depositor should be
                                        required to repurchase a loan from a
                                        particular trust fund because of the
                                        breach of a representation or warranty,
                                        its sole source of funds for the
                                        repurchase would be:

                                             o  funds obtained from enforcing
                                                any similar obligation of the
                                                originator of the loan, or

                                             o  monies from any reserve fund
                                                established to pay for loan
                                                repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE AGAINST
PARTICULAR RISKS....................... Although credit enhancement is intended to reduce the effect of delinquent
                                        payments or loan losses on particular
                                        classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

PRINCIPAL PAYMENTS ON THE LOANS MAY
ADVERSELY AFFECT THE AVERAGE LIFE OF,
AND RATE OF RETURN ON, YOUR
SECURITIES ............................ You may be unable to reinvest the principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                              o the extent of prepayments on
                                                the underlying loans in the
                                                trust fund or, if the trust fund
                                                contains underlying securities,
                                                on the loans backing the
                                                underlying securities;

                                              o how payments of principal are
                                                allocated among the classes of
                                                securities of that series as
                                                specified in the related
                                                prospectus supplement;

                                              o if any party has an option to
                                                terminate the related trust
                                                early, the effect of the
                                                exercise of the option;

                                              o the rate and timing of
                                                defaults and losses on the
                                                assets in the related trust
                                                fund;

                                              o repurchases of assets in the
                                                related trust fund as a result
                                                of material breaches of
                                                representations and warranties
                                                made by the depositor or a
                                                seller; and

                                              o in the case of a trust fund
                                                that contains revolving credit
                                                line loans, any provisions for
                                                non-amortization, early
                                                amortization or scheduled
                                                amortization periods described
                                                in the related prospectus
                                                supplement.

                                        All the above factors may affect the
                                        yield to maturity of the securities.

THE INTEREST ACCRUAL PERIOD MAY
REDUCE THE EFFECTIVE YIELD ON YOUR
SECURITIES............................. Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

LOANS WITH BALLOON PAYMENTS MAY
INCREASE YOUR RISK OF LOSS............. Certain underlying loans may not be fully amortizing over their terms to
                                        maturity and may require a substantial
                                        principal payment (a "balloon" payment)
                                        at their stated maturity. Loans of this
                                        type involve greater risk than fully
                                        amortizing loans since the borrower
                                        generally must be able to refinance the
                                        loan or sell the related property prior
                                        to the loan's maturity date. The
                                        borrower's ability to do so will depend
                                        on such factors as the level of
                                        available mortgage rates at the time of
                                        sale or refinancing, the relative
                                        strength of the local housing market,
                                        the borrower's equity in the property,
                                        the borrower's general financial
                                        condition and tax laws.

ADJUSTABLE RATE OR INTEREST ONLY
LOANS MAY BE UNDERWRITTEN TO LESS
STRINGENT STANDARDS THAN FIXED RATE
LOANS. .................................A trust fund may include adjustable rate or interest-only loans that were
                                        underwritten on the assumption that the
                                        borrowers would be able to make higher
                                        monthly payments in a relatively short
                                        period of time. In fact, however, the
                                        borrowers' income may not be sufficient
                                        to meet their loan payments as payment
                                        amounts increase, thus increasing the
                                        risk of default.

JUNIOR LIEN LOANS GENERALLY ARE
RISKIER THAN SENIOR LIEN LOANS......... If the mortgage or home equity loans in a trust fund are primarily in a junior
                                        lien position, any proceeds from
                                        liquidations, insurance recoveries or
                                        condemnations must be used first to
                                        satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A DECLINE IN PROPERTY VALUES COULD
REDUCE THE AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON DEFAULTED
MORTGAGE LOANS......................... The following factors, among others, could adversely affect property values
                                        in such a way that the outstanding
                                        balance of the related loans, together
                                        with any senior financing on the same
                                        properties, would equal or exceed those
                                        values:

                                              o an overall decline in the
                                                residential real estate markets
                                                where the properties are
                                                located;

                                              o failure of borrowers to
                                                maintain their properties
                                                adequately; and

                                              o natural disasters that may not
                                                be covered by hazard insurance,
                                                such as earthquakes and floods.

                                        If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

SOME MORTGAGED PROPERTIES MAY NOT BE
OWNER OCCUPIED........................  The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower's primary residence.

                                        A trust fund may include home
                                        improvement contracts that are not
                                        secured by an interest in real estate or otherwise. A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans. If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT
BE STAMPED............................. The depositor will ensure that a UCC-1 financing statement is filed that
                                        identifies as collateral the home
                                        improvement contracts included in a
                                        trust fund. However, unless the related
                                        prospectus supplement provides
                                        otherwise, the home improvement
                                        contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

IF AMOUNTS IN ANY PRE-FUNDING
ACCOUNT ARE NOT USED TO PURCHASE
TRUST ASSETS, YOU WILL RECEIVE A
PREPAYMENT ON THE RELATED SECURITIES... The related prospectus supplement may provide that the depositor or seller
                                        will deposit a specified amount in a
                                        pre-funding account on the date the
                                        securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

BANKRUPTCY LAWS MAY RESULT IN ADVERSE
CLAIMS AGAINST TRUST FUND ASSETS....... The federal bankruptcy code and state debtor relief laws may adversely affect
                                        the ability of the trust fund, as a
                                        secured lender, to realize upon its
                                        security. For example, in a federal
                                        bankruptcy proceeding, a lender may not
                                        foreclose on mortgaged property without
                                        the bankruptcy court's permission.
                                        Similarly, the debtor may propose a
                                        rehabilitation plan, in the case of
                                        mortgaged property that is not his
                                        principal residence, that would reduce
                                        the amount of the lender's secured
                                        indebtedness to the value of the
                                        property as of the commencement of the
                                        bankruptcy. As a result, the lender
                                        would be treated as a general unsecured
                                        creditor for the reduced amount, the
                                        amount of the monthly payments due on
                                        the loan could be reduced, and the
                                        interest rate and loan payment schedule
                                        could be changed. Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

ENVIRONMENTAL RISKS MAY ADVERSELY
AFFECT TRUST FUND ASSETS............... Federal, state and local laws and regulations impose a wide range of
                                        requirements on activities that may
                                        affect the environment, health and
                                        safety. In certain circumstances, these
                                        laws and regulations impose obligations
                                        on owners or operators of residential
                                        properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

                                        In some states, a lien on the property
                                        due to contamination has priority over
                                        the lien of an existing mortgage.
                                        Further, a mortgage lender may be held
                                        liable as an "owner" or "operator" for
                                        costs associated with the release of
                                        petroleum from an underground storage
                                        tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

CONSUMER PROTECTION LAWS MAY
ADVERSELY AFFECT TRUST FUND ASSETS....  The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws

                                              o require certain disclosures to
                                                the borrowers regarding the
                                                terms of the loans;

                                              o prohibit discrimination on the
                                                basis of age, race, color, sex,
                                                religion, marital status,
                                                national origin, receipt of
                                                public assistance or the
                                                exercise of any right under the
                                                consumer credit protection act,
                                                in the extension of credit;

                                              o regulate the use and reporting
                                                of information related to the
                                                borrower's credit experience;
                                                and

                                              o require additional application
                                                disclosures, limit changes that
                                                may be made to the loan
                                                documents without the borrower's
                                                consent and restrict a lender's
                                                ability to declare a default or
                                                to suspend or reduce a
                                                borrower's credit limit to
                                                certain enumerated events.

                                        Loans may also be subject to federal,
                                        state or local laws that impose
                                        additional disclosure requirements and
                                        other restrictions on creditors with
                                        respect to mortgage loans with high
                                        interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                                        Home improvement contracts may be
                                        subject to federal or state laws that
                                        protect the borrower from defective or
                                        incomplete work by a contractor. These
                                        laws permit the borrower to withhold
                                        payment if the work does not meet the
                                        quality and durability standards agreed
                                        to between the borrower and the
                                        contractor. These laws have the effect
                                        of subjecting the trust fund, as
                                        assignee of the creditor, to all claims
                                        and defenses which the borrower in a
                                        sale transaction could assert against
                                        the seller of defective goods.

                                        If certain provisions of these laws are
                                        violated, the servicer may be unable to
                                        collect all or part of the principal or
                                        interest on the loans. The trust fund
                                        also could be subject to damages and
                                        administrative enforcement.

SUBORDINATE SECURITIES ARE SUBJECT TO
ADDITIONAL RISK........................ If you invest in any class of subordinate securities, your rights as
                                        an investor to receive payments
                                        otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

ANY CREDIT SUPPORT PROVIDED BY
FINANCIAL INSTRUMENTS MAY BE
INSUFFICIENT TO PROTECT AGAINST
PARTICULAR RISKS....................... As described under "Credit
                                        Enhancement--Financial Instruments" in
                                        this prospectus, a trust fund may
                                        include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC RESIDUAL SECURITIES ARE SUBJECT
TO ADDITIONAL RISK..................... If you invest in any class of securities that represent the "residual interest"
                                        in a real estate mortgage investment
                                        conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

BOOK-ENTRY REGISTRATION MAY LIMIT
YOUR ABILITY TO SELL SECURITIES AND
DELAY YOUR RECEIPT OF PAYMENTS......... LIMIT ON LIQUIDITY OF SECURITIES.
                                        Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

                                        LIMIT ON ABILITY TO TRANSFER OR PLEDGE.
                                        Transactions in book-entry securities
                                        can be effected only through The
                                        Depository Trust Company (DTC), its
                                        participating organizations, its
                                        indirect participants and certain banks.
                                        As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                                        DELAYS IN DISTRIBUTIONS. You may
                                        experience some delay in the receipt of
                                        distributions on book-entry securities
                                        since the distributions will be
                                        forwarded by the trustee to DTC for DTC
                                        to credit to the accounts of its
                                        participants. In turn, these
                                        participants will credit the
                                        distributions to your account either
                                        directly or indirectly through indirect
                                        participants.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND MUST
BE VIEWED WITH CAUTION................. Any class of securities issued under this prospectus and the accompanying
                                        prospectus supplement will be rated in
                                        one of the four highest rating
                                        categories of a nationally recognized
                                        rating agency. A rating is based on the
                                        adequacy of the value of the trust fund
                                        assets and any credit enhancement for
                                        that class and reflects the rating
                                        agency's assessment of the likelihood
                                        that holders of the class of securities
                                        will receive the payments to which they
                                        are entitled. A rating is not an
                                        assessment of the likelihood that
                                        principal prepayments on the underlying
                                        loans will be made, the degree to which
                                        the rate of prepayments might differ
                                        from that originally
                                        anticipated or the likelihood of an
                                        early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor. There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

                                              o any decrease in the adequacy
                                                of the value of the trust fund
                                                assets or any related credit
                                                enhancement, or

                                              o an adverse change in the
                                                financial or other condition of
                                                a credit enhancement provider.

                          DESCRIPTION OF THE SECURITIES
GENERAL

      Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes or other types of securities as described in the related prospectus supplement.

      Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

      Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

      Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

      The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

      Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

      Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

      Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

      o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

      o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

      o amounts available pursuant to any other credit enhancement for the series.

      If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

      The primary assets of each trust fund may include one or more pools of the following:

      o     Residential Loans,

      o     Home Equity Loans,

      o     Home Improvement Contracts,

      o     Manufactured Housing Contracts,

      o     Agency Securities, and

      o     Private Label Securities.

      When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

      If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

EXCHANGEABLE SECURITIES

      GENERALLY. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each such class, an "ES Class"). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as "combinations." The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

      In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund or ES Pool, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

      In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Matters" apply to exchangeable securities as well as securities.

      EXCHANGES. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

      o The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

      o The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

      o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

      Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

      Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:


                                                                                       MAXIMUM
                                                                                       ORIGINAL
                                 ORIGINAL              INTEREST                       PRINCIPAL        INTEREST
CLASS                        PRINCIPAL AMOUNT            RATES           CLASS          AMOUNT           RATE
--------------                ----------------            -----           -----          ------           ----
ES-1                            $20,000,000              10%               ES-2       $40,000,000        5%
ES-P*                           $20,000,000               0%

-------------
* Class ES-P is a principal only class and will receive no interest.

      The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                                                                                          MAXIMUM
                                                                                          ORIGINAL
                                ORIGINAL                  INTEREST                       PRINCIPAL        INTEREST
CLASS                       PRINCIPAL AMOUNT               RATES             CLASS         AMOUNT           RATE
--------------               ----------------             -------            ------        ------           ----
ES-3                           $9,333,330               LIBOR+ 0.75%          ES-5        $11,333,330         7%

                                                          36.16666-
                                                          (LIBOR X
ES-4*                          $2,000,000                 4.666667)


      In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:


                                                                                      MAXIMUM
                                                                                      ORIGINAL
                               ORIGINAL                INTEREST                      PRINCIPAL                    INTEREST
CLASS                      PRINCIPAL AMOUNT             RATES             CLASS        AMOUNT                       RATE
-------------              ----------------             -----             -----       --------                      ----
ES-5                         $20,000,000                10%               ES-P*        $20,000,000
                                                                          EX-X**       20,000,000 (notional)***       10%

------------
*   Class ES-P is a principal only class and will receive no interest.

**  Class ES-X is an interest only class and will receive no principal.

*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

      In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:


                                                                                         MAXIMUM
                                                                                         ORIGINAL
                                ORIGINAL                 INTEREST                       PRINCIPAL        INTEREST
CLASS                       PRINCIPAL AMOUNT              RATES             CLASS          AMOUNT          RATE
-------------               ----------------              -----             -----          ------          ----
ES-6                           $20,000,000                7.00%              ES-X*        $20,000,000       7.00%
                                                                             ES-7          20,000,000       6.00
                                                                             ES-8          20,000,000       6.25
                                                                             ES-9          20,000,000       6.50
                                                                             ES-10         20,000,000       6.75
                                                                             ES-11         19,310,344       7.25
                                                                             ES-12         18,666,666       7.50
                                                                             ES-13         18,064,516       7.75
                                                                             ES-14         17,500,000       8.00
                                                                             ES-P**        20,000,000       0.00

* Class ES-X is an interest only class and will receive no principal.

** Class ES-P is a principal only class and will receive no interest.

      The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

      Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

      Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

      The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a securityholder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

      At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

      PROCEDURES AND EXCHANGE PROPORTIONS. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

      An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current class factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the class factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current class factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A class factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a class factor will reflect the remaining notional amount of the interest only class in an analogous manner.

      The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

PAYMENTS OF INTEREST

      The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year consisting of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

      On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

      The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

      Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

      If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

      The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

      In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

      Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

      The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

      The seller may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                 THE TRUST FUNDS

GENERAL

      The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

      o     the primary assets of the trust fund;

      o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

      o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

      o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

      o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

      The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

      The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

      If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

      Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

      o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

      o     to issue the related securities,

      o     to make payments and distributions on the securities, and

      o     to perform certain related activities.

      No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

      Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

THE LOANS

      GENERAL. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

      In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

      o     Interest may be payable at

            -     a fixed rate,

            - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

            - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

            -     a rate that otherwise varies from time to time, or

            - a rate that is convertible from an adjustable rate to a fixed rate.

      Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

      o     Principal may be

            - payable on a level debt service basis to fully amortize the loan over its term,

            - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

            -     nonamortizing during all or a portion of the original term.

      Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

      o     Monthly payments of principal and interest may

            -     be fixed for the life of the loan,

            -     increase over a specified period of time or

            -     change from period to period.

           Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

      A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

      When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

      HOME EQUITY LOANS. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

      Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

      o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

      o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

      o     A borrower may fail to make the required periodic payment.

      o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

      Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

      The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

      o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

      o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.


      To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

      HOME IMPROVEMENT CONTRACTS. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

      MANUFACTURED HOUSING CONTRACTS. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

      ADDITIONAL INFORMATION. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

      The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

      The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

      The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

      The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

      The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

      o     the aggregate unpaid principal balance of the loans;

      o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any; o the range and average principal balance of the loans;

      o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

      o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

      o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

      o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

      o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

      o the geographic distribution of any mortgaged properties securing the loans;

      o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

      o     the lien priority of the loans;

      o     the delinquency status and year of origination of the loans;

      o whether the loans are closed-end loans and/or revolving credit line loans; and

      o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

      The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

      If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the Securities and Exchange Commission, or the SEC, within 15 days after the initial issuance of the securities.

PRIVATE LABEL SECURITIES

      GENERAL. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (I.E., private mortgage-backed asset-backed securities) that include:

      o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

      o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

           The Private Label Securities will previously have been

      o offered and distributed to the public pursuant to an effective registration statement, or

      o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

      Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

      The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

           The issuer of Private Label Securities will be

      o a financial institution or other entity engaged generally in the business of lending,

      o a public agency or instrumentality of a state, local or federal government, or

      o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

      If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

      Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

      The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

      CREDIT SUPPORT RELATING TO PRIVATE LABEL SECURITIES. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

      ADDITIONAL INFORMATION. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

      o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

      o the maximum original term to stated maturity of the Private Label Securities,

      o the weighted average term to stated maturity of the Private Label Securities,

      o the pass-through or certificate rate or range of rates of the Private Label Securities,

      o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

      o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

      o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

      o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

      In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

      o the payment features of the underlying loans (I.E., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

      o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

      o the servicing fee or range of servicing fees with respect to the underlying loans,

      o the minimum and maximum stated maturities of the underlying loans at origination,

      o     the lien priority of the underlying loans, and

      o the delinquency status and year of origination of the underlying loans.

      The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

AGENCY SECURITIES

      GINNIE MAE. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

      Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

      GINNIE MAE CERTIFICATES. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

      The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

      If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

      Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

      Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

      Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

      FANNIE MAE. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      FANNIE MAE CERTIFICATES. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

      o     fixed-rate level installment conventional mortgage loans,

      o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

      o     adjustable rate conventional mortgage loans, or

      o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

      Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

      Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

      Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

      Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

      Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

      FREDDIE MAC. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

      FREDDIE MAC CERTIFICATES. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

      Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

      STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

      OTHER AGENCY SECURITIES. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

      COLLECTION AND DISTRIBUTION ACCOUNTS A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

      o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

      o all amounts received with respect to the primary assets of the related trust fund, and

      o unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

      As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

      Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

      If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See "Material Federal Income Tax Considerations--Taxation of the REMIC" and "ERISA Considerations" in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

      If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

      o     the sum of

            o the amount of interest accrued on the securities of the series, and

            o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

      o the amount of interest available from the primary assets in the trust fund.

      Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

      If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

      If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

      o maintaining timely payments or providing additional protection against losses on the trust fund assets;

      o     paying administrative expenses; or

      o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

      Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVER-COLLATERALIZATION

      If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

      If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

      POOL INSURANCE POLICY. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

      SPECIAL HAZARD INSURANCE POLICY. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

      o     the cost of repair or replacement of the property, and

      o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

      If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

      Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

      BANKRUPTCY BOND. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

RESERVE FUNDS

      If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

      Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

      Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

      o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

      o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

      Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

      If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

      If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

      If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

      o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

      o to provide payments if any index rises above or falls below specified levels; or

      o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

      If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

      The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               SERVICING OF LOANS
GENERAL

      Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

      The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

      o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

      o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

      If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

      Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

      o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

      o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

      Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

      o all payments in respect of principal, including prepayments, on the primary assets;

      o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

      o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

      o     all Insurance Proceeds;

      o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

      o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

      o all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

      Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

      o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

      o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

      o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

      o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

      o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

      o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

      o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

      o to clear and terminate the collection account pursuant to the related agreement.

      In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

      The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

      STANDARD HAZARD INSURANCE; FLOOD INSURANCE. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

      The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

      o the actual cash value (I.E., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

      o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

      Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

      Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

      o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

      o     the outstanding principal balance of the related loan.

      Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

      Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

      The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

      o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

      o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

      The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

      Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

      Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

      When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

      Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

      Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

EVIDENCE AS TO COMPLIANCE

      If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

      If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

      The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

      If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

      Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

      o     services similar loans in the ordinary course of its business;

      o     is reasonably satisfactory to the trustee;

      o has a net worth of not less than the amount specified in the prospectus supplement;

      o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

      o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

      No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

      Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

      The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF PRIMARY ASSETS

      GENERAL. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

      ASSIGNMENT OF MORTGAGE LOANS. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

      If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

      ASSIGNMENT OF HOME IMPROVEMENT CONTRACTS. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.

      ASSIGNMENT OF MANUFACTURED HOUSING CONTRACTS. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts."

      LOAN SCHEDULE. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

      o     the original principal amount,

      o     its unpaid principal balance as of the cut-off date,

      o     the current interest rate,

      o     the current scheduled payment of principal and interest,

      o     the maturity date, if any, of the related note, and

      o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

      ASSIGNMENT OF AGENCY AND PRIVATE LABEL SECURITIES. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

      o     the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

      o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

      o there has been no other sale of the Agency or Private Label Securities, and

      o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

      REPURCHASE AND SUBSTITUTION OF NON-CONFORMING PRIMARY ASSETS. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the SUM of:

      o     the LESSER of

            o     the principal balance of the primary asset, and

            o the trust fund's federal income tax basis in the primary asset;

plus

            o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

      However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

      If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

      Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

      o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

      o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

      o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

      o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

      o if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

      Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

      The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

      The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

      No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.


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REPORTS TO HOLDERS

      The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

      o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

      o the amount of interest distributed to holders of the related securities and the current interest on the securities;

      o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

      o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

      o the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

      o the amount of any delinquencies with respect to payments on the related primary assets;

      o the book value of any REO property acquired by the related trust fund; and

      o     other information specified in the related agreement.

      In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

      o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

      o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.



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      Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

      If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. Unless otherwise specified in the related prospectus supplement, "events of default under the pooling and servicing agreement for each series of certificates include:

      o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

      o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

      So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable



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servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

      In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

      During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

      INDENTURE. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

      o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

      o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

      o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty
            (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

      o any other event of default specified with respect to notes of that series.



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


      If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

      If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

      o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

      o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

      In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

      Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.



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      Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

      The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

      No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

      Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction



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of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

      Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

      o if the trustee ceases to be eligible to continue as such under the related agreement, or

      o     if the trustee becomes insolvent, or

      o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

      Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

      o     to cure any ambiguity,

      o to correct any defective provisions or to correct or supplement any provision in the agreement,

      o to add to the duties of the depositor, the applicable trustee or the servicer,

      o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

      o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

      o     to comply with any requirements imposed by the Code.



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


      In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

      Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

      o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

      o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

VOTING RIGHTS

      The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

      Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

      No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

      If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.



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REMIC ADMINISTRATOR

      For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

      POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

      INDENTURE. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

      In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

      The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.



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MORTGAGES

      The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the



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


borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

      In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the



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


borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

      Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

      In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.



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      A regulation promulgated by the U.S. Environmental Protection Agency (EPA)
in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in KELLEY EX REL STATE OF MICHIGAN V. ENVIRONMENTAL PROTECTION AGENCY,
15 F.3d 1100 (D.C. Cir. 1994), REH'G DENIED, 25 F.3d 1088, CERT. DENIED SUB NOM. AM. BANKERS ASS'N V. KELLEY, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

      On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

      Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

      o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

      o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

      ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

      ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.



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      ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

      If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

      The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.



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      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.



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      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief
Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

      In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.



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DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

      Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

      In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from



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temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

      Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

      GENERAL

      The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the

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depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

      SECURITY INTERESTS IN HOME IMPROVEMENTS

      A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS

      So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.


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      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      SECURITY INTERESTS IN THE MANUFACTURED HOMES

      The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the



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certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      CONSUMER PROTECTION LAWS

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

      The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed



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of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

      The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

CIVIL RELIEF ACT

      Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

      o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

      o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

      o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

      However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military



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


service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

      If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  THE DEPOSITOR

      The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

      The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                 USE OF PROCEEDS

      The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

      o     to purchase the primary assets of the related trust fund,

      o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,


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


      o to establish any reserve funds described in the related prospectus supplement, and

      o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

      If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

      The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

      The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

      The federal income tax consequences to securityholders will vary depending on whether:

      o     the securities of a series are classified as indebtedness;

      o an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICS under the Code;

      o the securities represent an ownership interest in some or all of the assets included in the trust fund or the exchangeable security trust fund for a series or ES Class; or

      o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.


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


      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

      STATUS AS REAL PROPERTY LOANS. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

      o     securities held by a domestic building and loan association will constitute "loans......... secured by an interest in real property"
            within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

      o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

      To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they will not have the character described in the preceding sentence.

TAXATION OF DEBT SECURITIES

      INTEREST AND ACQUISITION DISCOUNT. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

      Debt securities that permit all interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

      In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a DE MINIMIS amount determined under the Code.


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


      The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

      The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest" payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the DE MINIMIS rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the DE MINIMIS rule described below. In the case of a debt security with a long first period that has non-DE MINIMIS OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

      Under the DE MINIMIS rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report DE MINIMIS OID pro rata as principal payments are received, and such income will be capital gain if the debt


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


security is held as a capital asset. However, holders may elect to accrue all DE MINIMIS OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

      In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (E.G., a debt security with teaser rates or interest holidays) is DE minimis. In that case, the OID will be caused to be more than DE MINIMIS only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (I.E., the excess of the debt security's stated principal amount over its issue price) exceeds the DE MINIMIS amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

      Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

      o     the interest is unconditionally payable at least annually,

      o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

      In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

      The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

      The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual


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


period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

      Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the EXCESS, if any, of the

      o     sum of

            (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

            (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

OVER

      o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

      o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

      o     events that have occurred before the end of the accrual period and

           o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

      The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.


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      The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

      Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

      A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

      EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

      INTEREST WEIGHTED SECURITIES. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--DISCOUNT OR PREMIUM ON PASS-THROUGH Securities" below.


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      VARIABLE RATE DEBT SECURITIES. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

      MARKET DISCOUNT. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed DE MINIMIS amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

      o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

      o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

           Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

      PREMIUM. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction

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


item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

      ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including DE MINIMIS market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

      GENERAL. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

      Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

      o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi)


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


            of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in
            Section 7701(a)(19)(C) of the Code); and

      o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of
            Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

      If less than 95% of the REMIC's assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

      As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A "single class REMIC" refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to
Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income and not deductible for purposes of calculating an individual holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

      This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

      o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

      o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.


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


      Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

      GENERAL. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

      CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

      o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

      o deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

      A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

      For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through


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securities accrue OID (I.E., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the DE MINIMIS rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

      To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

      PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

      o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

      o subject to a limited exception, the sale or other disposition of a cash flow investment;

      o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

      o the receipt of any fees or other compensation for services rendered by the REMIC.

      It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

      The holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the


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holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

      The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

      LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

      DISTRIBUTIONS. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

      SALE OR EXCHANGE. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC


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that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder's adjusted basis in the newly acquired residual interest or similar security.

      EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC regulations.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

      o FIRST, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

      o SECOND, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

      o THIRD, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

           The excess inclusion portion of a REMIC's income is generally equal to the EXCESS, if any, of

      o REMIC taxable income for the quarterly period allocable to a residual interest security,

over


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      o     the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

      The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES" and "--Tax Treatment of Foreign Investors" below.

      RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

      If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

      The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or


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collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

      (a)   the "formula test":

            the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

            (1) the present value of any consideration given to the transferee to acquire the residual interest;

            (2) the present value of the expected future distributions on the residual interest; and

            (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

      (b)   the "asset test":

            (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of the transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other


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                  asset is to permit the transferee to satisfy the asset test.

            (2) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

            (3) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

      For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

            MARK-TO-MARKET RULES. A REMIC residual interest security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

      The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

INDUCEMENT FEES

      Final regulations addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income

      (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or


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      (ii)  ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

      If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

      Prospective purchasers of the noneconomic REMIC residual interests should consult with their tax advisors regarding the effect of these final regulations

TAX STATUS AS A GRANTOR TRUST

      GENERAL. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

      Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, E.G., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

      This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

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      DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

      The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed DE MINIMIS amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory DE MINIMIS exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a DE MINIMIS amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --MARKET DISCOUNT" and "--PREMIUM" above.

      In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

      STRIPPED SECURITIES. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such


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stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

      Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (I.E., 1% interest on the loan's principal balance) or the securities are initially sold with a DE MINIMIS discount (assuming no prepayment assumption is required), any NON-DE MINIMIS discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

      Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

      The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities should consult their own tax advisors regarding the use of the prepayment assumption.

      It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan


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is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

      In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

      POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

      o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

      o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

      o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

      Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

      CHARACTER AS QUALIFYING LOANS. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

      o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

      o "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

      Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

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SALE OR EXCHANGE

      Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder's tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

      In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the EXCESS, if any, of:

      o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period,

OVER

      o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS

      BACKUP WITHHOLDING. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

      o fails to furnish the applicable trustee with its taxpayer identification number;

      o furnishes the applicable trustee with an incorrect taxpayer identification number;

      o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

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      o     under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

      Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

GENERAL

      Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund and the ES Classes represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The ES Classes will represent "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

TAX ACCOUNTING FOR EXCHANGEABLE SECURITIES

      An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

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      The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the ES Class should account for such interest as described for REMIC regular interests under "Taxation of Debt Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. A prospective investor should consult its tax advisor regarding this matter.

      A holder of an ES Class should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as

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described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

      If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class", and then sells one of the Received ES Classes, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate original issue discount with respect to the retained part as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF EXCHANGEABLE SECURITIES

      An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed below under the heading "--REMICS --Foreign Investors in REMIC Certificates."

BACKUP WITHHOLDING

      A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Tax Consequences to Holders of the Notes--Backup Withholding."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.


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TAX TREATMENT OF FOREIGN INVESTORS

      Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

      o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

      o the recipient is a controlled foreign corporation to which the issuer is a related person.

      For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

      Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

      Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the

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30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

      Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

      TREATMENT OF THE NOTES AS INDEBTEDNESS. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is (except as otherwise provided in the related prospectus supplement) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.


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      OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (I.E., any excess of the principal amount of the notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

      INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a DE MINIMIS amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See "Taxation of Debt Securities--Election to Treat All Interest as Original Issue Discount". It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that is a "short-term note" (I.E., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

      SALE OR OTHER DISPOSITION. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset,


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except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      FOREIGN HOLDERS. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a "foreign person" (I.E., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

      o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

      o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person's name and address.

      If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

      BACKUP WITHHOLDING. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident)

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will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person, not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under "-- Tax Characterization of the Trust Fund as a Partnership," and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

      TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.


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      PARTNERSHIP TAXATION. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any,) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

      All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

      An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

      The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      DISCOUNT AND PREMIUM. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

      If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.


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      SECTION 708 TERMINATION. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

      DISPOSITION OF CERTIFICATES. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

      ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust fund's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the

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selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and thus, the tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

      ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

      o     the name, address and taxpayer identification number of the nominee;
            and

      o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership


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were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

      TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to U.S. federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


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                                PENALTY AVOIDANCE

      The summary of tax considerations contained herein was written to support the promotion and marketing of units, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                             REPORTABLE TRANSACTIONS

      Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                       STATE AND LOCAL TAX CONSIDERATIONS

      In addition to the U.S. federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

      The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

      ERISA and section 4975 of the Code impose requirements on employee benefit plans, on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and


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arrangements as "Plans." Generally, ERISA applies to investments made by Plans.
Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

      The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

      Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

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      o     has investment or administrative discretion with respect to such
            Plan assets;

      o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

      o     is an employer maintaining or contributing to such Plan.

      In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions (referred to as the "Investor Based Exemptions") such as:

      o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager";

      o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

      o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

      o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

      o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

      There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

      The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit

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plan investors is not significant. In general, a publicly-offered security, as defined in the PLAN asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

      If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

      The DOL issued to Bear, Stearns & Co. Inc. ("BS&Co.") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which BS&Co. or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

      The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

      o The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

      o The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

      o The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

      o The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the


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            aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted swap transaction, or any of their respective affiliates (together with the trustee and the underwriters, the "restricted group").

      o The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

      o The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      For purposes of the underwriter exemption, a "designated transaction" means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

      The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

      An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap"; (b) is with an "eligible counterparty"; (c) is purchased by a "qualified plan investor"; (d) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

      An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid


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


and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) of this paragraph.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the underwriter exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

      A "qualified plan investor" is a plan in which the decision to buy the class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

      In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

      "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.


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      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

      Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

      o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

      o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section 3(16)(B) of ERISA);

      o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

      o a Plan's investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

      o The funding limit (I.E., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.


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      o     All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

      o The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

      o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

      o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

      1. the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

      2. an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

      o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs. o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

      o     The related prospectus or prospectus supplement must describe:

      1. any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

      2.    the duration of the period of pre-funding;


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      3.    the percentage and/or dollar amount of the funding limit for the trust; and

      4. that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

      o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

      The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by BS&Co., rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

      In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

      o the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

      o the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

      o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

      Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

EXCHANGEABLE SECURITIES

      With respect to those classes of exchangeable securities which were eligible for exemptive relief under the underwriter exemption when purchased, the underwriter exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the underwriter exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with


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


respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

                                  LEGAL MATTERS

      The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

      The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.


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


      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                     RATINGS

      It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

      Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

      The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund


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


and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

      Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

      The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

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


                                GLOSSARY OF TERMS

      AGENCY SECURITIES. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

      ASSET VALUE. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the PRODUCT of the Asset Value percentage set forth in the related indenture MULTIPLIED BY the LESSER of

      o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes AND

      o     the then outstanding principal balance of the primary assets.

      ASSUMED REINVESTMENT RATE. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

      HOME EQUITY LOANS. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

      HOME IMPROVEMENT CONTRACTS. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

      INSURANCE PROCEEDS. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

      LIQUIDATION PROCEEDS. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

      MANUFACTURED HOUSING CONTRACTS. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes


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


or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

      OID REGULATIONS. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

      PRIVATE LABEL SECURITIES. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

RESIDENTIAL LOANS. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

      U.S. PERSON: Any of the following:

      o     a citizen or resident of the United States;

      o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

      o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

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

================================================================================

                           $347,374,100 (Approximate)

                                          the
                                 [LOGO] WINTER
                                        group

                              Terwin Mortgage Trust
                             Series TMTS 2005-18ALT

                           Asset-Backed Certificates,
                             Series TMTS 2005-18ALT

                               Terwin Advisors LLC
                                     Seller

                   Bear Stearns Asset Backed Securities I LLC
                                    Depositor

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the certificates in any state where the offer is not permitted.

      We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

      Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the certificates offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   ----------
Bear, Stearns & Co. Inc.
                                                              Terwin Capital LLC
                                   ----------

                                December 27, 2005

================================================================================